As filed with the Securities and Exchange Commission on February 25, 2000.
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    Form S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 PE Corporation
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                           3826                      06-1534213
(State or Other Jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)    Identification Number)

                                 761 Main Avenue
                           Norwalk, Connecticut 06859
                                 (203) 762-1000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                             William B. Sawch, Esq.
              Senior Vice President, General Counsel and Secretary
                                 PE Corporation
                                 50 Danbury Road
                            Wilton, Connecticut 06897
                                 (203) 761-2900
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

--------------------------------------------------------------------------------------------
                                    Copies to:
--------------------------------------------------------------------------------------------
  Richard A. Garvey, Esq.        Ian Edvalson, Esq.             Michael J. Kennedy, Esq.
Simpson Thacher & Bartlett    Third Wave Technologies,      Wilson Sonsini Goodrich & Rosati
   425 Lexington Avenue                 Inc.                       One Market Street
 New York, New York 10017         502 S. Rosa Road              Spear Tower, Suite 1600
      (212) 455-2000          Madison, Wisconsin 53719      San Francisco, California 94105
                                   (608) 663-7046                    (415) 947-2000
--------------------------------------------------------------------------------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

      If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________________

================================================================================

                                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
Title Of Each Class Of                                  Proposed Maximum       Proposed Maximum
   Securities To Be                Amount To Be        Offering Price Per     Aggregate Offering         Amount Of
      Registered                  Registered(1)               Unit                  Price           Registration Fee(2)
-----------------------------------------------------------------------------------------------------------------------
PE Corporation--PE
Biosystems Group Common
Stock, par value $0.01
per share (including the
rights associated with           4,009,685 shares        Not applicable         318,581,903.30            $84,106
those shares pursuant to
PE Corporation's
Shareholder Protection
Rights Agreement(3)
=======================================================================================================================

(1) Represents the maximum number of shares of PE Corporation--PE Biosystems Group Common Stock, par value $0.01 per share, including the rights associated with those shares pursuant to PE Corporation's Shareholder Protection Rights Agreement, issuable upon consummation of the merger based upon the exchange ratio of 187.6578 shares of PE Biosystems common stock to be exchanged for each outstanding share of common stock, par value $1.00 per share, of Third Wave Technologies, Inc., and each outstanding share of each series of preferred stock, par value of $10.00 per share, of Third Wave (other than shares of Third Wave common stock or Third Wave preferred stock owned by Third Wave or Blue Acquisition Corp. or held by PE Corporation, which shall be canceled in the merger), and based upon (a) the number of shares of Third Wave common stock and Third Wave preferred stock outstanding at February 24, 2000 plus (b) the number of shares of Third Wave common stock and Third Wave preferred stock that could be issued between February 24, 2000 and the effective time of the merger.

(2) Pursuant to Rules 457(f) and 457(c) under the Securities Act, the registration fee was calculated on the basis of $79.4531 per share, the average of the high and low sales prices for shares of PE Biosystems common stock on the New York Stock Exchange Composite Transactions Tape on February 17, 2000 (after giving effect to the 100% stock dividend on the PE Biosystems common stock distributed on February 18, 2000).

(3) Includes associated rights to purchase 1/1000th of a share of PE Corporation's Series A participating junior preferred stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing PE Biosystems common stock and will be transferred only with such shares of PE Biosystems common stock.

      The registrant amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on a date that the SEC, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2000

                                [THIRD WAVE LOGO]

               YOUR VOTE ON OUR PROPOSED MERGER IS VERY IMPORTANT!

Dear Shareholder:

      The boards of directors of PE Corporation and Third Wave Technologies, Inc. have unanimously approved the acquisition of Third Wave by PE Corporation. As a result of the merger, Third Wave will become a wholly owned subsidiary of PE Corporation.

      We believe that the merger is in the best interest of the Third Wave shareholders. This is based upon, among other things, our belief that the combination of Third Wave and PE Corporation will create a combined company with significantly greater resources and more integrated multi-technology product offerings which will enable us to access markets and more effectively meet the needs of our customers.

      If we complete the merger, Third Wave shareholders will receive 187.6578 shares of PE Corporation--PE Biosystems Group Common Stock for each share of Third Wave common stock and each share of Third Wave preferred stock that they own. This exchange ratio has been adjusted to give effect to the 100% stock dividend on PE Biosystems common stock distributed on February 18, 2000. We
estimate that PE Corporation will issue approximately            shares to Third
Wave shareholders in the merger and up to an additional        shares to holders
of options to purchase Third Wave shares upon exercise of those options.

      We are asking Third Wave shareholders to approve the merger, adopt the merger agreement and form of escrow agreement and approve other items related to the merger.

      We cannot complete the merger unless the shareholders of Third Wave approve the merger and adopt the merger agreement and form of escrow agreement.

      The board of directors of Third Wave has scheduled a special meeting of its shareholders to vote on this important matter.

      The special meeting is being held on                   , 2000, at 10:00
a.m., CST, at the offices of Third Wave Technologies, Inc., in Madison, Wisconsin.

      This document provides you with detailed information about the proposed merger. It also contains information about Third Wave and PE Corporation. We encourage you to read this document carefully. In particular, you should read the "Risk Factors" section beginning on page 11 for a description of the various risks you should consider in evaluating the proposed transaction.

      We are very enthusiastic about this merger and the strength and capabilities we expect from Third Wave's combination with PE Corporation.

      I join with all the other members of the Third Wave board of directors in recommending that you vote in favor of the merger agreement, the form of escrow agreement, the merger and the other related matters.

      Sincerely,

      Lance Fors
      Chairman of the Board,
      President and Chief
      Executive Officer

--------------------------------------------------------------------------------
Neither the SEC nor any state securities commission has approved the securities to be issued under this document or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

This prospectus is dated        , 2000 and is first being mailed to the
shareholders of Third Wave Technologies, Inc. on or about                , 2000.

                                [THIRD WAVE LOGO]

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON       , 2000

      A special meeting of shareholders of Third Wave Technologies, Inc. will be held at the offices of Third Wave Technologies, Inc., 502 S. Rosa Road, Madison,
Wisconsin, on        , 2000 at 10:00 a.m. CST, to consider and vote on the
following matters described in this prospectus:

      1.    To approve and adopt together as one matter:

            o an Agreement and Plan of Merger, dated as of January 23, 2000, among PE Corporation, Third Wave Technologies, Inc. and Blue Acquisition Corp., a subsidiary of PE Corporation, and the merger contemplated by that agreement;

            o a form of Escrow Agreement, to be entered into among PE Corporation, a representative of the Third Wave shareholders and an escrow agent, in connection with the merger; and

            o the appointment of John Neis, Vice President of Venture Investors of Wisconsin, Inc., as representative of the Third Wave shareholders under the Escrow Agreement.

      2. To transact other business that may properly come before the special meeting.

      The board of directors of Third Wave Technologies, Inc. has fixed the
close of business on          , 2000 as the record date for the determination of
shareholders entitled to receive notice of and to vote at the special meeting. A list of the shareholders entitled to vote will be open to the examination of shareholders at Third Wave Technologies, Inc., 502 S. Rosa Road, Madison,
Wisconsin during ordinary business hours from             , 2000 to the date of
the meeting.

                     By Order of the Board of Directors


                     Ian Edvalson
                     Vice President, Corporate Development
                     and General Counsel

          , 2000

Third Wave Technologies, Inc.
502 S. Rosa Road
Madison, Wisconsin 53719

                             Your Vote is Important!

             To be sure your shares are represented at the meeting,
             please complete, date, sign and return your proxy card
           in the enclosed postage-paid envelope as soon as possible.
                You may vote in person at the meeting even if you
                            send in your proxy card.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERSABOUT THE PE CORPORATION/THIRD WAVE MERGER ..........     2
SUMMARY ..................................................................     4
RECENT STOCK PRICES ......................................................    10
RISK FACTORS .............................................................    11
  Risks Related to the Merger ............................................    11
  Risks Related to the PE Biosystems Group ...............................    12
  Risks Related to a Capital Structure with Two Separate
    Classes of Common Stock ..............................................    13
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ........................    17
THE SPECIAL MEETING ......................................................    17
  Date, Time and Place ...................................................    17
  Matters to Be Considered at the Special Meeting ........................    17
  Record Date; Stock Entitled to Vote; Quorum ............................    17
  Vote Required ..........................................................    18
  Share Ownership of Management and Others................................    18
  Shares Subject to Voting Agreement .....................................    19
  Voting of Proxies ......................................................    19
  Revoking Proxies .......................................................    20
  Proxy Solicitation .....................................................    20
THE COMPANIES ............................................................    21
  PE Corporation .........................................................    21
  Third Wave Technologies, Inc. ..........................................    21
  Blue Acquisition Corp.--PE Corporation's Merger Subsidiary .............    21
THE MERGER ...............................................................    22
  General ................................................................    22
  Background of the Merger ...............................................    22
  Reasons for the Merger .................................................    24
  Recommendation of the Third Wave Board of Directors ....................    27
  Opinion of Financial Advisor to Third Wave .............................    27
  Structure of the Merger ................................................    32
  Closing Matters ........................................................    32
  Consideration to Be Received in the Merger; Treatment
    of Stock Options .....................................................    32
  Exchange of Certificates in the Merger .................................    33
  Fractional Shares ......................................................    33
  Representations and Warranties .........................................    34
  Covenants ..............................................................    35
  Conditions to the Merger ...............................................    37
  Stock Exchange Listings ................................................    39
  Regulatory Approvals Required ..........................................    39
  Termination of the Merger Agreement ....................................    39
  Amendment and Waiver of the Merger Agreement ...........................    40
  Expenses ...............................................................    40
  Effect on Employee Benefits, Stock Plans and Stock Options .............    40
  Material United States Federal Income Tax Consequences .................    41
  Anticipated Accounting Treatment .......................................    43
  Interests of Certain Persons in the Merger .............................    43
  Resale of PE Biosystems Common Stock ...................................    44
  Dissenters Rights ......................................................    44
  Voting Agreement .......................................................    46
  Escrow Agreement .......................................................    46
  Shareholder Representative .............................................    47
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF PE CORPORATION ............    48
DESCRIPTION OF PE CORPORATION CAPITAL STOCK ..............................    49
  General ................................................................    49
  PE Biosystems Common Stock .............................................    50
  Celera Genomics Common Stock ...........................................    57
  Rights Agreement .......................................................    58
COMPARISON OF STOCKHOLDER RIGHTS .........................................    60
  Authorized Shares ......................................................    60
  Directors ..............................................................    61
  Charter, Articles of Incorporation and Bylaw Amendments ................    61
  Cumulative Voting ......................................................    62
  Stockholder Meeting Procedures .........................................    62
  Voting by Stockholders .................................................    63
  Business Combinations Following a Change in Control ....................    63
  Limitation on Directors' Liability .....................................    64
  Indemnification of Directors and Officers ..............................    65
  Dissenters' Rights .....................................................    65
  Right to Examine Stockholder List; Right to Inspect
    Corporate Records ....................................................    66
  Interested Director Transactions .......................................    66
EXPERTS ..................................................................    67
LEGAL OPINIONS ...........................................................    67
WHERE YOU CAN FIND MORE INFORMATION ......................................    67

ANNEXES

Annex I        Agreement and Plan of Merger

Annex II       Voting Agreement

Annex III      Form of Escrow Agreement

Annex IV       Opinion of Lehman Brothers

                              QUESTIONS AND ANSWERS
                   ABOUT THE PE CORPORATION/THIRD WAVE MERGER

Q:    Why are the two companies proposing to merge?

A: The merger will create a combined company with significantly greater resources, more integrated multi-technology product offerings and greater management, sales, service and marketing capabilities than Third Wave has alone, and will enable the combined company to access new markets and more effectively meet the needs of its customers.

Q:    What are the benefits of the merger?

A: By merging with PE Corporation, Third Wave will achieve a more competitive position in the life sciences industry, by being able to take advantage of the combined resources of Third Wave and PE Corporation and offer customers integrated solutions for meeting their needs.

Q:    How is this transaction being structured?

A: If all conditions to the merger are satisfied, Blue Acquisition Corp., a wholly owned subsidiary of PE Corporation, will merge with and into Third Wave, with Third Wave continuing as the surviving corporation. Following the merger, Third Wave will be a wholly owned subsidiary of PE Corporation.

Q:    What will Third Wave shareholders receive for their Third Wave shares?

A: Third Wave shareholders will receive 187.6578 shares of PE Corporation--PE Biosystems Group Common Stock in exchange for each of their shares of Third Wave common stock and Third Wave preferred stock. This exchange ratio has been adjusted to give effect to the 100% stock dividend on PE Biosystems common stock distributed on February 18, 2000. PE Corporation will not issue fractional shares in the merger. As a result, the total number of shares of PE Biosystems common stock that Third Wave shareholders will receive in the merger will be rounded down to the nearest whole number, and Third Wave shareholders will receive a cash payment for the value of the fraction of a share of PE Biosystems common stock that they would otherwise receive, if any.

      Example: If you currently own 200 shares of Third Wave common stock or Third Wave preferred stock, then after the merger you will be entitled to receive 37,531 shares of PE Biosystems common stock and a check for the market value of the .56 fractional share.

Q: Will PE Corporation stockholders receive any shares as a result of the merger?

A: No. PE Corporation stockholders will continue to hold the PE Corporation shares they currently own.

Q:    When do you expect the merger to be completed?

A: The merger agreement requires that the merger be completed by May 15, 2000. However, the closing date may be extended to June 15, 2000 if specific conditions described in the merger agreement are satisfied.

Q:    What are the tax consequences of the merger to shareholders?

A: Third Wave shareholders who exchange their shares of Third Wave common stock and Third Wave preferred stock solely for shares of PE Biosystems common stock pursuant to the merger will not recognize any gain or loss on the exchange for United States federal income tax purposes, except with respect to the cash, if any, received instead of fractional share interests of PE Biosystems common stock. The merger will not have any tax consequences for PE Corporation stockholders. To review the tax consequences to shareholders in greater detail, see page 41.

Q: What will Third Wave shareholders' tax basis be in the PE Biosystems common stock they receive in the merger?

A: Your tax basis in your total shares of PE Biosystems common stock will equal your current tax basis in your Third Wave common stock or Third Wave preferred stock reduced by the amount of basis allocable to fractional shares for which you receive a cash payment.

Q:    What do I need to do now?

A: After you have carefully read this document, indicate in your proxy card how you want to vote and mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at Third Wave's special meeting. The Third Wave special
      meeting will take place on               , 2000.

Q:    Should I send in my stock certificates now?

A: No. After the merger is completed, we will send Third Wave shareholders written instructions for exchanging their share certificates.

Q:    Can I change my vote after I have mailed my proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at Third Wave's special meeting. You can do this in one of three ways. First, you can send a written notice to the General Counsel of Third Wave stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card by following the instructions on the proxy card. Third, you can attend Third Wave's special meeting and vote in person. However, Third Wave shareholders who are parties to the voting agreement with PE Corporation and Blue Acquisition Corp. may not revoke the proxies they granted to the officers of Blue Acquisition Corp. under that agreement.

Q:    Who can help answer questions?

A: If you have more questions about the merger or need assistance in voting your shares, you should contact:

      Ian Edvalson
      Vice President, Corporate Development
      and General Counsel
      Third Wave Technologies, Inc.
      502 S. Rosa Road
      Madison, Wisconsin 53719
      (608) 663-7046

--------------------------------------------------------------------------------

                                     SUMMARY

      This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents we have referred you to. See "Where You Can Find More Information" on page 69.

The Companies (See Page 21)

PE CORPORATION
761 Main Avenue
Norwalk, Connecticut 06859
(203) 762-1000
Internet address: www.pecorporation.com

      PE Corporation conducts its business through two groups: the PE Biosystems group and the Celera Genomics group. Each of these two groups has its own class of common stock.

      The PE Biosystems group is a world leader in the development, manufacture, sale and service of instrument systems and associated consumable products for life science research and related applications. Its products are used in various applications including the synthesis, amplification, purification, isolation, analysis and sequencing of nucleic acids, proteins and other biological molecules.

      The Celera Genomics group is engaged principally in the generation, sale and support of genomic information and related information management and analysis software; discovery, validation and licensing of proprietary gene products, genetic markers and information concerning genetic variability; and related consulting and contract research and development services.

      The information contained on PE Corporation's website is not incorporated by reference in this prospectus.

THIRD WAVE TECHNOLOGIES, INC.
502 S. Rosa Road
Madison, Wisconsin 53719
(608) 663-8933
Internet address: www.twt.com

      Third Wave develops, manufactures and markets technologies and products for genetic analysis (both DNA and RNA) to the genetic research and clinical diagnostic markets. Many of Third Wave's product offerings, including assays, software and methods, are based on its proprietary Invader(R) development platform, a novel operating system designed to reduce the cost and time of accurately analyzing genetic information.

      The information contained on Third Wave's website is not incorporated by reference in this prospectus.

BLUE ACQUISITION CORP.
150 East Gilman Street, Suite 500
Madison, Wisconsin 53073
(608) 258-4232

      Blue Acquisition Corp. is a wholly owned subsidiary of PE Corporation that was organized solely for purposes of completing the merger.

The Special Meeting (See Page 17)

      Date, Time and Place. The special meeting of shareholders of Third Wave
will be held at 10:00 a.m. CST, on           , 2000 at the offices of Third Wave
Technologies, Inc., 502 S. Rosa Road, Madison, Wisconsin.

      Matters to be Considered at the Special Meeting. At the special meeting, we will ask the holders of shares of Third Wave common stock and Third Wave preferred stock to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o approve the merger and adopt the merger agreement providing for the merger; and

      o approve the form of escrow agreement and appoint a shareholder representative.

      Record Date; Stock Entitled to Vote; Quorum. The close of business in
Madison, Wisconsin on               ,                  , 2000 is the record date
for determining which holders of Third Wave common stock and Third Wave preferred stock are entitled to vote at the special meeting. At the record date, there were the following number of shares of Third Wave stock entitled to vote at the special meeting:

o         shares of Third Wave common stock;

o     943 shares of Third Wave Series A preferred stock;

o     500 shares of Third Wave Series B preferred stock;

o     467 shares of Third Wave Series C preferred stock;

o     988 shares of Third Wave Series D preferred stock; and

o     4,325 shares of Third Wave Series E preferred stock.

      Holders of Third Wave common stock and Third Wave preferred stock as of the record date are entitled to one vote per share on each matter to be voted on at the special meeting.

      For purposes of the special meeting, a quorum consists of a majority of the shares entitled to vote at the special meeting on a class basis.

Vote Required (See Page 18)

      The proposal to approve and adopt the merger, the merger agreement, the form of escrow agreement and the appointment of the shareholder representative, requires the affirmative vote of the following:

o a majority of the votes cast by the holders of Third Wave common stock, voting separately as a single class, as long as a quorum is present at the special meeting;

o a majority of the votes cast by the holders of Third Wave common stock and Third Wave preferred stock, voting together as a single class, as long as a quorum is present at the special meeting;

o holders of at least 66-2/3% of the outstanding shares of Third Wave Series A preferred stock, voting separately as a single class;

o holders of at least 66-2/3% of the outstanding shares of Third Wave Series B preferred stock, voting separately as a single class;

o holders of at least 66-2/3% of the outstanding shares of Third Wave Series C preferred stock, voting separately as a single class;

o holders of at least 66-2/3% of the outstanding shares of Third Wave Series D preferred stock, voting separately as a single class; and

o a majority of the votes cast by the holders of Third Wave Series E preferred stock, voting separately as a single class, as long as a quorum is present at the special meeting.

Share Ownership of Management and Others (See Page 19)

      As of the record date, directors and executive officers of Third Wave and
their affiliates beneficially owned and were entitled to vote        shares of
Third Wave stock, representing approximately:

o % of the shares of Third Wave common stock outstanding on the record date;

o none of the shares of Third Wave preferred stock outstanding on the record date; and

o % of the combined shares of Third Wave common stock and Third Wave preferred stock outstanding on the record date.

Shares Subject to Voting Agreement (See Page 19)

      Pursuant to a voting agreement among PE Corporation, Blue Acquisition Corp. and certain key shareholders of Third Wave that was entered into in connection with the merger agreement, officers of Blue Acquisition Corp. hold proxies to vote shares of Third Wave common stock and Third Wave preferred stock equal to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o shares of Third Wave common stock, which represented approximately % of the shares of Third Wave common stock outstanding on the record date;

o 943 shares of Third Wave Series A preferred stock, which represented 100% of the shares of Third Wave Series A preferred stock outstanding on the record date;

o 500 shares of Third Wave Series B preferred stock, which represented 100% of the shares of Third Wave Series B preferred stock outstanding on the record date;

o 467 shares of Third Wave Series C preferred stock, which represented 100% of the shares of Third Wave Series C preferred stock outstanding on the record date;

o 988 shares of Third Wave Series D preferred stock, which represented 100% of the shares of Third Wave Series D preferred stock outstanding on the record date; and

o 3,089 shares of Third Wave Series E preferred stock, which represented approximately 71.4% of the shares of Third Wave Series E preferred stock outstanding on the record date.

The shares of Third Wave common stock and Third Wave preferred stock listed
above for which Blue Acquisition Corp. holds proxies represent       % of the
shares of Third Wave common stock and each series of Third Wave preferred stock outstanding on the record date.

      Accordingly, the officers of Blue Acquisition Corp. currently hold proxies sufficient to approve the proposed merger, the merger agreement and the form of escrow agreement, and to appoint John Neis as shareholder representative under the escrow agreement as described above under "--Vote Required" on page 18.

Recommendation of the Third Wave Board of Directors (See Page 27)

      The Third Wave board of directors believes that the merger agreement, the merger and the form of escrow agreement are fair to and in the best interests of Third Wave and its shareholders and has approved and declared advisable the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative. The Third Wave board of directors recommends that Third Wave shareholders vote FOR the approval and adoption of the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement.

The Merger (See Page 22)

      The merger agreement provides for the acquisition by PE Corporation of Third Wave. Third Wave will merge with Blue Acquisition Corp. and become a wholly owned subsidiary of PE Corporation.

      The merger agreement is attached as Annex I to this prospectus. We encourage you to read the merger agreement carefully because it is the legal document that governs the merger.

Consideration to Be Received in the Merger (See Page 33)

      As a result of the merger, each share of Third Wave common stock and Third Wave preferred stock will be converted into the right to receive 187.6578 shares of PE Corporation--PE Biosystems Group Common Stock. We refer to this ratio as the "exchange ratio." This exchange ratio has been adjusted to give effect to the 100% stock dividend on PE Biosystems common stock distributed on February 18, 2000.

      PE Corporation will not issue fractional shares in the merger. As a result, the total number of shares of PE Biosystems common stock that Third Wave shareholders will receive in the merger will be rounded down to the nearest whole number, and Third Wave shareholders will receive a cash payment for the value of the fraction of a share of PE Biosystems common stock that they would otherwise receive.

Reasons for the Merger (See Page 24)

      The combination of Third Wave and PE Corporation will provide many potential advantages, including, among others:

o integrated multi-technology product offerings providing customers with more efficient and cost-effective solutions to their needs;

o complementary technologies, research and operations contributing to product improvements, shorter development cycles and operating efficiencies;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o diversified product opportunities in both the clinical and research markets;

o improved ability to pursue market and collaborative opportunities with third parties; and

o increased financial, management, sales, service, marketing and other resources together with increased access to additional resources to support the combined enterprise.

Conditions to the Merger (See Page 38)

      The completion of the merger depends upon the satisfaction of a number of conditions, including the following:

o Third Wave shareholders' adoption and approval of the merger agreement, the merger, the form of escrow agreement and appointment of a shareholder representative;

o     the absence of any injunction or restraint that prohibits the merger;

o clearance of the merger under antitrust laws and the receipt of other required regulatory approvals;

o receipt of letters from Third Wave's management and accountants stating that Third Wave is eligible to be acquired in a transaction that will qualify for "pooling of interests" accounting treatment;

o     execution of the escrow agreement;

o the material accuracy as of the closing of each party's representations and warranties contained in the merger agreement;

o the performance by each party of its obligations under the merger agreement;

o the absence of litigation which seeks to prohibit the merger or limit PE Corporation's operation of Third Wave;

o     receipt by PE Corporation of affiliate letters;

o receipt of legal opinions from counsel stating that the merger will qualify as a tax-free reorganization;

o exercise of dissenters' rights by Third Wave shareholders entitled to receive no more than 6-1/2% of PE Biosystems common stock issued in the merger;

o execution of noncompete agreements between PE Corporation and three founders of Third Wave; and

o repayment by Third Wave of outstanding debt specified in the merger agreement.

Termination of the Merger Agreement (See Page 40)

      Right to Terminate. We may mutually agree to terminate the merger agreement at any time. In addition, either PE Corporation or Third Wave may terminate the merger agreement if specified events do or do not occur. These include:

o     if a court or government regulator permanently prohibits the merger; and

o if the merger is not completed by May 15, 2000; this deadline will be extended to June 15, 2000 if the completion of the merger is delayed only because the Third Wave special meeting of shareholders to approve the merger has not yet been held.

      The merger agreement may also be terminated by PE Corporation if the Third Wave shareholders fail to approve the merger agreement, the form of escrow agreement, the merger and the appointment of a shareholder representative at the special meeting.

      Effect of Termination. The merger agreement requires Third Wave to grant a license of some of its technology to PE Corporation if the merger agreement is terminated as a result of:

o     the failure of Third Wave to obtain shareholder approval; or

o the failure of Third Wave to perform in all material respects its obligations under the merger agreement on or prior to the effective time of the merger.

Material United States Federal Income Tax Consequences (See Page 41)

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                                       7

--------------------------------------------------------------------------------

      We have structured the merger so that neither PE Corporation nor Third Wave, nor their respective shareholders, will recognize any gain or loss for United States federal income tax purposes as a result of the merger, except for tax that may be payable by Third Wave shareholders because of cash received for fractional shares. We have conditioned the merger on our receipt of legal opinions that this is the case.

      The tax consequences of the merger to Third Wave shareholders will depend on the particular facts of each Third Wave shareholder's own situation. Therefore, each Third Wave shareholder should consult his or her own tax advisor for a full understanding of the merger's tax consequences.

Anticipated Accounting Treatment (See Page 43)

      We expect the merger to qualify for "pooling of interests" accounting treatment. This means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been combined. Qualification for this accounting treatment, however, is not a condition to completing the merger.

Opinion of Financial Advisor to Third Wave (See Page 27)

      In deciding to approve the merger, the board of directors of Third Wave considered an opinion from its financial advisor, Lehman Brothers, to the effect that, as of the date of the opinion and based upon and subject to various qualifications and assumptions described in the opinion, the exchange ratio of
187.6578 shares of PE Biosystems common stock for each share of Third Wave common stock and Third Wave preferred stock, adjusted for the 100% PE Biosystems common stock dividend, was fair from a financial point of view to the Third Wave shareholders. This opinion is attached as Annex IV to this prospectus. We encourage you to read this opinion in its entirety.

Interests of Certain Persons in the Merger (See Page 44)

      As a result of the merger, three founders of Third Wave will become eligible for benefits in the event their employment or consulting arrangements with Third Wave are terminated. In addition, PE Corporation and Third Wave have agreed to indemnify, and maintain directors' and officers' insurance covering, directors and officers of Third Wave following the merger.

Voting Agreement (See Page 47)

      In connection with the merger agreement, PE Corporation, Blue Acquisition Corp. and certain holders of Third Wave common stock and Third Wave preferred stock have entered into a voting agreement, dated January 23, 2000, pursuant to which those shareholders have agreed to vote their shares for approval of the merger agreement, the form of escrow agreement and the merger, and appointment of John Neis as shareholder representative under the escrow agreement, and have granted irrevocable proxies to officers of Blue Acquisition Corp. to vote their shares for this purpose. The voting agreement will remain in effect until the termination of the merger agreement or the closing of the merger.

      The voting agreement is attached as Annex II to this prospectus. We encourage you to read the voting agreement carefully.

Escrow Agreement (See Page 47)

      Before the effective time of the merger, PE Corporation, John Neis, as representative for the Third Wave shareholders, and an escrow agent will enter into an escrow agreement providing for 10% of the total PE Biosystems common stock issued as merger consideration for Third Wave common stock and Third Wave preferred stock in the merger to be delivered to the escrow agent upon the closing of the merger. The escrowed shares of PE Biosystems common stock will be held in an escrow account established as the exclusive source of indemnification to PE Corporation for any losses arising from any breach by Third Wave of its representations and warranties in the merger agreement or any failure by Third Wave to perform its obligations under the merger agreement. The escrow agreement is an integral part of the merger agreement.

      The escrow agreement will be terminated when the last share of PE Biosystems common stock held in the escrow account is distributed to the stockholders or used to satisfy claims.

      The form of escrow agreement is attached as Annex III to this prospectus. We encourage you to read the form of escrow agreement carefully.

Shareholder Representative (See Page 48)

      John Neis, Vice President of Venture Investors of Wisconsin, Inc., which is a shareholder of Third Wave, has been recommended by the Third Wave board of directors to serve as the shareholder representative under

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the escrow agreement. As shareholder representative, Mr. Neis would act on behalf of the Third Wave shareholders on all matters under the escrow agreement. At the special meeting, shareholders of Third Wave will be asked to appoint Mr. Neis as the shareholder representative under the escrow agreement.

Dissenters Rights (See Page 45)

      Under the Wisconsin Business Corporation Law, Third Wave shareholders may dissent from the merger and demand the "fair value" of their shares in cash. To exercise this right, Third Wave shareholders may not vote their shares in favor of the merger and must take certain other actions that the Wisconsin Business Corporation Law requires.

Comparison of Stockholder Rights (See Page 61)

      Third Wave is a Wisconsin corporation and, therefore, the rights of shareholders of Third Wave currently are determined by reference to the Wisconsin Business Corporation Law and Third Wave's articles of incorporation and bylaws. At the effective time of the merger, shareholders of Third Wave will become stockholders of PE Corporation, which is a Delaware corporation. As a result, their rights as stockholders will then be determined by reference to the Delaware General Corporation Law and PE Corporation's certificate of incorporation and bylaws. The laws of these jurisdictions vary. There are also various differences between Third Wave's articles of incorporation and bylaws and PE Corporation's certificate of incorporation and bylaws.

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                                       9

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                               RECENT STOCK PRICES

      The PE Biosystems common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange (symbol: "PEB"). See "The Merger--Stock Exchange Listings" on page 39.

      The following table sets forth the range of high and low sale prices of the PE Biosystems common stock as reported on the NYSE Composite Transactions Tape since May 6, 1999, the effective date of the change of PE Corporation's then outstanding common stock into PE Biosystems common stock and Celera Genomics common stock, two new classes of common stock.

      On June 17, 1999, PE Corporation announced a two-for-one split of the PE Biosystems common stock to be effected in the form of a 100% dividend paid to stockholders of record on July 12, 1999. The distribution date of the stock dividend was July 26, 1999.

      On January 20, 2000, PE Corporation announced a two-for-one split of the PE Biosystems common stock to be effected in the form of a 100% stock dividend paid to stockholders of record on February 4, 2000. The distribution date of the stock dividend was February 18, 2000.

      The table below gives effect to the stock splits:

FISCAL YEAR ENDED JUNE 30, 1999                              HIGH         LOW

Fourth Quarter (from May 6, 1999) ...................      $30 5/16    $     25

FISCAL YEAR ENDED JUNE 30, 2000

First Quarter .......................................       38 5/16     26 9/16

Second Quarter ......................................      62 15/16      30 5/8

Third Quarter (through February 23, 2000) ...........        94 5/8          50

      On January 21, 2000, the last trading day before the public announcement of the merger agreement, the closing price of the PE Biosystems common stock as reported on the NYSE Composite Transactions Tape was $8315/16 per share.

      On February 23, 2000, the closing price of the PE Biosystems common stock as reported on the NYSE Composite Transactions Tape was $80 3/4 per share.

      There is no established trading market for either the Third Wave common stock or the Third Wave preferred stock.

      Shareholders are urged to obtain current quotations for the market prices of the PE Biosystems common stock. No assurance can be given as to the market price of the PE Biosystems common stock at the effective time of the merger.

                                  RISK FACTORS

      Third Wave shareholders should carefully consider the following factors, in addition to those factors discussed in the documents that PE Corporation has filed with the SEC which we have incorporated by reference into this document, and the other information included in this prospectus, before voting on the proposal to approve and adopt the merger agreement, the merger, the form of escrow agreement and the appointment of the shareholder representative.

Risks Related to the Merger

      The value of PE Biosystems common stock to be received in the merger will fluctuate and will cause the value of the merger to the Third Wave shareholders to vary. The number of shares of PE Biosystems common stock to be received in the merger for each share of Third Wave common stock or Third Wave preferred stock is fixed. However, the market price of PE Biosystems common stock when the merger takes place may vary from its market price at the date of this document and at the date of the special meeting of the shareholders of Third Wave. For example, during the period commencing May 6, 1999 (the effective date of the change of the then outstanding common stock into PE Biosystems common stock and Celera Genomics common stock) and ending on , 2000, the most recent date prior to the mailing of this prospectus, the closing price of PE Biosystems common stock (adjusted for stock splits) varied from a low of $ to a high of $ and ended that period at $ . See "Summary--Recent Stock Prices" on page 10 for more detailed PE Biosystems common stock share price information. These variations may be the result of various factors including:

      o changes in the business, operations or prospects of the PE Biosystems group;

      o     changes in the business, operations or prospects of PE Corporation;
            and

      o     general market and economic conditions.

The merger may not be completed until a significant period of time has passed after the Third Wave special meeting. Therefore, at the time of the special meeting, Third Wave shareholders will not know the exact value of the PE Biosystems common stock that will be issued in connection with the merger. Shareholders of Third Wave are urged to obtain current market quotations for PE Biosystems common stock.

      The requirement for regulatory approvals may delay consummation of the merger, increasing the risk that the value of the PE Biosystems common stock will fluctuate over time. Consummation of the merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, including the expiration or termination of the applicable waiting periods, and any extension of the waiting periods, under the antitrust laws. PE Corporation and Third Wave intend to vigorously pursue all required regulatory approvals. No assurance can be given, however, that these approvals will be obtained, or, if they are obtained, as to the terms, conditions and timing of these approvals. The requirement for these approvals could delay the consummation of the merger for a significant period of time after Third Wave shareholders have approved the proposals relating to the merger at the special meeting. See "The Merger--Conditions to the Merger" on page 38 for a discussion of the conditions to the consummation of the merger and "The Merger--Regulatory Approvals Required" on page 39 for a description of the regulatory approvals necessary in connection with the merger.

      The interests of management may be different from those of shareholders. Some members of Third Wave's management and board of directors, including individuals who will be executive officers of the surviving corporation, have various interests in the merger that may be different from, or in addition to, the interests of Third Wave shareholders. The merger will give rise to various entitlements and benefits to some Third Wave senior executives under noncompete agreements to be entered into in connection with the merger. See "The Merger--Interests of Certain Persons in the Merger" on page 44 for more information concerning matters relating to the employment and compensation of the directors and executive officers of Third Wave.

      PE Biosystems may encounter difficulties in the integration and development of the business of Third Wave. PE Biosystems' strategy to integrate and develop the businesses of PE Biosystems and Third Wave following the merger involves a number of elements that management may not be able to implement as expected. For example, PE Biosystems may encounter operational difficulties in the integration of manufacturing or other facilities of the two companies such that expected cost savings may not be realized. In addition, technological advances resulting from the integration of technologies of PE Biosystems and Third Wave may not be achieved as successfully or as rapidly as currently anticipated, if at all. The consolidation of operations, technologies and marketing and distribution methods present significant managerial challenges. There can be no assurance that these actions will be accomplished as successfully or as rapidly as currently anticipated.

Risks Related to the PE Biosystems Group

      Rapidly changing technology in life sciences could make PE Biosystems' product line obsolete unless it continues to improve existing products and develop new products. A significant portion of the net revenues for PE Biosystems each year is derived from products that did not exist in the prior year. PE Biosystems' future success will depend on its ability to continually improve its current products and to develop and introduce, on a timely and cost-effective basis, new products that address the evolving needs of its customers. PE Biosystems' products are based on complex technology which is subject to rapid change as new technologies are developed and introduced in the marketplace. Unanticipated difficulties or delays in replacing existing products with new products could adversely affect PE Biosystems' future operating results.

      A significant portion of sales depends on customers' capital spending policies which may be subject to significant and unexpected decreases. A significant portion of PE Biosystems' instrument product sales are capital purchases by its customers. PE Biosystems' customers include pharmaceutical, environmental, research and chemical companies, and the capital spending policies of these companies can have a significant effect on the demand for PE Biosystems' products. These policies are based on a wide variety of factors, including the resources available to make purchases, the spending priorities among various types of research equipment and policies regarding capital expenditures during recessionary periods. Any decrease in capital spending or change in spending policies of these companies could significantly reduce the demand for PE Biosystems' products.

      A substantial portion of PE Biosystems' sales is to customers at universities or research laboratories whose funding is dependent on both the level and timing of funding from government sources. As a result, the timing and amount of revenues from these sources may vary significantly due to factors that can be difficult to forecast. Although research funding has increased during the past several years, grants have, in the past, been frozen for extended periods or otherwise become unavailable to various institutions, sometimes without advance notice. Budgetary pressures, particularly in the United States and Japan, may result in reduced allocations to government agencies that fund research and development activities. If government funding necessary to purchase PE Biosystems' products were to become unavailable to researchers for any extended period of time or if overall research funding were to decrease, the business of PE Biosystems could be adversely affected.

      Due to rapidly-developing technology and lack of legal precedents, PE Biosystems' products could be subject to claims for patent infringement. PE Biosystems' products are based on complex, rapidly-developing technologies. These products could be developed without knowledge of previously filed but unpublished patent applications that cover some aspect of these technologies. In addition, there are relatively few decided court cases interpreting the scope of patent claims in these technologies. PE Biosystems could be made a party to litigation regarding intellectual property matters in the future. PE Biosystems has from time to time been notified that it may be infringing certain patents and other intellectual property rights of others. It may be necessary or desirable in the future to obtain licenses relating to one or more products or relating to current or future technologies, and we cannot assure you that PE Biosystems will be able to obtain these licenses or other rights on commercially reasonable terms.

      Since PE Biosystems' business is dependent on foreign sales, fluctuating currencies will make revenues and operating results more volatile. Approximately 50% of PE Biosystems' net revenues during fiscal 1999 were derived from sales to customers outside of the United States. The majority of these sales was based on the relevant customer's local currency. As a result, PE Biosystems' reported and anticipated operating results and cash flows are subject to fluctuations due to material changes in foreign currency exchange rates that are beyond PE Biosystems' control.

      Integrating acquired technologies may be costly and may not result in technological advances. The future growth of PE Biosystems depends in part on its ability to acquire complementary technologies through acquisitions and investments.

Since January 1, 1996, PE Biosystems has acquired a number of companies, including PerSeptive Biosystems, Inc., Molecular Informatics, Inc., and Tropix, Inc., and made investments in others. The consolidation of employees, operations and marketing and distribution methods could present significant managerial challenges. For example, PE Biosystems may encounter operational difficulties in the integration of manufacturing or other facilities. In addition, technological advances resulting from the integration of technologies may not be achieved as successfully or rapidly as anticipated, if at all.

      Earthquakes could disrupt operations in California. A significant portion of PE Biosystems' operations is located near major California earthquake faults. The ultimate impact of earthquakes on PE Biosystems, significant suppliers and the general infrastructure is unknown, but operating results could be materially affected in the event of a major earthquake.

Risks Related to a Capital Structure with Two Separate Classes of Common Stock

      You will be stockholders of one company and, therefore, financial effects on one group could adversely affect the other. Holders of PE Biosystems common stock will be stockholders of PE Corporation, which consists of the PE Biosystems group and the Celera Genomics group. The PE Biosystems group and the Celera Genomics group are not separate legal entities. As a result, stockholders will continue to be subject to all of the risks of an investment in PE Corporation, including risks associated with the Celera Genomics group. The risks and uncertainties that may affect the operations, performance, development and results of Celera Genomics businesses include but are not limited to: operating losses to date; a unique and expanding business plan; dependence on the timely completion of the sequencing and assembly of the human genome; uncertainty of revenue growth; unproven use of genomics information to develop products; intense competition in the evolving genomics industry; dependence on customers in and subject to the risks of the pharmaceutical and biotechnology industries; heavy reliance on its strategic relationship with the PE Biosystems group; potential product liability claims; liabilities related to use of hazardous materials; lengthy sales cycle; dependence on the unique expertise of its scientific and management staff; uncertainty of patent, copyright and intellectual property protection; dependence on computer hardware, software and internet applications; access to biological materials; legal, ethical and social issues affecting demand for products; disruptions caused by rapid growth of the business; government regulation of its products and services; and risks of future acquisitions. The assets attributed to the PE Biosystems group could be subject to the liabilities of the Celera Genomics group, whether such liabilities arise from lawsuits, contracts or indebtedness that PE Corporation attributes to the Celera Genomics group. If PE Corporation is unable to satisfy the Celera Genomics group's liabilities out of the assets PE Corporation attributes to it, PE Corporation may be required to satisfy those liabilities with assets it has attributed to the PE Biosystems group.

      Financial effects from the Celera Genomics group that affect PE Corporation's consolidated results of operations or financial condition could, if significant, affect the results of operations or financial condition of the PE Biosystems group and the market price of the PE Biosystems common stock. In addition, net losses of the Celera Genomics group and dividends or distributions on, or repurchases of, Celera Genomics common stock or repurchases of certain preferred stock will reduce the funds PE Corporation can pay as dividends on the PE Biosystems common stock under Delaware law.

      Holders of PE Biosystems common stock will have limited rights related to the PE Biosystems group. Holders of PE Biosystems common stock have only the rights customarily held by common stockholders. They will have only the following rights related to the PE Biosystems group:

      o     certain rights with regard to dividends and liquidation;

      o requirements for a mandatory dividend, redemption or conversion upon the disposition of all or substantially all of the assets of the PE Biosystems group; and

      o a right to vote on matters as a separate voting class in the limited circumstances provided under Delaware law, by stock exchange rules or as determined by the PE Corporation board of directors.

      PE Corporation will not hold separate meetings for holders of PE Biosystems common stock and Celera Genomics common stock.

      Limits exist on the voting power of group common stock. A class of group common stock with less than majority voting power can block an action if a class vote is required by law. PE Biosystems common stock currently has a substantial majority of the voting power of the total PE Corporation common stock. If Delaware law, stock exchange rules or the PE Corporation board of directors requires a separate vote on a matter by the holders of the Celera Genomics common stock, holders of Celera Genomics common stock could prevent approval of the matter--even if the holders of a majority of the total number of votes cast or entitled to be cast, voting together as a class, were to vote in favor of the matter.

      Holders of PE Biosystems common stock cannot ensure that their voting power will be sufficient to protect their interests. Since the relative voting power per share of PE Biosystems common stock and Celera Genomics common stock will fluctuate based on the market values of the two classes of common stock, the relative voting power of PE Biosystems common stock could decrease. As a result, holders of shares of PE Biosystems common stock cannot ensure that their voting power will be sufficient to protect their interests.

      Stockholders may not have any remedies for breach of fiduciary duties if any action by directors and officers has a disadvantageous effect on either class of common stock. Stockholders may not have any remedies if any action or decision of PE Corporation's directors or officers has a disadvantageous effect on the PE Biosystems common stock or the Celera Genomics common stock compared to the other class of common stock. Recent cases in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of tracking stocks are judged under the principle known as the "business judgment rule" unless self-interest is shown. In addition, principles of Delaware law established in cases involving differing treatment of two classes of capital stock or two groups of holders of the same class of capital stock provide that a board of directors owed an equal duty to all stockholders regardless of class or series. Under these principles of Delaware law and the related principle known as the "business judgment rule," absent abuse of discretion, a good faith business decision made by a disinterested and adequately informed board of directors, board of directors' committee or officer with respect to any matter having different effects on holders of PE Biosystems common stock and holders of Celera Genomics common stock would be a defense to any challenge to such determination made by or on behalf of the holders of either class of common stock.

      Stock ownership could cause directors and officers to favor one group over the other. As a policy, PE Corporation's board of directors periodically monitors the ownership of shares of PE Biosystems common stock and shares of Celera Genomics common stock by its directors and senior officers as well as their option holdings and other benefits so that their interests are not misaligned with the two classes of common stock and with their duty to act in the best interests of PE Corporation and its stockholders as a whole. However, because the actual value of their interests in the PE Biosystems common stock and the Celera Genomics common stock may vary significantly, it is possible that they could favor one group over the other due to their stock and other benefits.

      Numerous potential conflicts of interest exist between the classes of common stock which may be difficult to resolve by PE Corporation's board of directors or which may be resolved adversely to one of the classes.

      o Allocation of corporate opportunities could favor one group over the other. The PE Corporation board of directors may be required to allocate corporate opportunities between the groups. In some cases, the PE Corporation directors could determine that a corporate opportunity, such as an acquisition or a new business, should be shared by the groups or be allocated to one group over the other. Any such decisions could favor one group to the detriment of the other.

      o The groups may compete with each other to the detriment of their businesses. The existence of two separate classes of common stock will not prevent the PE Biosystems group and the Celera Genomics group from competing with each other. Any competition between the groups could be detrimental to businesses of either or both of the groups. Under a board of directors' policy, groups will generally not engage in the principal businesses of the other, except for joint transactions with each other. However, PE Corporation's Chief Executive Officer and board of directors permit indirect competition between the groups, such as one group doing business with a competitor of the other group, based on his or its good faith business judgment that such competition is in the best interests of PE Corporation and all of its stockholders as a whole. In addition, the groups may compete in a business that is not a principal business of the other group.

      o PE Corporation's board of directors may pay more or less dividends on a group's common stock than if that group were a separate company. Subject to the limitations referred to below, PE Corporation's board of directors has the authority to declare and pay dividends on the PE Biosystems common stock and the Celera Genomics common stock in any amount and could, in its sole discretion, declare and pay dividends exclusively on the PE Biosystems common stock, exclusively on the Celera Genomics common stock, or on both, in equal or unequal amounts. PE Corporation's board of directors is not required to consider the amount of dividends previously declared on each class, the respective voting or liquidation rights of each class or any other factor. The performance of one group may cause PE Corporation's board of directors to pay more or less dividends on the common stock relating to the other group than if that other group was a stand-alone corporation. In addition, Delaware law and PE Corporation's certificate of incorporation impose limitations on the amount of dividends which may be paid on each class of common stock.

      o Proceeds of mergers or consolidations may be allocated unfavorably. PE Corporation's board of directors will determine how consideration to be received by holders of common stock in connection with a merger or consolidation involving PE Corporation is to be allocated among holders of each class of common stock. Such percentage may be materially more or less than that which might have been allocated to such holders had PE Corporation's board of directors chosen a different method of allocation.

      o Holders of either class of common stock may be adversely affected by a conversion of group common stock. PE Corporation's board of directors could, in its sole discretion and without stockholder approval, determine to convert shares of Celera Genomics common stock into shares of PE Biosystems common stock, or vice versa, at any time, including when either or both classes of common stock may be considered to be overvalued or undervalued. If PE Corporation's board of directors chose to issue PE Biosystems common stock in exchange for Celera Genomics common stock, such conversion would dilute the interests in PE Corporation of the holders of PE Biosystems common stock. If the board of directors were to choose to issue Celera Genomics common stock in exchange for PE Biosystems common stock, such conversion could give holders of shares of PE Biosystems common stock a greater or lesser premium than any premium that was paid or might be paid by a third-party buyer of all or substantially all of the assets of the PE Biosystems group.

      PE Corporation's board may change its management and allocation policies without stockholder approval to the detriment of either group. PE Corporation's board of directors may modify or rescind its policies with respect to the allocation of corporate overhead, taxes, debt, interest and other matters, or may adopt additional policies, in its sole discretion, without stockholder approval. A decision to modify or rescind these policies, or adopt additional policies, could have different effects on holders of PE Biosystems common stock and holders of Celera Genomics common stock or could result in a benefit or detriment to one class of stockholders compared to the other class. PE Corporation's board of directors will make any such decision in accordance with its good faith business judgment that the decision is in the best interests of PE Corporation and all of its stockholders as a whole.

      Either group may finance the other group on terms unfavorable to one of the groups. PE Corporation anticipates that from time to time it will transfer cash and other property between groups to finance their business activities. When this occurs the group providing the financing will be subject to the risks relating to the group receiving the financing. PE Corporation will account for those transfers in one of the following ways:

      o     as a reallocation of pooled debt or preferred stock;

      o as a short-term or long-term loan between groups or as a repayment of a previous borrowing;

      o as an increase or decrease in the PE Biosystems group's equity interest, if any, in the Celera Genomics group; or

      o     as a sale of assets between groups.

      PE Corporation's board of directors has not adopted specific criteria for determining when it will transfer cash or other property as a loan or repayment, an increase or decrease in equity interest or a sale of assets. These determinations, including the terms of any transactions accounted for as debt, could be unfavorable to either the group transferring or receiving the cash or other property. PE Corporation's board of directors expects to make these determinations, either in specific instances or by setting generally applicable policies, after considering the financing requirements and objectives of the receiving group, the investment objectives of the transferring group and the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

      There can be no assurance that any terms that PE Corporation fixes for debt will approximate those that could have been obtained by the borrowing group if it were a stand-alone corporation.

      Holders of PE Biosystems common stock may receive less consideration upon a sale of assets than if the PE Biosystems group were a separate company. PE Corporation's certificate of incorporation provides that if a disposition of all or substantially all of the assets of the PE Biosystems group occurs, PE Corporation must, subject to certain exceptions:

      o distribute to holders of the PE Biosystems common stock an amount equal to the net proceeds of such disposition, or

      o convert at a 10% premium the PE Biosystems common stock into shares of Celera Genomics common stock.

If the PE Biosystems group were a separate, independent company and its shares were acquired by another person, certain costs of that disposition, including corporate level taxes, might not be payable in connection with that acquisition. As a result, stockholders of the PE Biosystems group as a separate, independent company might receive a greater amount than the net proceeds that would be received by holders of PE Biosystems common stock if the assets of the PE Biosystems group were sold. In addition, there can be no assurance that the net proceeds per share of PE Biosystems common stock will be equal to or more than the market value per share of PE Biosystems common stock prior to or after announcement of a disposition.

      PE Corporation's capital structure and variable vote per share may encourage acquisitions of the PE Biosystems group or PE Biosystems common stock. A potential acquiror could acquire control of PE Corporation by acquiring shares of common stock having a majority of the voting power of all shares of common stock outstanding. Such a majority could be obtained by acquiring a sufficient number of shares of both classes of common stock or, if one class of common stock has a majority of such voting power, only shares of that class. Currently, the PE Biosystems common stock has a substantial majority of the voting power. As a result, it might be possible for an acquiror to obtain control by purchasing only shares of PE Biosystems common stock.

      Decisions by directors and officers that affect market values could adversely affect voting and conversion rights. The relative voting power per share of each class of common stock and the number of shares of one class of common stock issuable upon the conversion of the other class of common stock will vary depending upon the relative market values of the PE Biosystems common stock and the Celera Genomics common stock. The market value of either or both classes of common stock could be adversely affected by market reaction to decisions by PE Corporation's board of directors or its management that investors perceive as affecting differently one class of common stock compared to the other. These decisions could involve changes to PE Corporation's management and allocation policies, transfers of assets between groups, allocations of corporate opportunities and financing resources between groups and changes in dividend policies.

      Investors may not value PE Biosystems common stock based on the PE Biosystems group's financial information and policies. There can be no assurance that investors will value the PE Biosystems common stock based on the reported financial results and prospects of the PE Biosystems group or the dividend policies established by PE Corporation's board of directors with respect to the PE Biosystems group.

      A Recent Clinton Administration proposal could have adverse tax consequences for PE Corporation or for holders of PE Biosystems common stock. The Clinton Administration recently proposed legislation dealing with tracking stock such as the PE Biosystems common stock. Such proposal would, among other things, grant authority to the IRS to treat tracking stock as something other than stock or as stock of another entity. If this proposal is enacted, it could have adverse tax consequences for PE Corporation or for holders of PE Biosystems common stock. A similar proposal was made in 1999.

Congress did not act on the 1999 proposal, and it is impossible to predict whether Congress will act upon this proposal or any other proposal relating to tracking stock.

      If there are adverse U.S. federal income tax law developments, PE Corporation may convert the PE Biosystems common stock or the Celera Genomics common stock into shares of the other class without any premium. The proposal of the Clinton Administration would be such an adverse development if it is implemented or receives certain legislative action.

      Provisions governing common stock could discourage a change of control and the payment of a premium for stockholders' shares. PE Corporation's stockholder rights plan could prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of PE Corporation by delaying or preventing such change in control. The existence of two classes of common stock could also present complexities and could, in certain circumstances, pose obstacles, financial and otherwise, to an acquiring person. In addition, certain provisions of Delaware law, PE Corporation's certificate of incorporation and bylaws may also deter hostile takeover attempts.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements contained in this prospectus are forward-looking and are subject to a variety of risks and uncertainties. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential," among others. These forward-looking statements are based on our current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of our businesses include, but are not limited to, those described under "Risk Factors."

                               THE SPECIAL MEETING

      We are furnishing this prospectus to shareholders of Third Wave in connection with the solicitation of proxies by the board of directors of Third Wave for use at the special meeting of its shareholders.

Date, Time and Place

      The special meeting will be held at the offices of Third Wave Technologies, Inc., 502 S. Rosa Road, Madison, Wisconsin, at 10:00 a.m. CST,
on                  , 2000.

Matters to Be Considered at the Special Meeting

      At the special meeting, holders of Third Wave common stock and Third Wave preferred stock will be asked to consider and vote upon the approval and adoption of the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as the representative of the Third Wave shareholders under the escrow agreement, and such other matters as may properly be brought before the special meeting.

      The Third Wave board has, by unanimous vote of all directors, approved the merger agreement, the form of escrow agreement and the transactions contemplated thereby, and recommends a vote FOR approval of the merger, such agreements, and the appointment of John Neis as shareholder representative under the escrow agreement.

Record Date; Stock Entitled to Vote; Quorum

      Only holders of record of Third Wave common stock, Third Wave Series A preferred stock, Third Wave Series B preferred stock, Third Wave Series C preferred stock, Third Wave Series D preferred stock or Third Wave Series E
preferred stock at the close of business on         ,           , 2000, the
record date for Third Wave's special meeting, are entitled to receive notice of and to vote at Third Wave's special meeting. Third Wave common stock, Third Wave Series A preferred stock, Third Wave Series B preferred stock, Third Wave Series C preferred stock, Third Wave Series D preferred stock and Third Wave Series E preferred stock constitute the only outstanding classes of voting securities of Third Wave.

      On the record date:

      o     shares of Third Wave common stock were issued and outstanding and
            were held by       holders of record;

      o 943 shares of Third Wave Series A preferred stock were issued and outstanding and were held by one holder of record;

      o 500 shares of Third Wave Series B preferred stock were issued and outstanding and were held by one holder of record;

      o 467 shares of Third Wave Series C preferred stock were issued and outstanding and were held by two holders of record;

      o 988 shares of Third Wave Series D preferred stock were issued and outstanding and were held by two holders of record; and

      o 4,325 shares of Third Wave Series E preferred stock were issued and outstanding and were held by six holders of record.

      Holders of record of shares of Third Wave common stock and Third Wave preferred stock on the record date are each entitled to one vote per share on each matter to be considered at Third Wave's special meeting.

      A quorum of each class of Third Wave shares is necessary to have a valid meeting of shareholders. A majority of the shares of a class of Third Wave stock issued and outstanding and entitled to vote on the record date and represented in person or by proxy constitutes a quorum for that class. Shares held by Third Wave in its treasury do not count toward a quorum.

Vote Required

      As long as a quorum is present at the special meeting, the approval of the merger, the merger agreement and the form of escrow agreement, and the appointment of John Neis as the shareholder representative under the escrow agreement, requires the affirmative vote or written consent of the following:

      o holders of a majority of the shares of Third Wave common stock that were cast at the special meeting, represented in person or by proxy, voting separately as a single class;

      o holders of a majority of the shares of Third Wave common stock and Third Wave preferred stock that were cast at the special meeting, represented in person or by proxy, voting together as a single class;

      o holders of at least 66-2/3% of the outstanding shares of Third Wave Series A preferred stock, represented in person or by proxy, voting separately as a single class;

      o holders of at least 66-2/3% of the outstanding shares of Third Wave Series B preferred stock, represented in person or by proxy, voting separately as a single class;

      o holders of at least 66-2/3% of the outstanding shares of Third Wave Series C preferred stock, represented in person or by proxy, voting separately as a single class;

      o holders of at least 66-2/3% of the outstanding shares of Third Wave Series D preferred stock, represented in person or by proxy, voting separately as a single class; and

      o holders of a majority of the shares of Third Wave Series E preferred stock that were cast at the special meeting, represented in person or by proxy, voting separately as a single class.

Share Ownership of Management and Others

      At the close of business on the record date, directors and executive officers of Third Wave and their affiliates beneficially owned and were entitled to vote approximately shares of Third Wave common stock and no shares of Third Wave preferred stock, which represented approximately % of the shares of Third Wave common stock, none of the shares of Third Wave preferred stock, and % of the combined shares of Third Wave common stock and Third Wave preferred stock outstanding on that date. Each of those directors and executive officers has indicated his or her present intention to vote, or cause to be voted, the Third Wave common stock or Third Wave preferred stock owned by him or her FOR the approval and adoption of the merger, the merger agreement and the form of escrow agreement, and the appointment of John Neis as shareholder representative under the escrow agreement. Those members of Third Wave management who are parties to the voting agreement between PE Corporation, Blue Acquisition Corp. and certain shareholders of Third Wave are obligated to vote in favor of such matters.

Shares Subject to Voting Agreement

      As an incentive to PE Corporation to enter into the merger agreement, certain key shareholders of Third Wave entered into a voting agreement with PE Corporation and Blue Acquisition Corp. to vote their shares of Third Wave common stock and Third Wave preferred stock in favor of the merger agreement, the merger, the form of escrow agreement and the other related matters brought for a vote at the Third Wave special meeting. Pursuant to the voting agreement, officers of Blue Acquisition Corp. hold proxies to vote shares of Third Wave common stock and Third Wave preferred stock equal to:

      o shares of Third Wave common stock, which represented approximately % of the shares of Third Wave common stock outstanding on the record date, and % of the combined shares of Third Wave common stock and Third Wave preferred stock outstanding on the record date;

      o 943 shares of Third Wave Series A preferred stock, which represented 100% of the shares of Third Wave Series A preferred stock outstanding on the record date, and % of the combined shares of Third Wave common stock and Third Wave preferred stock outstanding on the record date;

      o 500 shares of Third Wave Series B preferred stock, which represented 100% of the shares of Third Wave Series B preferred stock outstanding on the record date, and % of the combined shares of Third Wave common stock and Third Wave preferred stock outstanding on the record date;

      o 467 shares of Third Wave Series C preferred stock, which represented 100% of the shares of Third Wave Series C preferred stock outstanding on the record date, and % of the combined shares of Third Wave common stock and Third Wave preferred stock outstanding on the record date;

      o 988 shares of Third Wave Series D preferred stock, which represented 100% of the shares of Third Wave Series D preferred stock outstanding on the record date, and % of the combined shares of Third Wave common stock and Third Wave preferred stock outstanding on the record date;

      o 3,089 shares of Third Wave Series E preferred stock, which represented approximately 71.4% of the shares of Third Wave Series E preferred stock outstanding on the record date, and % of the combined shares of Third Wave common stock and Third Wave preferred stock outstanding on the record date.

The shares of Third Wave common stock and Third Wave preferred stock listed above for which Blue Acquisition Corp. holds proxies represent at least % of the shares of Third Wave common stock and each series of Third Wave preferred stock outstanding on the record date. Accordingly, the officers of Blue Acquisition Corp. currently hold proxies to vote shares of Third Wave common stock and Third Wave preferred stock pursuant to the voting agreement sufficient to approve and adopt the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement.

Voting of Proxies

      Shares represented by all properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders thereof. Properly executed proxies which do not contain voting instructions will be voted in favor of the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement.

      Third Wave intends to count shares of Third Wave common stock and Third Wave preferred stock present in person at the special meeting but not voting, and shares of Third Wave common stock and Third Wave preferred stock for which we have received proxies but with respect to which holders of shares have abstained on any matter, as present at the special meeting for purposes of determining the presence or absence of a quorum for each class of shares for the transaction of business.

      For voting purposes at the special meeting, only shares affirmatively voted in favor of approval and adoption of the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement will be counted as favorable votes for such approval and adoption. The failure to submit a proxy (or to vote in person) or the abstention from voting with respect to such approval and adoption will have the same effect as a vote against approval and adoption of the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement.

      It is not expected that any matter other than those referred to in this prospectus will be brought before the special meeting. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

      The persons named as proxies by a Third Wave shareholder may propose and vote for one or more adjournments of the special meeting to permit further solicitations of proxies in favor of approval and adoption of the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement; however, no proxy which is voted against the approval and adoption of the merger agreement will be voted in favor of such an adjournment.

Revoking Proxies

      Third Wave shareholders of record may revoke their proxies at any time prior to the time their proxies are voted at the special meeting. Proxies may be revoked by written notice, including by telegram or facsimile, to the General Counsel of Third Wave, by a later-dated proxy signed and returned by mail, or by attending the special meeting and voting in person. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. Any written notice of a revocation of a proxy must be sent so as to be delivered before the taking of the vote at the special meeting as follows:

      Third Wave Technologies, Inc.
      502 S. Rosa Road
      Madison, Wisconsin 53719
      Facsimile: (608) 663-7046
      Attention: General Counsel

      Proxies for shares held by shareholders who are party to the voting agreement with PE Corporation and Blue Acquisition Corp. may not be revoked at any time or under any circumstances.

Proxy Solicitation

      Third Wave will bear the cost of the solicitation of proxies from its shareholders, except that PE Corporation and Third Wave will share equally the cost of filing, printing and distributing the registration statement and this prospectus. In addition to solicitation by mail, the directors, officers and employees of Third Wave may solicit proxies from shareholders of Third Wave by telephone or telegram or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

      Do not send in any stock certificates with your proxy cards. PE Corporation will send transmittal forms with instructions for the surrender of certificates representing shares of PE Biosystems common stock to former Third Wave shareholders shortly after the merger is completed.

                                  THE COMPANIES

PE Corporation

      PE Corporation was incorporated in 1998 under the laws of the state of Delaware and conducts its business through two groups: the PE Biosystems group and the Celera Genomics group. Each group has its own class of common stock. The PE Biosystems common stock and the Celera Genomics common stock are intended to provide stockholders of PE Corporation with separate securities reflecting the relative performance of each separate group. For a fuller description of the capital stock of PE Corporation, see "Description of PE Corporation Capital Stock" on page 50.

      The PE Biosystems group is a world leader in the development, manufacture, sale and service of instrument systems and associated consumable products for life science research and related applications. Its products are used in various applications including the synthesis, amplification, purification, isolation, analysis and sequencing of nucleic acids, proteins and other biological molecules.

      The PE Biosystems group currently consists of four business units and a shared service organization consisting of human resources, finance, sales, marketing communications, manufacturing, legal, quality control and advanced research. PE Corporation provides the PE Biosystems group with general and administrative services. The business units that make up the PE Biosystems group are: Applied Biosystems, PerSeptive Biosystems, PE Informatics and Tropix. Each unit is responsible for the development and marketing of products within its particular area of business. The business units serve substantially the same customer base but have little overlap in their product offerings. As a result, the PE Biosystems group is able to enhance the operating efficiency of these units through cross-selling and reduced administrative expenses.

      The Celera Genomics group is engaged principally in the generation, sale and support of genomic information and related information management and analysis software; discovery, validation and licensing of proprietary gene products, genetic markers and information concerning genetic variability; and related consulting and contract research and development services.

      PE Corporation's principal executive offices are located at 761 Main Avenue, Norwalk, Connecticut 06859 and its telephone number is (203) 762-1000.

Third Wave Technologies, Inc.

      Third Wave, a privately held Wisconsin corporation, develops, manufactures and markets technologies and products for genetic analysis (both DNA and RNA) to the genetic research and clinical diagnostic markets. Many of Third Wave's product offerings, including assays, software and methods, are based on its proprietary Invader(R) development platform, a novel operating system designed to reduce the cost and time of accurately analyzing genetic information. Third Wave had revenues of $2.57 million in calendar year 1999.

      Third Wave's principal executive offices are located at 502 S. Rosa Road, Madison, Wisconsin 53719 and its telephone number is (608) 273-8933.

      The information concerning Third Wave in this prospectus has been furnished by Third Wave. Although PE Corporation does not have any knowledge that would indicate that any such information concerning Third Wave is untrue, PE Corporation necessarily cannot assume any responsibility for the accuracy or completeness of such information, or for any failure by Third Wave to disclose events that may have occurred and may affect the significance or accuracy of any information concerning Third Wave, but which are unknown to PE Corporation.

Blue Acquisition Corp.--PE Corporation's Merger Subsidiary

      Blue Acquisition Corp. is a wholly owned subsidiary of PE Corporation which was incorporated in Wisconsin for the sole purpose of effecting the merger by merging with and into Third Wave. It engages in no other business. Its principal executive offices are presently located at 150 East Gilman Street, Suite 500, Madison, Wisconsin 53703 and its telephone number is (608) 258-4232.

                                   THE MERGER

General

      The following is a description of certain aspects of the proposed merger, including the material terms of the merger agreement, the voting agreement and the form of escrow agreement. The following summary is qualified in its entirety by reference to the complete merger agreement, voting agreement and form of escrow agreement, which are attached to this prospectus as Annex I, II and III, respectively, and are incorporated in this prospectus by reference. All shareholders of Third Wave are urged to read the merger agreement, the voting agreement and the form of escrow agreement in their entirety.

Background of the Merger

      In July 1999, Mr. Michael Lucero, Vice President of the Polymerase Chain Reaction (PCR) Business Unit of the PE Biosystems group, Dr. Ken Livak, Principal Scientist of the PCR Business Unit of the PE Biosystems group, and Michael Rechsteiner, Director of Applied Genetic Analysis of the PE Biosystems group, met with Dr. Lance Fors, President and CEO of Third Wave, Dr. Bruce Neri, Senior Vice President of Research and Development of Third Wave, Mr. Rocky Ganske, Vice President of Operations of Third Wave, and Mr. Shaun Lonergan, Vice President of Corporate Development of Third Wave, to introduce themselves to Third Wave and become acquainted with its business. Following this meeting, Mr. Lucero and Dr. Fors discussed a possible business relationship between PE Corporation and Third Wave, such as a technical collaboration or strategic alliance. As a result of this meeting and subsequent discussions, PE Corporation and Third Wave entered into a confidentiality and material transfer agreement dated August 26, 1999 in order to further explore areas of mutual interest.

      On August 26, 1999, senior members of the PE Biosystems group's PCR Business Unit, including Mr. Lucero and Dr. Livak, and Dr. Michael Hunkapiller, Senior Vice President of PE Corporation and President of the PE Biosystems group, met with Dr. Fors, Dr. Neri, Mr. Ganske, Mr. Michael Treble, Chief Operating Officer of Third Wave, Mr. David Sneider, Chief Financial Officer of Third Wave, and Mr. Ian Edvalson, Vice President and General Counsel of Third Wave, to further discuss a possible business relationship between the PE Biosystems group and Third Wave and to evaluate Third Wave's Invader(R)technology for genotyping applications.

      On September 3, 1999, Dr. Fors and Mr. Edvalson presented Third Wave's model for an alliance with PE Corporation to Mr. Lucero, Mr. Rechsteiner and Dr. Elaine Heron, Vice President of PE Corporation and General Manager of the Applied Biosystems Division of the PE Biosystems Group.

      In late September 1999, Dr. Fors approached Dr. Hunkapiller and Mr. Lucero about a possible merger between PE Corporation and Third Wave.

      At the regularly scheduled October 6, 1999, meeting of the Third Wave board of directors, the board discussed the history of the discussions with PE Corporation and the possibility of a merger between PE Corporation and Third Wave. The Third Wave board of directors ratified the retention of Lehman Brothers as its financial advisor in connection with its discussions with PE Corporation. No other formal action was taken at this meeting.

      On October 15, 1999, members of PE Corporation's senior management, including Dr. Hunkapiller and Mr. Dennis Winger, Senior Vice President and Chief Financial Officer of PE Corporation, met Dr. Fors, other members of the Third Wave senior management team, and Mr. Peter Carroll and Mr. David Casimir of Medlen and Carroll, Third Wave's intellectual property law firm, to discuss Third Wave's intellectual property and its existing and pending strategic relationships. As a follow up to this meeting, Dr. Fors sent Dr. Hunkapiller and Mr. Winger Third Wave's audited financial statements and other financial information for the fiscal years ended March 31, 1997, 1998 and 1999.

      During the week of October 18, 1999, Mr. Fred Frank, Vice Chairman of Lehman Brothers, discussed with Dr. Hunkapiller possible terms and structures for a merger between PE Corporation and Third Wave.

      At a meeting of the PE Corporation board of directors on October 21, 1999, Drs. Hunkapiller and Heron presented a preliminary review of a possible acquisition of Third Wave, including Third Wave's technologies, organization and financial condition. Following such presentation, the board authorized management to continue due diligence and analysis of Third Wave with the goal of refining a possible transaction to be presented to the board for consideration at a subsequent date.

      On October 28, 1999, a PE Corporation management team led by Mr. Tony White, Chairman, President and Chief Executive Officer of PE Corporation, met with a Third Wave management team led by Dr. Fors and also with representatives of Goldman, Sachs & Co., PE Corporation's financial advisors, and representatives of Lehman Brothers. At that meeting, Mr. White proposed a PE Biosystems stock-for-stock business combination with Third Wave valued at $250 million. No definitive understandings were reached at that meeting.

      Between October 31, 1999 and November 2, 1999, Dr. Fors discussed the price and terms proposed by Mr. White with each of the members of the Third Wave board of directors, each of whom encouraged Dr. Fors to pursue discussions with PE Corporation regarding the proposed merger.

      On November 3, 1999, Dr. Fors spoke with Dr. Hunkapiller, Mr. Winger and Mr. William Sawch, Senior Vice President, General Counsel and Secretary of PE Corporation, to indicate Third Wave's interest in a merger. During this phone conference, the principals agreed that each party should complete due diligence and commence negotiation of a definitive merger agreement.

      Throughout the next two months, representatives of and advisors to PE Corporation and Third Wave conducted financial, accounting and legal due diligence review, and commencing on November 9, 1999, the parties and their respective counsels began negotiating the terms of the merger agreement.

      On November 18, 1999, Dr. Fors and Mary Ann Brow, Director, Intellectual Property & Technology Development for Third Wave, met with the Technology Advisory Committee of the PE Corporation board of directors at a regular meeting to discuss Third Wave's intellectual property and technology. Also on November 18, 1999, at a regular meeting of the PE Corporation board of directors, Dr. Hunkapiller, Mr. Lucero and members of PE Corporation's management responsible for technology and intellectual property made a presentation to the PE Corporation board of directors regarding Third Wave's intellectual property and discussed the status of PE Corporation's due diligence review.

      On January 10, 2000, representatives of the respective senior managements of PE Corporation and Third Wave and Goldman Sachs and Lehman Brothers met at PE Corporation to complete Third Wave's due diligence on PE Corporation.

      On January 12, 2000, Mr. White, Mr. Winger and Dr. Hunkapiller met with Dr. Fors to further discuss the merger proposal and attempt to resolve outstanding issues.

      On January 17 and 18, 2000, Dr. Fors and Mr. White had a number of discussions regarding the exchange ratio and merger consideration to be received by Third Wave's shareholders in the merger, and on January 18, 2000, Dr. Fors and Mr. White agreed to use a 15-day trailing weighted average stock price measured from January 18, 2000 in the calculation of the exchange ratio.

      Between January 18, 2000 and January 23, 2000 the parties and their advisors continued to negotiate the terms of the proposed merger.

      On January 20, 2000, at a regular meeting of the PE Corporation board of directors, the board discussed the status of the negotiations with Third Wave and the terms of the merger agreement, the voting agreement and the form of escrow agreement. At the conclusion of the meeting, the PE Corporation board of directors unanimously approved all aspects of the merger with Third Wave, subject to the final resolution by management of all outstanding issues.

      The Third Wave board of directors discussed the status of negotiations at a special meeting on January 20, 2000, and met again on January 22, 2000 with Third Wave's legal counsel and representatives of Lehman Brothers. At the January 22, 2000 meeting, representatives of Lehman Brothers presented their financial analyses, reviewed at prior meetings of the Third Wave board of directors, and indicated that, if requested, it would be in a position to deliver Lehman Brothers' opinion to the effect that, as of such date, the merger consideration to be received by holders of Third Wave common stock and Third Wave preferred stock was fair, from a financial point of view, to the holders of such stock. The Third Wave board of directors again discussed the potential risks and benefits of the proposed merger to Third Wave's shareholders as well as other long-term alternatives for Third Wave (see "--Reasons for the Merger--Third Wave"). Following extensive discussion, the merger agreement, the merger, the form of escrow agreement and the recommendation of John Neis as shareholder representative under the escrow agreement were unanimously approved by the Third Wave board of directors, subject to the delivery of the above-referenced written opinion of Lehman Brothers. On January 23, 2000, Lehman Brothers delivered its written opinion to the Third Wave board of directors to the effect that, as of such date, the merger consideration to be received by holders of Third Wave common stock and Third Wave preferred stock was fair, from a financial point of view, and the merger agreement was signed by the parties thereafter.

      On January 24, 2000, PE Biosystems and Third Wave issued a press release announcing the signing of the merger agreement.

Reasons for the Merger

      PE Corporation. In evaluating the proposed merger, the PE Corporation board of directors reviewed presentations from its management and advisors, including the analyses prepared by its financial advisor, Goldman, Sachs & Co. In reaching its determination to approve the merger agreement, the voting agreement, the form of escrow agreement and the transactions contemplated thereby, the PE Corporation board of directors considered a number of factors, including the factors listed below.

      o The PE Corporation board of directors' belief that the merger would permit the PE Biosystems group to achieve its strategic goal of accessing a new molecular diagnostic marketplace with the technology acquired from Third Wave. Specifically, the belief that combining PE Biosystems' technology platform with Third Wave's Invader(R) technology could be a step towards making personalized medicine possible by using these technologies for the detection of genetic variations known as "SNPs," or single nucleotide polymorphisms.

      o The PE Corporation board of directors' belief that the complementary technology and products of PE Biosystems and Third Wave could be combined in a manner that would expand the market applications of the technologies from the genome research market to the clinical research market. Specifically, the combined technologies would enable entry into new markets through the development of gene expression assays for high throughput screening.

      o The PE Corporation board of directors' view that the combination of Third Wave's Invader(R) technology with PE Biosystems' Sequence Detection Systems instrumentation would enable the combined company to provide an integrated platform that would ensure the continued growth of the SDS research business unit by expanding the market for SDS platform products through enlarged distribution channels and a broader installed customer base.

      o The PE Corporation board of directors' determination that the combination of Third Wave's products and technologies with PE Biosystems' sales, service and support infrastructure would provide increased opportunities for revenue growth.

      o The PE Corporation board of directors' determination that a business combination with Third Wave would provide opportunities beyond those reasonably available through internal growth by permitting PE Biosystems to acquire a portfolio of products and technologies providing a base from which the combined company could accelerate development of advanced systems for the large scale analysis of genetic variation.

      o The terms and conditions of the merger agreement, the voting agreement and the form of escrow agreement, including the form and amount of consideration, and the representations, warranties, covenants and conditions contained in such agreements.

      o Current market conditions, historical market prices and trading information with respect to the PE Biosystems common stock and the analyses prepared by PE Corporation's financial advisor, Goldman Sachs.

      o The PE Corporation board of directors' expectation that the merger would be accounted for as a pooling of interests for financial accounting purposes, thereby minimizing the dilutive effect of the merger on existing holders of PE Biosystems common stock.

      None of the foregoing factors or groups of factors had particular prominence in the decision of the PE Corporation board of directors to approve the merger agreement, the voting agreement, the form of escrow agreement and the other transactions contemplated thereby, and none was assigned any specific or relative weight.

      Third Wave. The Third Wave board of directors unanimously approved the terms and provisions of the merger agreement, the form of escrow agreement and the transactions contemplated thereby, including the merger, and the recommendation of John Neis as shareholder representative under the escrow agreement, at a special meeting held on January 22, 2000. In evaluating the merger agreement, the form of escrow agreement and the transactions contemplated thereby, and the recommendation of John Neis as shareholder representative under the escrow agreement, and arriving at its approval, the Third Wave board of directors considered a number of factors, including the factors listed below.

      o The Third Wave board of directors' belief that the merger would result in the creation of a combined company with significantly greater resources, a more integrated multi-technology product offering and greater management, sales, service and marketing capabilities than those of Third Wave alone, and would enable the combined company to access markets, service customers and compete more effectively with competitors having greater resources and broader product offerings than Third Wave could alone.

      o The Third Wave board of directors' belief that the merger would provide Third Wave with the potential to expand the market presence of its products globally through PE Biosystems' existing sales force and existing international sales and distribution channels and its determination that, on its own, Third Wave would need to either substantially invest in building its own sales force or enter into potentially costly distribution arrangements.

      o The Third Wave board of directors' belief that the merger would provide increased access to capital needed for growth and technology development.

      o The Third Wave board of directors' determination that the combined company's financial and management resources would facilitate relationships and enhance credibility with existing and prospective customers.

      o The Third Wave board of directors' belief that the combined company's greater financial resources and stability and market presence would allow it to enter into collaborative relationships with third parties more easily than Third Wave could alone.

      o The complementary nature of the product and technology offerings of Third Wave and PE Biosystems, which the Third Wave board of directors believed would improve the combined company's competitive position by offering its customers a more fully integrated portfolio of products than either company could offer alone or than its competitors currently offer, thereby potentially enabling customers to compress the time and reduce the costs of genetic analysis in both the research and clinical markets.

      o The Third Wave board of directors' view that the combined company's greater financial stability and improved long-term prospects would enable it to attract and retain talented employees more easily than Third Wave could alone.

      o The Third Wave board of directors' determination that the combination of the complementary technologies and research and development teams of Third Wave and PE Biosystems could lead to more rapid product development cycles and to product development improvements.

      o The Third Wave board of directors' belief that cost and operating efficiencies could be achieved through the integration of operations of Third Wave and PE Biosystems.

      o The Third Wave board of directors' belief that the combined company's greater financial and technology resources would allow it to more easily obtain licenses and rights from third parties necessary for Third Wave to implement its business model than Third Wave could obtain alone.

      o The intent that the transaction qualify as a tax-free reorganization so that no taxable gain or loss would be recognized by the Third Wave shareholders on the exchange of their shares of Third Wave common stock and Third Wave preferred stock for PE Biosystems common stock.

      o The potential future appreciation in the value of the PE Biosystems common stock that Third Wave shareholders would receive in exchange for their shares of Third Wave common stock and Third Wave preferred stock, although there can be no assurance that any such appreciation will materialize, or that the value of the PE Biosystems common stock would not decline.

      o Current market conditions, historical market prices and trading information with respect to the PE Biosystems common stock.

      o Other long-term alternatives for Third Wave, including the possibility of selling shares of Third Wave common stock in a public offering, pursuing other transaction structures or the potential of being acquired by another company.

      o The Third Wave board of directors' belief, based on its assessment of the negotiations, that a higher exchange ratio or better terms could not be achieved through continued negotiations with PE Corporation.

      o The Third Wave board of directors' belief that the results of financial analyses performed by management and Lehman Brothers were consistent with the consideration to be received by Third Wave shareholders and the relative valuations of PE Biosystems and Third Wave in the merger.

      o The opinion of Lehman Brothers to the effect that, as of the date of such opinion, the merger consideration (as defined in the merger agreement) is fair, from a financial point of view, to the holders of Third Wave common stock and Third Wave preferred stock.

      None of the foregoing factors or groups of factors had particular prominence in the decision of the Third Wave board of directors to approve the merger agreement, the merger, the form of escrow agreement and the other transactions contemplated thereby, and the recommendation of John Neis as shareholder representative under the escrow agreement, and none was assigned any specific or relative weight.

      The Third Wave board of directors also considered negative factors relating to the merger, including:

      o the risk that the benefits sought in the merger would not be fully achieved;

      o     the risk that the merger would not be consummated;

      o the risk that the value of the PE Biosystems common stock will not appreciate or that it will decline;

      o the effect of the public announcement of the merger on Third Wave's sales, operating results and ability to enter into arrangements with certain third parties; and

      o     other risks described above under "Risk Factors" on page 11.

      The Third Wave board of directors believed that these risks were outweighed by the potential benefits to be gained by the merger.

Recommendation of the Third Wave Board of Directors

      The Third Wave board of directors believes that the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement are fair to and in the best interests of Third Wave and its shareholders and has unanimously approved and declared advisable the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement. The Third Wave board of directors recommends that Third Wave shareholders vote FOR the proposal to approve and adopt the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement.

      The Third Wave board of directors will be permitted to withdraw or change its recommendation if it concludes in good faith and on the advice of its counsel that making the recommendation would likely violate its legal duties to the Third Wave shareholders. No such withdrawal or change, however, will affect the obligations of holders of Third Wave stock under the voting agreement.

Opinion of Financial Advisor to Third Wave

      Third Wave has retained Lehman Brothers to act as its financial advisor in connection with the merger. As part of its role as financial advisor, Lehman Brothers rendered its written opinion to the Third Wave board of directors on January 23, 2000, that as of the date of such opinion, and subject to the factors and assumptions set forth in that opinion, the exchange ratio to be offered to the holders of Third Wave preferred stock and Third Wave common stock by PE Corporation in the merger is fair from a financial point of view to such shareholders. The full text of the Lehman Brothers opinion is attached hereto as Annex IV. Third Wave's shareholders may read the Lehman Brothers opinion for a discussion of assumptions made, matters considered and limits on the review undertaken by Lehman Brothers in rendering its opinion. The summary set forth in this prospectus of the opinion of Lehman Brothers is qualified in its entirety by reference to the full text of the Lehman Brothers opinion attached hereto.

      No limitations were imposed by Third Wave on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except as described below. Lehman Brothers was not requested and did not make any recommendation to the Third Wave board of directors as to the form or amount of consideration to be offered by PE Corporation to the Third Wave shareholders in the merger, which was determined through arm's length negotiations between the two parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Third Wave or PE Corporation, but rather made its determination as to the fairness, from a financial point of view, of the exchange ratio to be offered by PE Corporation to the Third Wave shareholders in the merger on the basis of the financial and comparative analyses described below. The Lehman Brothers opinion is for the use and benefit of the Third Wave board of directors and was rendered to the Third Wave board of directors in connection with its consideration of the merger. The Lehman Brothers opinion is not intended to be and does not constitute a recommendation to any shareholder of Third Wave as to how such shareholder should vote with respect to the merger. Lehman Brothers was not requested to opine as to, and its opinion does not address, Third Wave's underlying business decision to proceed with or effect the merger.

      In arriving at its opinion, Lehman Brothers reviewed and analyzed:

      o     the merger agreement and the specific terms of the merger;

      o publicly available information concerning PE Corporation and the PE Biosystems group that Lehman Brothers believed to be relevant to its analysis, including the Annual Report on Form 10-K of PE Corporation for the fiscal year ended June 30, 1999 and the Quarterly Report on Form 10-Q of PE Corporation for the quarter ended September 30, 1999;

      o financial and operating information with respect to the business, operations and prospects of Third Wave furnished to Lehman Brothers by Third Wave;

      o financial and operating information with respect to the business, operations and prospects of PE Corporation and the PE Biosystems group furnished to Lehman Brothers by PE Corporation;

      o a trading history of the PE Biosystems common stock from May 1999 to the present and of PE Corporation's common stock from January 1999 to May 1999, and a comparison of those trading histories with those of other companies that Lehman Brothers deemed relevant;

      o a comparison of the historical financial results and present financial condition of Third Wave with those of other companies that Lehman Brothers deemed relevant;

      o a comparison of the historical financial results and present financial condition of PE Corporation with those of other companies that Lehman Brothers deemed relevant;

      o estimates of third party research analysts with respect to the future financial performance of PE Corporation;

      o a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

      o the potential pro forma financial effects of the merger, including cost savings, operating synergies and other strategic benefits expected by the management of Third Wave and PE Corporation to result from a combination of the businesses of Third Wave and of PE Corporation;

      o the results of informal efforts to solicit indications of interest from third parties with respect to a purchase of Third Wave; and

      o alternatives available to Third Wave on a stand alone basis to fund its future capital and operating requirements, including access to public equity markets.

In addition, Lehman Brothers had discussions with the management of Third Wave and the management of PE Corporation and the PE Biosystems group concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such other studies, analyses and investigations as it deemed appropriate.

      In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information, and further relied upon the assurances of the managements of Third Wave and PE Corporation that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial forecasts of Third Wave, upon advice of Third Wave, Lehman Brothers assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Third Wave as to the future financial performance of Third Wave. However, for purposes of its analysis, Lehman Brothers also considered certain somewhat more conservative assumptions and estimates which resulted in certain adjustments to the projections of Third Wave. Lehman Brothers discussed these adjusted projections with the management of Third Wave and they have agreed with the appropriateness of the use of such adjusted projections in performing its analysis. With respect to the future financial performance of PE Corporation, Lehman Brothers has not been provided with, and did not have any access to, financial projections of PE Corporation prepared by management of PE Corporation. Accordingly, Lehman Brothers assumed that the published estimates of third party research analysts are a reasonable basis upon which to evaluate the future financial performance of PE Corporation and that PE Corporation will perform substantially in accordance with such estimates. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of the properties and facilities of Third Wave. It has not conducted a physical inspection of the properties and facilities of PE Corporation, and it has not made or obtained any evaluations or appraisals of the assets or liabilities of Third Wave or PE Corporation. In addition, Third Wave did not authorize Lehman Brothers to formally solicit, and Lehman Brothers has not so solicited, any indications of interest from any third party with respect to the purchase of Third Wave. Upon advice of Third Wave and its legal and accounting advisors, Lehman Brothers assumed that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the holders of Third Wave common stock and Third Wave preferred stock. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of the opinion.

      In connection with the preparation and delivery of its opinion to the Third Wave board of directors, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Third Wave and PE Corporation. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future values or results, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

      Historical Stock Performance. Lehman Brothers reviewed trading prices for the shares of PE Biosystems common stock (the PE Biosystems group began trading under its current name on May 6, 1999). This stock performance review indicated that for the period commencing May 6, 1999 and ended January 18, 2000, PE Biosystems group's stock price increased 301.6%, compared to 114.4% for the S&P 400 Index and 152.6% for the following life sciences supply companies (the "comparable life sciences supply group") deemed relevant by Lehman Brothers:
Beckman Coulter, Inc., Invitrogen Corporation, Millipore Corporation, Qiagen N.V., Sigma-Aldrich Corporation, Techne Corporation and Waters Corporation.

      Comparable Company Analysis. Using publicly available information, Lehman Brothers reviewed the financial performance of Third Wave with the financial performance and stock market valuation of the following selected biotechnology companies (the "comparable biotechnology group") deemed relevant by Lehman
Brothers: Affymetrix, Inc., ArQule, Inc., Caliper Technologies Corporation, PE Corporation-Celera Genomics Group, CuraGen Corporation, Gene Logic, Inc., Genome Therapeutics Corporation, Genset SA, Hyseq, Inc., Incyte Pharmaceuticals, Inc., IGEN International Inc., Invitrogen Corporation, Myriad Genetics, Inc., Nanogen, Inc. and Qiagen N.V. The analysis was performed using stock prices as of January 18, 2000. The following table uses the multiples of latest twelve months ("LTM") revenue from select companies in the comparable biotechnology group to derive a range of values based on Third Wave's historical and projected revenues (projected revenue is based on the mean of three scenarios described in "--Discounted Cash Flow" below: management forecast, one year delay scenario and 25% revenue reduction scenario). The derived equity values based on estimated 2000 and 2001 revenue are discounted at 30% to determine the present value.

-------------------------------------------------------------------------------------------------------------
                                                                                       Range of Equity Values
Methodology                          Revenue ($ millions)      Range of Multiples      ($ millions)
-------------------------------------------------------------------------------------------------------------
Multiple of 1999 Revenue             4.2                       16.9x-26.6x             86.5-126.9
Multiple of 2000E Revenue            11.8                      16.9x-26.6x             169.1-257.4
Multiple of 2001E Revenue            34.7                      16.9x-26.6x             362.2-561.4
                                                                                      -----------------------
Overall Range                                                                          205.9-315.2

      In addition, using publicly available information, Lehman Brothers reviewed the financial performance and stock market valuation of the PE Biosystems group with the comparable life sciences supply group. The analysis was performed using stock prices as of January 18, 2000. EPS estimates are First Call Consensus estimates as of January 18, 2000 and estimated five-year growth rates are derived from Bloomberg as of January 18, 2000.

      Lehman Brothers reviewed the following stock market trading statistics for the comparable life sciences supply group. As of January 18, 2000, the market values ranged from $1,148 million to $3,615 million (mean of $2,304 million); the multiples of market value plus net debt over LTM revenue and LTM earnings before interest and taxes ("EBIT") ranged from 1.5x to 26.6x and 12.6x to 159.7x, respectively (means of 10.0x and 54.8x, respectively); the share price over calendar 1999, 2000 and 2001 estimated earnings per share ("EPS") ranged from 14.9x to 233.3x, 13.2x to 156.7x and 11.8x to 106.1x, respectively (means of 73.9x, 54.2x and 40.4x, respectively) ("estimated P/E multiple"); the estimated P/E multiple to growth rate for calendar years 1999, 2000 and 2001 ranged from 1.1x to 6.1x, 0.9x to 4.1x and 0.8x to 2.8x, respectively (means of 2.7x, 2.0x and 1.6x, respectively); and the LTM gross margin, EBIT margin and net margin ranged from 47.9% to 72.2%, 11.7% to 29.4% and 5.5% to 19.1%, respectively (means of 61.2%, 19.2% and 11.9%, respectively).

      Lehman Brothers also reviewed the same stock market trading statistics for the PE Biosystems group. As of January 18, 2000, the PE Biosystems group's market value was $17,094 million; the market value plus net debt over LTM revenue and LTM EBIT multiples were 13.6x and 85.5x, respectively; the estimated P/E multiples for calendar years 1999, 2001 and 2001 were 104.7x, 86.6x and 69.6x, respectively; the estimated P/E to growth rate multiples for calendar years 1999, 2000 and 2001 were 4.6x, 3.8x and 3.0x, respectively; and the LTM gross margin, EBIT margin and net margin was 53.4%, 15.9% and 12.4%, respectively.

      Because of the inherent differences in the businesses, operations, financial conditions and prospects of Third Wave, PE Corporation and the PE Biosystems group and the companies included in the comparable biotechnology group and comparable life sciences supply group, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of its analysis and, accordingly, also made qualitative judgments concerning differences between Third Wave and PE Corporation and the PE Biosystems group and the companies included in their respective comparable groups which would affect the trading value of Third Wave and PE Corporation and the PE Biosystems group and the respective comparable companies.

      Comparable Transaction Analysis. Using publicly available information, Lehman Brothers reviewed certain terms and financial characteristics, including total equity value, total equity value less net cash and total equity value less net cash as a multiple of LTM revenue, of ten biotechnology merger or acquisition transactions (the "comparable biotechnology transactions group") which Lehman Brothers deemed to be comparable to the present transaction. The comparable biotechnology transactions group considered by Lehman Brothers in its analysis consisted of the following (identified by acquiror/acquiree): E.I. DuPont de Nemours and Company/CombiChem, Inc., Amersham Pharmacia Biotech (joint venture between Nycomed Amersham plc and Pharmacia & Upjohn, Inc.)/Molecular Dynamics, Pharmacopeia Inc./Molecular Simulations, Inc., Incyte Pharmaceuticals/Synteni Inc., Arris Pharmaceutical/Sequana Therapeutics, PE Corporation/PerSeptive Biosystems, Agouron Pharmaceuticals/Alanex Corporation, Chiroscience Group plc/Darwin Molecular Corporation, Glaxo plc/Affymax N.V. and Hoffman-La Roche/Cetus Corporation. The transactions were chosen because they involved acquirees focused on the genomics or research tools segments of the biotechnology market. In the table listed below, the first column sets forth the total equity value, the second column sets forth the total equity value less net cash and the third column sets forth the total equity value less net cash as a multiple of LTM revenue. The mean, median, maximum and minimum data were calculated based on a total of ten transactions.

-----------------------------------------------------------------------------------------------------------------
                       Total Equity Value     Total Equity Value Less Net   Total Equity Value Less Net Cash as a
                          ($ millions)             Cash ($ millions)               Multiple of LTM Revenue
-----------------------------------------------------------------------------------------------------------------
Mean                         205.2                       183.4                              13.37x
-----------------------------------------------------------------------------------------------------------------
Median                       146.3                       120.3                              5.85x
-----------------------------------------------------------------------------------------------------------------
Maximum                      536.3                       466.7                              46.53x
-----------------------------------------------------------------------------------------------------------------
Minimum                       62.0                       63.3                               2.03x
-----------------------------------------------------------------------------------------------------------------

      These values compare to values for Third Wave in the merger of $315.8 million, $300.6 million and 71.57x, based on the PE Biosystems common stock closing stock price as of January 18, 2000. Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences in the businesses, operations, financial conditions and prospects of Third Wave and the acquiree companies included in the comparable biotechnology transactions group, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of its analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the merger that would affect the acquisition values of Third Wave and such acquired companies.

      Public Market Alternatives. Lehman Brothers reviewed five biotechnology initial public offerings ("IPO's") which priced between November 10 and December 15, 1999. This IPO review showed a mean pre-money valuation of $321.6 million and a mean amount raised of $91.6 million resulting in a mean post-money valuation of $413.2 million. As of January 18, 2000, the mean market capitalization for the five companies was $1.7 billion, a change of 318% since the IPO.

      Discounted Cash Flow Analysis. Lehman Brothers performed five-year and ten-year discounted cash flow analyses to determine a range of present values for Third Wave assuming Third Wave continued to operate as a stand-alone entity. In connection with these analyses, Third Wave management provided Lehman Brothers with financial projections of revenues through 2009 associated with each of Third Wave's business areas. These projections were used to construct the management case valuation analysis. The discounted cash flow analyses determined the discounted present value of the unlevered, after-tax cash flows generated over the five-year or ten-year period and then added a terminal value based on a multiple of Third Wave's operating income for 2004 and 2009. The multiple ranges selected for 2004 (15.0x-20.0x) and 2009 (12.5x-17.5x) were based on consideration of the current EBIT multiples of biotechnology companies with technology platforms and the expected maturity of Third Wave after five and ten years. The unlevered, after-tax free cash flows and terminal value were discounted using a range of discount rates from 25%-35%. Finally, two sensitivity analyses were run on management's projections. In the first analysis, Lehman Brothers assumed that all revenues and cost of goods sold were delayed by one year, while fixed expenses remained constant. The second sensitivity analysis applied a discount of 25% to the total revenues and cost of goods sold.

      The range of equity values for Third Wave derived from the discounted cash flow analysis is $72.9 million to $864.6 million for a five-year holding period and $186.8 million to $1,200.7 million for a ten-year holding period. The values above include net cash as of September 30, 1999.

      With respect to PE Corporation and the PE Biosystems group, Lehman Brothers analyzed the PE Biosystems group based on an unlevered discounted cash flow analysis. Lehman Brothers based its analysis on research analyst projections covering fiscal years 2000 to 2002 and 22% revenue growth with stable margins from fiscal years 2003 to 2004. The discounted cash flow analysis determined the discounted present value of the unlevered after-tax cash flow generated over the five-year period and then added a terminal value based upon a range of terminal sales multiples from 11.0x to 15.0x. The unlevered, after-tax cash flows and terminal values were discounted using a range of discount rates from 10.0% to 20.0%.

      The range of equity values for the PE Biosystems group derived from the discounted cash flow analysis is $12.9 billion to $26.8 billion, or $120.83 to $250.94 per share (without giving effect to the 100% stock dividend on the PE Biosystems common stock distributed on February 18, 2000). The values above include net cash as of September 30, 1999.

      Pro Forma Merger Analysis. Lehman Brothers analyzed the impact of the merger on the PE Biosystems group estimated earnings per share based on the published First Call estimates for the fourth quarter and full year for fiscal years 2000 and 2001. Lehman Brothers utilized Third Wave management earnings estimates for the fourth quarter and full year for fiscal years 2000 and 2001. In connection with this analysis, management of Third Wave and PE Corporation provided Lehman Brothers with estimated cost savings from the merger, which were incorporated into Lehman Brothers' analysis. Lehman Brothers analyzed the merger using two accounting scenarios, pooling-of-interests accounting and purchase accounting. Based on such First Call estimates, management earnings forecasts, management projections of cost savings and pooling-of-interests accounting, Lehman Brothers concluded that the merger would be accretive to the PE Biosystems group's earnings with cost savings and dilutive to the PE Biosystems group earnings without cost savings in the fourth quarter of fiscal year 2000, and accretive under either scenario in fiscal year 2001. Assuming that the merger is accounted for as a purchase transaction, Lehman Brothers concluded that it would be dilutive to the PE Biosystems group's earnings, with or without cost savings, in the fourth quarter of fiscal year 2000 and fiscal year 2001.

      Contribution Analysis. Lehman Brothers analyzed the respective contributions of Third Wave and PE Corporation to the combined company's estimated fiscal years 2000, 2001 and 2002 revenue, EBIT and net income. This analysis is based on Third Wave management estimates and analyst research reports for PE Corporation. This analysis showed that Third Wave is estimated to contribute 0.5%, 2.2% and 4.2% of net revenue in fiscal years 2000, 2001 and 2002, respectively. Third Wave has negative EBIT in fiscal year 2000 and would contribute 2.4% and 5.1% in fiscal years 2001 and 2002, respectively. Lastly, Third Wave has negative net income in fiscal year 2000 and would contribute 3.3% and 6.2% in fiscal years 2001 and 2002, respectively. Based upon the exchange ratio, Third Wave shareholders would own an estimated 1.8% of the combined company upon completion of the merger.

      Lehman Brothers is an internationally recognized investment banking firm. Lehman Brothers, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Third Wave board of directors retained Lehman Brothers based upon Lehman Brothers' experience, expertise, reputation and familiarity with Third Wave and the industry in general and because its investment banking professionals have substantial experience in transactions similar to the merger. Lehman Brothers is acting as financial advisor to Third Wave in connection with the merger. As compensation for its services, Third Wave has agreed to pay Lehman Brothers a transaction fee of 0.85% of the transaction value (as measured on the last trading day prior to public announcement) up to $300 million and 1.25% of the transaction value above $300 million, contingent upon and payable upon the completion of the merger. In addition, Third Wave has agreed to reimburse Lehman Brothers for its out-of-pocket expenses and indemnify Lehman Brothers and certain related persons and entities against certain liabilities, including liabilities under securities laws, incurred in connection with its services thereunder. Frederick Frank, a Vice Chairman of Lehman Brothers, currently owns 53 shares of common stock of Third Wave, which will be exchanged for 9,945.8 shares of PE Biosystems common stock upon consummation of the merger. In the ordinary course of their business, Lehman Brothers and its affiliates may actively trade the securities of PE Corporation, including the PE Biosystems group, for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or a short position in such securities.

Structure of the Merger

      If all conditions to the merger are satisfied or waived in accordance with the merger agreement, Blue Acquisition Corp., a direct, wholly owned subsidiary of PE Corporation, will merge with and into Third Wave, with Third Wave continuing as the surviving corporation. Following the merger, Third Wave will be a wholly owned subsidiary of PE Corporation.

Closing Matters

      Closing. The closing of the merger will take place no earlier than April 1, 2000, and on or after April 1, 2000, no later than the second business day after all closing conditions have been satisfied or waived, unless the merger agreement has been terminated or another time or date is agreed to in writing by the parties. See "--Conditions to the Merger" on page 38 for a more complete description of the conditions that must be satisfied prior to closing.

      Effective Time. As soon as practicable after the satisfaction of the conditions to the merger, PE Corporation and Third Wave will file articles of merger with the Department of Financial Institutions of the State of Wisconsin in accordance with the relevant provisions of the Wisconsin Business Corporation Law and make all other required filings or recordings. The merger will become effective when the articles of merger are duly filed or at such later time as is permissible in accordance with the WBCL and as Third Wave and PE Corporation agree and specify in the articles of merger.

Consideration to Be Received in the Merger; Treatment of Stock Options

      The merger agreement provides that, at the effective time of the merger:

      o each share of Third Wave common stock or Third Wave preferred stock issued and outstanding immediately prior to the effective time of the merger (excluding dissenters' shares) will be converted into
            187.6578 shares of PE Biosystems common stock and associated rights. This number is referred to as the "exchange ratio." This exchange ratio has been adjusted to give effect to the 100% stock dividend on PE Biosystems common stock distributed on February 18, 2000; and

      o each outstanding and unexercised option to purchase shares of Third Wave common stock granted under the Third Wave stock plans will be assumed by PE Corporation and converted into an option to purchase shares of PE Biosystems common stock under the same terms and conditions as were applicable to the options as granted under the Third Wave stock plans. The number of shares of PE Biosystems common stock that the converted options will be exercisable for, and the exercise price of the option, will be adjusted to reflect the exchange ratio.

      In addition, any shares of Third Wave common stock or Third Wave preferred stock owned by PE Corporation, held by Third Wave as treasury stock or owned by any of their respective subsidiaries will be automatically canceled, and we will not exchange those shares for any shares of PE Biosystems common stock or other consideration.

      As soon as practicable after the effective time of the merger, PE Corporation will deliver notices to the holders of Third Wave stock options. Those notices will set forth each holder's rights pursuant to the Third Wave stock plans, including that, in connection with the merger and pursuant to the terms of the Third Wave stock plans, the agreements evidencing the grants of the Third Wave stock options will continue in effect on the same terms and conditions. To the extent permitted by law, PE Corporation will comply with the terms of the Third Wave stock plans and will take reasonable steps to ensure that the stock options which qualified as incentive stock options prior to the effective time of the merger continue to qualify as incentive stock options after the merger.

      For a further discussion of the treatment of Third Wave stock options and other employee benefit plans under the merger agreement, see "--Effect on Employee Benefits, Stock Plans and Stock Options" on page 41.

Exchange of Certificates in the Merger

      BankBoston, N.A., in its capacity as exchange agent, will handle the exchange of Third Wave stock certificates for stock certificates of PE Biosystems common stock and the payment of cash for fractional shares. Soon after the closing of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange Third Wave stock certificates for stock certificates of PE Biosystems common stock, to each former Third Wave shareholder. The letter of transmittal will contain instructions explaining the procedure for surrendering Third Wave stock certificates. You should not return certificates with the enclosed proxy card.

      Third Wave shareholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive stock certificates representing 90% of the shares of PE Biosystems common stock into which the shares of Third Wave common stock or Third Wave preferred stock were converted in the merger. Stock certificates representing the other 10% of the shares of PE Biosystems common stock will be withheld from the exchange amount and delivered by the exchange agent to the escrow agent pursuant to the escrow agreement. See "--Escrow Agreement" on page 47.

      After the merger, each certificate that previously represented shares of Third Wave common stock or Third Wave preferred stock will only represent the right to receive the shares of PE Biosystems common stock into which those shares of Third Wave common stock or Third Wave preferred stock have been converted.

      PE Corporation will not pay dividends to holders of any Third Wave stock certificates until the Third Wave stock certificates are surrendered. However, once those certificates are surrendered, PE Corporation will pay to the holder, without interest, any dividends that have been declared after the effective time of the merger on the shares into which those Third Wave shares have been converted.

      After the effective time of the merger, Third Wave will not register any transfers of shares of Third Wave common stock or Third Wave preferred stock.

Fractional Shares

      No fractional shares of PE Biosystems common stock will be issued in the merger. Instead, PE Corporation will pay each of those stockholders who would have otherwise been entitled to a fractional share of PE Biosystems common stock an amount in cash determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the weighted average of the closing prices of a share of PE Biosystems common stock on the NYSE Composite Transactions Tape during the 15 consecutive trading days ending on (and excluding) the trading day immediately prior to the effective time of the merger.

Representations and Warranties

      The merger agreement contains substantially reciprocal customary representations and warranties made by each of us to the other. These representations and warranties relate to, among other things:

      o due organization, qualification to conduct business and corporate standing and power;

      o     capital structure;

      o corporate authority to enter into, and carry out the obligations under, the merger agreement, and enforceability of the merger agreement;

      o absence of a breach of the charter, bylaws, law or material agreements as a result of the merger;

      o     accuracy of financial statements;

      o     absence of certain changes or events;

      o     litigation;

      o     compliance with laws;

      o     payment of fees to brokers in connection with the merger agreement;

      o     votes required for approval of the merger; and

      o     accounting and tax matters.

      The merger agreement also contains representations and warranties of Third Wave relating to:

      o     ownership of subsidiaries;

      o     employee benefit plans;

      o     tax matters;

      o     title and property matters;

      o     insurance matters;

      o     environmental matters;

      o     material contracts with third parties;

      o     year 2000 compliance;

      o     absence of affiliate transactions;

      o     opinion of financial advisor;

      o     board of directors approval and recommendation;

      o     intellectual property matters;

      o     ownership of PE Corporation stock; and

      o     powers of attorney.

      The merger agreement also contains representations and warranties of PE Corporation which relate to:

      o     filings with the SEC;

      o     operations of Blue Acquisition Corp. prior to closing; and

      o     ownership of Third Wave stock.

      The representations and warranties contained in the merger agreement do not survive the effective time of the merger, other than as set forth in, and for the purposes contemplated by, the escrow agreement.

Covenants

      We have each undertaken certain covenants in the merger agreement. The following summarizes the most significant of these covenants:

      Conduct of Business by Third Wave Pending Closing. Third Wave has undertaken a covenant that places restrictions on the conduct of its business until either the effective time of the merger or the termination of the merger agreement. In general, Third Wave is required to carry on its business in the ordinary course of business consistent with past practice and use its reasonable best efforts to preserve intact its present lines of business and relationships with third parties. Third Wave has agreed to some specific restrictions that prohibit it from:

      o declaring or paying dividends on, or making any other distributions in respect of, any of its capital stock, other than any dividend accrued in respect of its Series E preferred stock;

      o making changes in its share capital, including, among other things, stock splits, combinations or reclassifications;

      o     repurchasing or redeeming any of its capital stock;

      o issuing, delivering or selling any shares of its capital stock or other equity interests, other than in connection with the conversion of Third Wave preferred stock into Third Wave common stock or in connection with the exercise of stock options or the grant of stock options in the ordinary course of business and consistent with past practice;

      o     amending its articles of incorporation or bylaws;

      o     making acquisitions of, or investments in, other entities;

      o     disposing of properties or assets, beyond specified amounts;

      o     incurring debt, except short term borrowings in specified amounts;

      o making loans, advances or capital contributions to, or investments in, any other person other than Third Wave;

      o acquiring or leasing assets other than inventory in specified amounts;

      o     making any capital expenditures, beyond specified amounts;

      o paying, discharging or satisfying any claims, liabilities or obligations, except as specified by the merger agreement;

      o waiving, releasing or transferring any rights of material value in any existing license, lease, contract or other document;

      o adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

      o     entering into or amending any collective bargaining agreement;

      o changing any accounting principle used by it, except as required by generally accepted accounting principles;

      o settling or compromising any litigation or claim, other than those within specified amounts that do not provide for injunctive or similar relief;

      o engaging in any transaction with, or entering into any agreement with, any of Third Wave's affiliates;

      o selling, assigning or licensing any Third Wave intellectual property;

      o entering into, terminating or amending any agreement under which a third party is granted exclusive rights with respect to any of its products or technology;

      o making any material tax election other than in the ordinary course of business consistent with past practice;

      o increasing the compensation of directors and executive officers or increasing employee benefits other than in the ordinary course of business and consistent with past practice;

      o granting any new or modified severance or termination arrangement or increasing or accelerating any benefits payable under its severance or termination pay policies; and

      o effectuating a "plant closing" or "mass layoff" affecting any site of employment, facility, operating unit or employee of Third Wave without notifying PE Corporation and complying with regulatory requirements.

      Conduct of Business by PE Corporation Pending Closing. PE Corporation has undertaken a covenant that places restrictions on the conduct of its business until either the effective time of the merger or the termination of the merger agreement. PE Corporation has agreed to some specific restrictions that prohibit it from:

      o declaring or paying dividends on, or making any other distributions in respect of, its PE Biosystems common stock, other than regular quarterly cash dividends consistent with past practice;

      o making changes in its PE Biosystems share capital, including, among other things, splits, combinations, or reclassifications, other than the split declared on January 20, 2000 and distributed on February 18, 2000 to holders of record on February 4, 2000; and

      o amending its certificate of incorporation or bylaws in a manner that would be materially adverse to the holders of PE Biosystems common stock.

      Additional Reciprocal Covenants Relating to Conduct of Business Pending the Merger. Both Third Wave and PE Corporation have agreed to some specific restrictions that prohibit them from:

      o taking actions that would prevent or impede the merger from qualifying as a "pooling of interests" for accounting purposes and as a reorganization for tax purposes;

      o taking actions that, if taken on or prior to the date of the merger agreement, would have resulted in any of the representations and warranties set forth in the merger agreement being untrue;

      o taking actions that would or reasonably might be expected to result in any of the conditions to closing not being satisfied; and

      o taking actions that could reasonably be expected to materially delay or impair the ability of either party to consummate the transactions contemplated by the merger agreement.

      No Solicitation. Third Wave has agreed that it will not (whether directly or indirectly through advisors, agents or other intermediaries), nor will it authorize or permit any of its officers, directors, agents, representatives, advisors or subsidiaries to:

      o solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers with respect to a third party "transaction proposal" of the type described below;

      o     agree to or endorse any transaction proposal;

      o enter into or participate in any discussions or negotiations regarding a transaction proposal;

      o furnish to any third party any information with respect to its business, properties or assets in connection with any transaction proposal; or

      o otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any third party to do any of the foregoing.

      A "transaction proposal" is any proposal or offer with respect to:

      o any acquisition or purchase of 15% or more of the assets of Third Wave or of over 15% of any class of equity securities of Third Wave;

      o any tender offer, including a self tender offer, or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Third Wave;

      o any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving Third Wave's assets, individually or in the aggregate, constituting more than 15% of the consolidated assets of Third Wave, other than the transactions contemplated by the merger agreement; or

      o any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger.

      Reasonable Best Efforts Covenant. We have agreed to cooperate with each other and to use our reasonable best efforts to take all actions and do all things advisable or necessary under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement. This cooperation may include obtaining all regulatory consents necessary to complete the merger and defending any lawsuits challenging the merger agreement.

      Registration Rights of Certain Third Wave Shareholders. Third Wave has agreed that if, at any time before the effective time of the merger, it receives a notice from the holders of Third Wave Series A preferred stock, Third Wave Series B preferred stock or Third Wave Series C preferred stock requiring Third Wave to file a registration statement pursuant to the terms of the shareholder investment agreements between Third Wave and such shareholders, then Third Wave will agree, and will use its best efforts to cause the requesting shareholder to agree, that such registration will have an adverse effect on the merger.

Conditions

      Our respective obligations to complete the merger are subject to the satisfaction or, to the extent permissible, the waiver of various conditions which include, in addition to other customary closing conditions:

      o the adoption and approval of the merger agreement, the form of escrow agreement and the merger, and the appointment of John Neis as shareholder representative, by the Third Wave shareholders;

      o the absence of any law, order, injunction or restraint prohibiting completion of the merger;

      o the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act;

      o the SEC having declared effective the PE Corporation registration statement, of which this prospectus forms a part;

      o the approval for listing by the NYSE and the Pacific Stock Exchange of the PE Biosystems common stock to be issued in the merger, subject to official notice of issuance;

      o the receipt by Third Wave of letters from its management and its independent accountants stating that Third Wave is eligible to be acquired in a transaction that will qualify for "pooling of interests" accounting treatment, and such letters shall not have been withdrawn; and

      o     the execution of the escrow agreement.

      In addition, each party's obligation to complete the merger is subject to the satisfaction by the other party of the following conditions:

      o the representations and warranties of the other party contained in the merger agreement being true and correct in all material respects as of the closing date of the merger as if they were made on that date, unless they were by their express provisions made as of another particular date, in which case the statement must be true and correct in all material respects as of that date;

      o the other party having performed or complied in all material respects with its obligations contained in the merger agreement;

      o the receipt of all other governmental and regulatory consents, approvals and authorizations necessary for the merger; and

      o the receipt by the other party of an opinion of counsel to the effect that the merger will qualify as a reorganization under the Internal Revenue Code and that each of PE Corporation, Third Wave and Blue Acquisition Corp. will be a party to the reorganization.

      Additionally, PE Corporation's obligation to effect the merger and the other transactions contemplated by the merger agreement is conditioned upon:

      o the receipt of all other governmental and regulatory consents, approvals and authorizations necessary for the merger, unless not obtaining those consents or approvals would not reasonably be expected to have a material adverse effect on Third Wave or prevent or materially delay the ability of Third Wave to complete the transactions contemplated by the merger agreement;

      o the absence of any pending litigation or action which seeks to restrain or prohibit the merger or limit PE Corporation's operation of Third Wave, as to which there is a reasonable possibility of success or that could reasonably be expected to have a material adverse effect with respect to Third Wave;

      o the receipt of affiliate letters from all people considered affiliates of Third Wave;

      o the exercise of dissenter's rights under the Wisconsin Business Corporation Law by Third Wave shareholders entitled to receive no more than 6-1/2% of the PE Biosystems common stock issued in the merger;

      o the execution of noncompete agreements between PE Corporation and three founders of Third Wave; and

      o the repayment by Third Wave of outstanding debt specified in the merger agreement.

Stock Exchange Listings

      PE Corporation shall use all reasonable efforts to cause the shares of PE Biosystems common stock to be issued in the merger and the shares of PE Biosystems common stock to be reserved for issuance upon conversion or exercise of Third Wave stock options to be authorized for listing on the NYSE and the PSE subject to official notice of issuance. Third Wave is a privately owned company whose stock is not registered under the Securities Exchange Act of 1934 or listed on any stock exchange.

Regulatory Approvals Required

      The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits us from completing the merger until after we have filed the required notification and report forms and furnished additional information and materials to the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission, if requested, and the required waiting period has expired or terminated. The required notification and report forms were filed under the HSR Act with the FTC and the Antitrust Division on February 22, 2000.
On              , PE Corporation and Third Wave were notified
that the waiting period had been terminated. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, that it would not be successful. A challenge could be brought by governmental or private parties, and could seek to enjoin consummation of the merger or to compel the divestiture of businesses conducted by Third Wave or PE Corporation.

Termination of the Merger Agreement

      Right to Terminate. We may mutually agree to terminate the merger agreement at any time. In addition, either of us may terminate the merger agreement if specified events do or do not occur. These include:

      o     if a court or government regulator permanently prohibits the merger;
            or

      o if the merger is not completed by May 15, 2000, except that a party may not terminate the merger agreement if the cause of the merger not being completed by that date is that party's failure to fulfill its obligations under the merger agreement. This deadline will be extended to June 15, 2000 if:

            o the SEC has declared effective the PE Corporation registration statement of which this prospectus is a part; and

            o completion of the merger is delayed because the Third Wave special meeting of shareholders to approve the merger has not yet been held; and

            o neither PE Corporation nor Third Wave is entitled to terminate the merger agreement under any other provision.

      The merger agreement may be also be terminated by PE Corporation if the Third Wave shareholders fail to approve the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement.

      Effect of Termination. Pursuant to the terms of the merger agreement, if the merger agreement is terminated as a result of:

      o the failure of Third Wave to obtain shareholder approval of the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement; or C

      o the failure of Third Wave to perform in all material respects its obligations under the merger agreement on or prior to the closing date of the merger;

then Third Wave will grant to PE Corporation, under terms set forth in an exhibit to the merger agreement, a worldwide, nonexclusive license to use its Invader(R) assay technology for applications outside the field of agriculture. The license will be granted as of the date of termination of the merger agreement and shall continue until the expiration of the last-to-expire of the Invader(R) patents. Under the terms of the license, PE Corporation will pay Third Wave quarterly a royalty fee of 5% of PE Corporation's net sales of the technology subject to the license.

Amendment and Waiver of the Merger Agreement

      The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by Third Wave's shareholders, but after Third Wave's shareholder approval is obtained, no amendment of the merger agreement may be effected that legally requires further approval by Third Wave's shareholders without their subsequent approval. All amendments to the merger agreement must be in a writing signed by PE Corporation, Blue Acquisition Corp. and Third Wave.

      At any time prior to the effective time of the merger, the parties to the merger agreement may, to the extent legally allowed:

      o extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

      o waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

      o waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement.

All extensions and waivers must be in writing and signed by the party against whom the waiver is to be effective.

Expenses

      Except for certain expenses of the surviving corporation that PE Corporation has agreed to pay in the event the merger is consummated, the parties to the merger agreement have agreed that all costs and expenses incurred in connection with the merger will be paid by the party incurring such expenses, except that the cost of filing, printing and distributing the registration statement and this prospectus will be borne equally by PE Corporation and Third Wave.

Effect on Employee Benefits, Stock Plans and Stock Options

      Benefit Plans. PE Corporation has agreed, during the one-year period following the effective time of the merger, that employees of Third Wave will participate in PE Corporation's employee benefit plans on a basis no less favorable, in the aggregate, than similarly situated employees of PE Corporation hired after July 1, 1999. PE Corporation has also agreed to waive limitations as to preexisting conditions, exclusions and waiting periods with respect to participation by Third Wave's employees in applicable PE Corporation benefit plans following the effective time of the merger and to provide credit for amounts paid by Third Wave employees prior to the effective time of the merger in satisfying co-payments and deductibles under PE Corporation's welfare plans. PE Corporation will give employees of Third Wave at the effective time of the merger and who remain employees thereafter full credit for service under each comparable Third Wave employee benefit plan maintained by Third Wave immediately before the effective time of the merger for purposes of eligibility and vesting under each PE Corporation employee benefit plan in which the employee may participate and for purposes of vacation accrual.

      Stock Options. The merger agreement provides that, after the effective time of the merger, each outstanding option to purchase Third Wave common stock granted prior to the effective time of the merger pursuant to Third Wave's stock plans, whether vested or unvested, will be deemed to constitute an option to acquire the same number of shares of PE Biosystems common stock as the holder of such option would have been entitled to receive pursuant to the merger had such holder exercised such option in full immediately prior to the effective time of the merger, at a price per share equal to the aggregate exercise price for the shares of Third Wave common stock otherwise purchasable pursuant to such option divided by the number of full shares of PE Biosystems common stock deemed purchasable pursuant to such option. In the case of incentive stock options, the option price, number of shares purchasable and other terms and conditions of such option will be determined in order to comply with applicable provisions of the Internal Revenue Code.

Material United States Federal Income Tax Consequences

      The following is a description of the material United States federal income tax consequences of the merger. This discussion is not a comprehensive description of all of the tax consequences that may be relevant to you. For example, we have not described tax consequences that arise from rules that apply generally to all taxpayers or to some classes of taxpayers. We have also not described tax consequences that we assume to be generally known by investors. This discussion is based upon the Internal Revenue Code, the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this prospectus. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion. In particular, legislation was recently proposed by the Clinton Administration dealing with tracking stock such as the PE Biosystems common stock. Such proposal would, among other things, grant authority to the IRS to treat tracking stock as something other than stock or as stock of another entity. If this proposal is enacted, it could have adverse tax consequences for us or for holders of PE Biosystems common stock. A similar proposal was made in 1999. Congress did not act on the 1999 proposal, and it is impossible to predict whether Congress will act upon this proposal or any other proposal relating to tracking stock.

      Under its certificate of incorporation, PE Corporation may convert the PE Biosystems common stock or the Celera Genomics common stock into shares of the other class without any premium if, based on the legal opinion of its tax counsel, it is more likely than not as a result of the enactment of legislative changes or administrative proposals or changes that PE Corporation or its stockholders will be subject to tax upon issuance of PE Biosystems common stock or Celera Genomics common stock or that such stock will not be treated as stock of PE Corporation. Under current law, such an exchange should qualify as a tax-free recapitalization such that no gain or loss is required to be recognized by PE Corporation or by holders of the stock to be exchanged.

      This discussion assumes that you hold your shares of Third Wave common stock or Third Wave preferred stock as a capital asset and does not address the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not present a description of the United States federal income tax laws applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

      o     a bank;

      o     a tax-exempt organization;

      o     an S corporation or other pass-through entity;

      o     an insurance company;

      o     a dealer in securities or foreign currencies;

      o a Third Wave shareholder who received your Third Wave common stock or Third Wave preferred stock through the exercise of employee stock options or otherwise as compensation;

      o     not a U.S. person; or

      o a Third Wave shareholder who holds Third Wave common stock or Third Wave preferred stock as part of a hedge, straddle or conversion transaction.

      This discussion also does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. PE Corporation and Third Wave have not and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger. The IRS has announced that it will not issue advance rulings on the classification of an instrument similar to the PE Biosystems common stock that has certain voting and liquidation rights in an issuing corporation but whose dividend rights are determined by reference to a segregated portion of the issuing corporation's assets, including assets held by a subsidiary. In addition, there are no court decisions or other authorities bearing directly on the classification of instruments with characteristics similar to those of PE Biosystems common stock.

      It is a condition to the merger that each of PE Corporation and Third Wave receive an opinion from its tax counsel that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that PE Corporation, Blue Acquisition Corp. and Third Wave will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. The opinions will be based on customary assumptions and factual representations and will assume that the merger will be completed according to the terms of the merger agreement. The following discussion of United States federal income tax consequences of the merger assumes that, if completed, the merger will qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code and that PE Corporation, Blue Acquisition Corp. and Third Wave will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code for United States federal income tax purposes. Accordingly, if we complete the merger:

      o     PE Corporation and Third Wave will not recognize gain or loss;

      o you will not recognize gain or loss when you exchange your Third Wave common stock or Third Wave preferred stock solely for PE Biosystems common stock;

      o you will recognize capital gain or loss on any cash received in lieu of a fractional share of PE Biosystems common stock equal to the difference between the amount of cash received and the basis allocated to such fractional share;

      o the aggregate tax basis of PE Biosystems common stock you receive will be the same as the aggregate tax basis of the Third Wave common stock or Third Wave preferred stock you surrender in exchange, decreased by the tax basis allocated to any fractional share interest exchanged for cash;

      o the holding period of PE Biosystems common stock you receive will include the holding period of shares of Third Wave common stock or Third Wave preferred stock you surrender in the exchange; and

      o you must retain records and file with your United States federal income tax returns a statement setting forth certain facts relating to the merger.

      Backup Withholding. If you are a noncorporate holder of Third Wave common stock or Third Wave preferred stock you may be subject to backup withholding at a 31% rate on any cash payments received in lieu of a fractional share interest in PE Biosystems common stock. You will not be subject to backup withholding, however, if you:

      o furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the merger;

      o provide a certification of foreign status on Form W-8 or a successor form; or

      o     are otherwise exempt from backup withholding.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

      Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. We encourage you to consult your own tax advisors regarding the specific tax consequences of the merger, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws.

Anticipated Accounting Treatment

      It is a condition to the closing of the merger that Third Wave receive letters from its management and its independent accountants to the effect that Third Wave is eligible to be acquired in a transaction to be accounted for using "pooling of interests" accounting treatment and that, on the closing date of the merger, such letters have not been withdrawn.

      Under the "pooling of interests" method of accounting, the recorded assets and liabilities of the PE Biosystems group and Third Wave will be carried forward to the combined company at their historical recorded amounts. Results of operations of the combined company will include the results of both the PE Biosystems group and Third Wave for the entire fiscal year in which the merger occurs. The reported balance sheet amounts and results of operations of the separate companies for prior periods will be combined, reclassified and conformed, as appropriate, to reflect the combined financial position and results of operations for the combined company.

      We expect the merger to qualify for "pooling of interests" accounting treatment. Qualification for this accounting treatment, however, is not a condition to completing the merger.

Interests of Certain Persons in the Merger

      Some members of the Third Wave board of directors and management have interests in the merger in addition to their interests generally as shareholders of Third Wave. The Third Wave board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

      Employment, Consulting and Noncompete Agreements. It is a condition to the merger that the three founders of Third Wave: Lance Fors, James Dahlberg and Lloyd Smith, each enter into new noncompete agreements with PE Corporation prior to the effective time of the merger.

      PE Corporation and Lance Fors will enter into a noncompete agreement, for the benefit of PE Corporation, pursuant to which Dr. Fors will reaffirm the noncompetition provisions contained in his current employment agreement with Third Wave (which generally requires Dr. Fors to refrain from competing with Third Wave during a period ending one year after the termination of his employment). The noncompete agreement will further provide that if:

      o during the first year after the effective time of the merger, the surviving corporation terminates Dr. Fors' employment either without cause or "constructively," as that term is customarily used in employer-employee relationships; or

      o after the first anniversary of the effective time of the merger, Dr. Fors terminates his employment with the surviving corporation or the surviving corporation terminates Dr. Fors' employment either without cause or "constructively";

and during the period of time that Dr. Fors remains bound by the noncompete agreement, he notifies the surviving corporation of an opportunity that might be in violation of his noncompete agreement, then the surviving corporation shall have the option to either:

      o waive the provisions of the noncompete agreement as it relates to the full extent of that opportunity; or

      o pay Dr. Fors an amount equal to one year's salary at the most recent prior rate, in which case the provisions of the noncompete agreement will continue to apply.

      PE Corporation and each of James Dahlberg and Lloyd Smith will enter into new noncompete agreements, for the benefit of PE Corporation, pursuant to which each of Dr. Dahlberg and Dr. Smith will reaffirm the noncompetition provisions of his invention ownership, confidentiality and noncompete agreement with Third Wave (which generally require each of Dr. Dahlberg and Dr. Smith to refrain from competing with Third Wave during a period ending one year after the termination of his employment). Dr. Dahlberg and Dr. Smith will be permitted to continue all activities being conducted by them as of that date, including any and all university-related activities, that might otherwise be restricted by the noncompete agreements. The noncompete agreements will also provide that if:

      o Dr. Dahlberg's or Dr. Smith's consulting arrangement is terminated by the surviving corporation without cause during the term of his noncompete agreement; and

      o while Dr. Dahlberg or Dr. Smith remains bound by his noncompete agreement, he notifies the surviving corporation of an opportunity that might be in violation of his noncompete agreement;

then the surviving corporation shall have the option to either:

      o waive the provisions of the noncompete agreement as it relates to the full extent of that opportunity; or

      o pay Dr. Dahlberg or Dr. Smith an amount equal to one year's consulting payment at the most recent prior rate, in which case the provisions of the noncompete agreement will continue to apply.

      Indemnification and Directors' and Officers' Insurance. The merger agreement provides that the surviving corporation and PE Corporation will indemnify each person who is or was or who becomes eligible for indemnification pursuant to the Third Wave articles of incorporation and the Third Wave bylaws pertaining to events occurring prior to the effective time of the merger or to liabilities arising out of the merger agreement, in each case to the extent that Third Wave would have been permitted under the Third Wave articles of incorporation and the Third Wave bylaws to provide such indemnification.

Resale of PE Biosystems Common Stock

      The PE Biosystems common stock, together with the related rights, issued pursuant to the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Third Wave shareholder who may be deemed to be an "affiliate" of Third Wave for purposes of Rule 145 under the Securities Act. This prospectus does not cover resales of PE Biosystems common stock received by any person who may be deemed to be an affiliate. In addition, it is expected that each affiliate of PE Corporation and Third Wave (within the meaning of the SEC's Accounting Releases 130 and 135) will enter into an agreement with PE Corporation providing that the affiliate will not transfer any PE Biosystems common stock received in the merger except in compliance with the Securities Act and, in order to preserve PE Corporation's ability to account for the merger as a "pooling of interests", such affiliates will further agree that they will make no disposition of any PE Biosystems or Third Wave stock (or any interest therein) during the period commencing 30 days prior to the effective time of the merger through the date on which financial results covering at least 30 days of combined operations of PE Biosystems and Third Wave after the merger have been published.

Dissenters Rights

      The following discussion of dissenters' rights under the Wisconsin Business Corporation Law (the "WBCL") does not purport to be complete and is qualified in its entirety by reference to the provisions of Sections 180.1301 to
180.1331 of the WBCL. Third Wave will undertake to supply a complete copy of the dissenters' rights provisions upon written request of its shareholders to Third Wave Technologies, Inc., 502 S. Rosa Road, Madison, Wisconsin 53719, Attention:
Ian Edvalson, Esq.

      Any holder of Third Wave common stock or Third Wave preferred stock who is entitled to vote at the Third Wave special meeting of shareholders and who objects to the merger may demand payment in cash of the fair value for his or her shares of Third Wave common stock or Third Wave preferred stock. Any such shareholder who elects to exercise such rights and wishes to do so must do the following:

      o before the vote is taken at the Third Wave special meeting regarding approval of the merger, deliver to Third Wave written notice that complies with Section 180. 0141 of the WBCL of such shareholder's intent to demand payment for such shareholder's shares; and

      o     not vote such shares in favor of approval of the merger.

      A shareholder may assert dissenters' rights as to fewer than all the shares registered in such shareholder's name only if such shareholder dissents with respect to all shares beneficially owned by any one person and notifies Third Wave in writing of the name and address of each person on whose behalf such record shareholder asserts dissenters' rights. The rights of a shareholder asserting dissenters' rights as to fewer than all shares registered in such shareholder's name are determined as if the shares as to which such shareholder dissents and such shareholder's other shares were registered in the names of different shareholders. Similarly, a beneficial owner of Third Wave common stock or Third Wave preferred stock may assert dissenters' rights as to shares held on the beneficial owner's behalf only if the beneficial owner submits to Third Wave the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and the beneficial owner does so with respect to all shares of which it is the beneficial owner or over which it has power to direct the vote. All notices to Third Wave should be sent or delivered to its address at the end of the first paragraph of this section.

      Not more than ten days after approval of the merger by Third Wave shareholders, Third Wave must send to each person who has satisfied the foregoing requirements for asserting dissenters' rights a notice that complies with Section 180.0141 of the WBCL which must, among other things:

      o     state where the demand for payment must be sent;

      o     state where and when share certificates must be deposited;

      o state the extent to which the transfer of the shares will be restricted after the demand for payment is received;

      o supply a form for demanding payment that includes the date of the first announcement to news media, which date was January 24, 2000, or to shareholders of the terms of the proposed merger and requires that the shareholder or beneficial shareholder asserting dissenters' rights certify whether such shareholder acquired beneficial ownership of its shares before that date;

      o set a date (which must be at least 30 but not more that 60 days after the date the dissenters' notice is delivered) by which Third Wave must receive a demand for payment; and

      o be accompanied by a copy of the dissenters' rights provisions of the WBCL.

      A shareholder or beneficial shareholder who receives a dissenters' notice and wishes to exercise dissenters' rights must submit a written demand for payment, must certify whether beneficial ownership was acquired prior to January 24, 2000, and must deposit the applicable share certificates in accordance with the terms of the dissenters' notice. A shareholder or beneficial shareholder who does not demand payment in the foregoing manner will not be entitled to payment for his or her shares under Sections 180.1301 to 180.1331 of the WBCL. Upon receipt of an appropriate demand for payment and the share certificates from a dissenting shareholder who certified that beneficial ownership was acquired before January 24, 2000, Third Wave will pay the dissenting shareholder, provided such shareholder has complied with Section 180.1323 of the WBCL, Third Wave's estimate of the fair value of the dissenting shareholder's shares plus interest, if any, from the date the merger is consummated. Upon receipt of such demand for payment and the share certificates from a dissenting shareholder who did not certify that beneficial ownership was acquired prior to January 24, 2000, Third Wave may choose to withhold payment required by Section 180.1325 of the WBCL from such dissenting shareholder. If Third Wave elects to withhold payment in the foregoing manner, it still must offer to purchase the dissenting shareholder's shares at a price based upon Third Wave's estimate of the fair value of the dissenting shareholder's shares plus accrued interest, if any, but it is not required to make payment until after the fair value of the shares is agreed to or otherwise determined.

      The payment must be accompanied by all of the following:

      o Third Wave's latest available financial statements, audited and including footnote disclosure, if available, including a balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; C

      o     an explanation of how interest was calculated;

      o a statement of the dissenting shareholder's right to demand payment under Section 180.1328 of the WBCL if dissatisfied with the payment;

      o     a copy of Sections 180.1301 to 180.1331 of the WBCL.

      Within 30 days after receipt of such payment or offer, the dissenting shareholder either must accept the payment or offer or must notify Third Wave in writing of the shareholder's estimate of the fair value of the shares plus accrued interest and demand payment of the shareholder's estimate, less any payment previously received. In the event Third Wave fails to make payment to a person within 60 days after the date set for demanding payment, such person may notify Third Wave in writing of his or her own estimate of the fair value of his or her shares (and accrued interest) and demand payment of such shareholder's estimate. If a dissenting shareholder and Third Wave cannot agree as to the fair value of such dissenter's shares, Third Wave must, within 60 days after receiving the demand for payment, commence a special proceeding in the Circuit Court of Dane County, Wisconsin, to determine the fair value of such shares and accrued interest. If Third Wave fails to commence such a proceeding within such 60-day time period, Third Wave must pay to each dissenting shareholder whose demand remains unsettled the amount each such dissenting shareholder demands as fair value.

      Shareholders contemplating exercising dissenters' rights under Wisconsin law are urged to read carefully the dissenters' rights provisions of the WBCL.

Voting Agreement

      In connection with the merger agreement, PE Corporation, Blue Acquisition Corp. and the holders of record of 16,059 combined shares of Third Wave common stock and Third Wave preferred stock have entered into a voting agreement dated January 23, 2000, pursuant to which those shareholders have agreed to vote their shares in favor of the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as the shareholder representative under the escrow agreement, and have granted irrevocable proxies to the officers of Blue Acquisition Corp. to vote their shares for this purpose. Such shareholders have also agreed not to directly or indirectly solicit or encourage any offer from any other party concerning the possible disposition of any portion of Third Wave's business, assets or capital stock. Accordingly, the officers of Blue Acquisition Corp. currently hold proxies sufficient to approve and adopt the merger agreement, the merger, the form of escrow agreement and the appointment of John Neis as shareholder representative under the escrow agreement.

      The voting agreement will remain in effect until the termination of merger agreement or the closing of the merger.

Escrow Agreement

      Before the effective time of the merger, PE Corporation, John Neis, as representative for the Third Wave shareholders, and an escrow agent will enter into an escrow agreement providing for 10% of the total PE Biosystems common stock issued as merger consideration for Third Wave common stock and Third Wave preferred stock in the merger to be delivered to the escrow agent upon the closing of the merger. The escrowed shares of PE Biosystems common stock will be held in an escrow account established as the exclusive source of indemnification to PE Corporation for any losses arising from any breach by Third Wave of its representations and warranties in the merger agreement or any failure by Third Wave to perform its obligations under the merger agreement. None of the shares held in the escrow account will be delivered to PE Corporation unless the aggregate amount of claims from the escrow account exceeds $1 million, and then the full amount of the claims will be released.

      Stockholders of PE Biosystems common stock held in the escrow account:

      o will receive payment of all cash dividends and other taxable distributions made on such shares;

      o will be entitled to exercise all voting rights with respect to such shares; and

      o will be permitted to sell or transfer such shares, as long as the fixed value of the sold or transferred shares set forth in the escrow agreement is deposited into the escrow account in cash. Stockholders who sell or transfer their shares of PE Biosystems common stock from the escrow account will receive customary interest on the cash deposited in the escrow account in place of those shares.

With the exception of shares reserved for claims still pending or used to settle any claims, the escrowed shares will be released from escrow no later than one year from the date of closing of the merger.

      The escrow agreement is an integral part of the merger agreement and will be terminated when the last share of PE Biosystems common stock held in the escrow account is distributed to the stockholders.

Shareholder Representative

      John Neis, Vice President of Venture Investors of Wisconsin, Inc., which is a shareholder of Third Wave, has been recommended by the Third Wave board of directors to serve as the shareholder representative under the escrow agreement. As shareholder representative, Mr. Neis would act on behalf of the Third Wave shareholders on all matters under the escrow agreement. These matters include the power to:

      o     waive any conditions of the escrow agreement;

      o     amend the escrow agreement under specified circumstances;

      o     receive notices or other communications;

      o     deliver any notices, certificates or other documents required; and

      o retain professional advisors in connection with the performance of his duties under the escrow agreement.

The shareholder representative will not have the power to vote on behalf of the Third Wave shareholders on matters that require a vote of the stockholders of PE Corporation, and the shareholder representative's powers will be limited to those necessary for the purposes of administering the escrow agreement.

      PE Corporation and the escrow agent will have the right to rely upon the acts taken or omitted to be taken by the shareholder representative on behalf of the Third Wave shareholders. By voting in favor of the merger agreement, the form of escrow agreement, the merger and the appointment of John Neis as shareholder representative under the escrow agreement, each of the shareholders of Third Wave is agreeing that:

      o any act or omission by the shareholder representative will be deemed an act or omission by such shareholder;

      o all deliveries to the shareholder representative will be deemed deliveries to such shareholder; and

      o any disclosure made to the shareholder representative by or on behalf of PE Corporation will be deemed to be a disclosure made to such shareholder.

All expenses of the shareholder representative will be paid out of the escrow account.

      John Neis is a co-founder and a senior member of Venture Investors Management LLC, the manager of three early stage venture capital funds: Venture Investors of Wisconsin, Inc., Venture Investors Early Stage Fund II Limited Partnership and Advantage Capital Wisconsin Partners I Limited Partnership. Mr. Neis has a B.S. in finance from the University of Utah, an M.S. in marketing and finance from the University of Wisconsin-Madison, and is a chartered financial analyst. He serves on the board of directors of Venture Investors of Wisconsin, Inc., Third Wave Technologies, Inc., Gala Design LLC, TomoTherapy, Inc., and BioInterface Technologies, Inc. He is a former member of the board of directors of several companies, including Synthon Corporation and Extrel FTMS Corporation. He serves on the advisory board of the Weinert Applied Ventures Entrepreneurship Program at the University of Wisconsin-Madison School of Business.

          SELECTED CONSOLIDATED FINANCIAL INFORMATION OF PE CORPORATION

      The following selected consolidated financial information has been derived from the consolidated financial statements of PE Corporation for each of the five fiscal years in the period ended June 30, 1999 and the six month periods ended December 31, 1998 and 1999. The information set forth below should be read in conjunction with the PE Corporation consolidated financial statements and notes thereto contained in the PE Corporation Annual Report to Stockholders for the year ended June 30, 1999, and in the PE Corporation Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999, each incorporated herein by reference. The data for the six month periods ended December 31, 1998 and 1999 have been derived from unaudited financial statements which, in the opinion of management, reflect all adjustments necessary for a fair presentation of results for the periods covered.

      On May 6, 1999, PE Corporation recapitalized its former common stock into PE Corporation--PE Biosystems Group Common Stock and PE Corporation--Celera Genomics Group Common Stock. Therefore, neither the PE Biosystems common stock nor the Celera Genomics common stock was issued or outstanding for the periods prior to May 6, 1999.

      On June 17, 1999, the board of directors announced a two-for-one split of PE Biosystems common stock. The two-for-one stock split was effected in the form of a 100% stock dividend paid to stockholders of record as of the close of business on July 12, 1999. All PE Biosystems group share and per share data reflect this split.

      On January 20, 2000, the board of directors announced a two-for-one stock split of PE Biosystems common stock and Celera Genomics common stock. The two-for-one stock splits were effected in the form of 100% stock dividends distributed on February 18, 2000 to stockholders of record as of the close of business on February 4, 2000. All PE Biosystems group and Celera Genomics group share and per share data reflect this split.

      A number of items affect the comparability of this information. Before-tax amounts include:

      o Restructuring and other special charges of $15.5 million for fiscal 1995, $17.5 million for fiscal 1996, $48.1 million for fiscal 1998, $6.1 million for fiscal 1999, and $2.0 million for the six months ended December 31, 1998 (unaudited);

      o A restructuring reserve adjustment of $9.2 million for fiscal 1999 relating to excess fiscal 1998 restructuring liabilities;

      o Gains on investments of $20.8 million for fiscal 1995, $11.7 million for fiscal 1996, $64.9 million for fiscal 1997, $1.6 million for fiscal 1998, $6.1 million for fiscal 1999, and $25.8 million for the six months ended December 31, 1999 (unaudited);

      o Acquired research and development charges of $33.9 million for fiscal 1996 and $26.8 million for fiscal 1997, and $28.9 million for fiscal 1998;

      o Charges for the impairment of assets of $9.9 million for fiscal 1996, $.7 million for fiscal 1997, and $14.5 million for fiscal 1999;

      o Tax benefit and valuation allowance reductions of $22.2 million for fiscal 1999;

      o A charge of $3.5 million for a donation to PE Corporation's charitable foundation for fiscal 1999;

      o Charges of $9.2 million relating to the recapitalization of PE Corporation for fiscal 1999 and $1.2 million for the six months ended December 31, 1998 (unaudited); and

      o Charges relating to the acceleration of certain long-term compensation programs as a result of the attainment of performance targets of $10.1 million for fiscal 1999 and $21.6 million for the six months ended December 31, 1999 (unaudited).

                                                                                                                   FOR THE SIX
                                                                                                                   MONTHS ENDED
                                                      FOR THE FISCAL YEARS ENDED JUNE 30,                          DECEMBER 31,
(DOLLAR AMOUNTS IN THOUSANDS
EXCEPT PER SHARE AMOUNTS)                 1995         1996          1997          1998          1999         1998          1999
                                                                                                                  (UNAUDITED)
SUMMARY OF OPERATIONS
Net revenues ........................   $543,945     $642,218     $  768,368    $  944,306    $1,216,897   $  543,238    $  616,207
Income from continuing operations ...     38,569        1,310        102,492        15,694        96,797       36,095        29,254
  Per share of common stock
  Basic .............................                                    .87           .03          2.16          .32           .73
  Diluted ...........................                                    .85           .03          2.07          .31           .71
Income (loss) from discontinued
  operations (net of income taxes) ..      7,738      (37,833)        27,906        40,694        79,058       (4,037)           --
Net income (loss) ...................     46,307      (36,523)       130,398        56,388       175,855       32,058        29,254
  Per share of common stock
  Basic .............................       1.04         (.80)          2.74          1.16                        .65
  Diluted ...........................       1.02         (.77)          2.63          1.12                        .63
Dividends per share .................        .68          .68            .68           .68           .51          .34

PE BIOSYSTEMS GROUP
Income from continuing operations ...                                                                        $148,365      $ 73,541
  Per share of common stock
  Basic .............................                                                                             .74           .36
  Diluted ...........................                                                                             .72           .34
Income from discontinued operations
  (net of income taxes) .............                                                                          79,058            --
Net income ..........................                                                                         227,423        73,541
  Per share of common stock
  Basic .............................                                                                            1.13           .36
  Diluted ...........................                                                                            1.10           .34
Dividends per share .................                                                                           .0425          .085

CELERA GENOMICS GROUP

Net loss ............................                                                                        $(44,894)     $(43,676)
  Per share of common stock Basic and
  Diluted ...........................                                                                            (.89)         (.84)

OTHER INFORMATION
Cash and short-term investments .....   $103,826     $121,145     $  217,222    $   84,091    $  308,021   $   75,479    $  349,481
Working capital .....................    256,607      229,639        354,742       287,991       471,350      330,015       467,966
Capital expenditures ................     33,891       28,198         58,057        71,820       176,035       49,984        51,107

Total assets ........................    797,970      809,856      1,006,793     1,135,276     1,519,307    1,241,051     1,681,244
Long-term debt ......................     64,524       33,694         59,152        33,726        31,452       35,548        37,102
Total debt ..........................    123,224       89,801         89,068        45,825        35,363       66,839       118,351
Stockholders' equity ................    369,807      373,727        504,270       564,248       821,525      622,229       906,264

                   DESCRIPTION OF PE CORPORATION CAPITAL STOCK

      The following is a description of the terms of the capital stock of PE Corporation. This description does not purport to be complete and is qualified in its entirety by reference to PE Corporation's certificate of incorporation which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

      PE Corporation's certificate of incorporation authorizes PE Corporation to issue 735,000,000 shares of stock as follows: 500,000,000 shares of a class of common stock, designated as PE Corporation--PE Biosystems Group Common Stock, 225,000,000 shares of a class of common stock, designated as PE Corporation--Celera Genomics Group Common Stock, and 10,000,000 shares of preferred stock. Shares of each class of stock have a par value of $.01 per share. PE Corporation is able to issue shares of preferred stock in series, without stockholder approval. Of the 10,000,000 authorized shares of preferred stock, PE Corporation's board of directors has designated a total of 80,000 shares of two series of participating junior preferred stock in connection with its stockholder rights plan. See "--Rights Agreement" on page 59.

      As of         , 2000, there were no shares of preferred stock, shares of
Celera Genomics common stock and shares of PE Biosystems common stock issued and outstanding.

PE Biosystems Common Stock

Dividends

      Dividends on the PE Biosystems common stock are limited to an amount not greater than the "Available Dividend Amount" for the PE Biosystems group. The "Available Dividend Amount" for the PE Biosystems group is intended to be similar to the amount that would be legally available for the payment of dividends on the PE Biosystems common stock if the group were a separate company. In calculating the Available Dividend Amount for the PE Biosystems group, the amount of net income or loss of PE Corporation that is attributed to the PE Biosystems group in accordance with generally accepted accounting principles will be increased by any federal tax benefits in excess of $75 million generated but not used by the Celera Genomics group from July 1, 1998 and used by PE Corporation.

      Delaware law limits the amount of distributions on PE Corporation's capital stock to its legally available funds, which are determined on the basis of the entire company, and not only the respective groups. As a result, the amount of legally available funds will reflect the amount of any net losses of each group, any distributions on PE Biosystems common stock, Celera Genomics common stock or any preferred stock and any repurchases of PE Biosystems common stock, Celera Genomics common stock or preferred stock. Dividend payments on the PE Biosystems common stock could be precluded because legally available funds of PE Corporation are not available under Delaware law, even though the Available Dividend Amount test for the PE Biosystems group was met. There can be no assurance that there will be an Available Dividend Amount for the PE Biosystems group or, if met, that PE Corporation will have available funds to pay such a dividend.

      Subject to the prior payment of dividends on any outstanding shares of preferred stock and the limitations described above, PE Corporation's board of directors is able, in its sole discretion, to declare and pay dividends exclusively on the PE Biosystems common stock, exclusively on the Celera Genomics common stock or on both, in equal or unequal amounts. In making its dividend decisions, PE Corporation's board of directors is not required to take into account the relative Available Dividend Amounts for the two groups, the amount of prior dividends declared on either class, the respective voting or liquidation rights of either class or any other factor.

Conversion and Redemption

      Mandatory Dividend, Redemption or Conversion of Common Stock if Disposition of PE Biosystems Group Assets Occurs. If PE Corporation sells, transfers, assigns or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the properties and assets attributed to the PE Biosystems group (a "disposition"), it is required, except as described below, to:

      o pay a dividend in cash and/or securities or other property to the holders of shares of PE Biosystems common stock having a fair value equal to the net proceeds of the disposition;

      o if the disposition involves all, but not merely substantially all, of such properties and assets, redeem all outstanding shares of PE Biosystems common stock in exchange for cash and/or securities or other property having a fair value equal to the net proceeds of the disposition;

      o if the disposition involves substantially all, but not all, of such properties and assets, redeem that number of whole shares of PE Biosystems common stock as have in the aggregate an average market value, during the period of ten consecutive trading days beginning on the 26th trading day immediately succeeding the consummation date, closest to the net proceeds of the disposition; and the redemption price will be cash and/or securities or other property having a fair value equal to such net proceeds; or

      o convert each outstanding share of PE Biosystems common stock into a number of shares of Celera Genomics common stock equal to 110% of the ratio of the average market value of one share of PE Biosystems common stock to the average market value of one share of Celera Genomics common stock during the 10-trading day period beginning on the 26th trading day following the disposition date. C

      PE Corporation may only pay a dividend or redeem shares of PE Biosystems common stock as set forth above if it has legally available funds under Delaware law and the amount to be paid to holders is less than or equal to the Available Dividend Amount for the PE Biosystems group. PE Corporation is required to pay such dividend or complete such redemption or conversion on or prior to the 95th trading day following the disposition.

      For purposes of determining whether a disposition has occurred, "substantially all of the properties and assets" attributed to the PE Biosystems group means a portion of such properties and assets:

      o that represents at least 80% of the then fair value of the properties and assets attributed to the PE Biosystems group; or

      o from which were derived at least 80% of the aggregate revenues of the PE Biosystems group for the immediately preceding twelve fiscal quarterly periods.

      The "net proceeds" of a disposition means an amount equal to what remains of the gross proceeds of the disposition after any payment of, or reasonable provision is made as determined by PE Corporation's board of directors for:

      o any taxes payable by PE Corporation, or which would have been payable but for the utilization of tax benefits attributable to the Celera Genomics group, in respect of the disposition or in respect of any resulting dividend or redemption;

      o any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and

      o any liabilities of or attributed to the PE Biosystems group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the disposition or otherwise, any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the preferred stock attributed to the PE Biosystems group.

      PE Corporation may elect to pay the dividend or redemption price in connection with a disposition either in the same form as the proceeds of the disposition were received or in any other combination of cash, securities or other property that PE Corporation's board of directors or, in the case of securities that have not been publicly traded for a period of at least 15 months, an independent investment banking firm, determines will have an aggregate market value of not less than the fair value of the net proceeds.

      The following illustration demonstrates the provisions requiring a mandatory dividend, redemption or conversion if a disposition occurs. If:

      o 200 million shares of PE Biosystems common stock and 50 million shares of Celera Genomics common stock were outstanding,

      o the net proceeds of the disposition of substantially all, but not all, of the assets of the PE Biosystems group equals $2 billion, and

      o the average market values of the PE Biosystems common stock and the Celera Genomics common stock during the 10-trading day valuation period were $75 and $100 per share, respectively,

then PE Corporation could do any of the following:

(1) pay a dividend to the holders of shares of PE Biosystems common stock equal to:

                    net proceeds
            -----------------------------                    =
            number of outstanding shares
            of PE Biosystems common stock

                     $2 billion
                 ------------------                          = $10 per share
                 200 million shares

(2) redeem for $75 per share a number of shares of PE Biosystems common stock equal to:

                    net proceeds
             --------------------------                      =
                average market value
            of PE Biosystems common stock

                     $2 billion
                    ------------                             = 26,666,667 shares
                    $75 per share

(3) convert each outstanding share of PE Biosystems common stock into a number of shares of Celera Genomics common stock equal to:

                      average market value
                  of PE Biosystems common stock
      1.1  x     ------------------------------              =
                      average market value
                 of Celera Genomics common stock

                          $75 per share
      1.1  x             --------------                      = .825 shares
                         $100 per share

      Exceptions to the Dividend, Redemption or Conversion Requirement if a Disposition Occurs. PE Corporation is not required to take any of the above actions for any disposition of all or substantially all of the properties and assets attributed to the PE Biosystems group in a transaction or series of related transactions that results in PE Corporation receiving for such properties and assets primarily equity securities of any entity which:

      o acquires such properties or assets or succeeds to the business conducted with such properties or assets or controls such acquirer or successor; and

      o is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the PE Biosystems group prior to the disposition, as determined by our board of directors.

The purpose of this exception is to enable PE Corporation technically to "dispose" of properties or assets of the PE Biosystems group to other entities engaged or proposing to engage in businesses similar or complementary to those of the PE Biosystems group without requiring a dividend on, or a conversion or redemption of, the PE Biosystems common stock, so long as PE Corporation holds an equity interest in that entity. A joint venture in which PE Corporation owns a direct or indirect equity interest is an example of such an acquiror. PE Corporation is not required to control that entity, whether by ownership or contract provisions.

      PE Corporation is also not required to effect a dividend, redemption or conversion if the disposition is:

      o of all or substantially all of PE Corporation's properties and assets in one transaction or a series of related transactions in connection with its dissolution, liquidation or winding up and the distribution of its assets to stockholders;

      o on a pro rata basis, such as in a spin-off, to the holders of all outstanding shares of the PE Biosystems common stock; or

      o made to any person or entity controlled by PE Corporation, as determined by PE Corporation's board of directors.

      Notices if Disposition of PE Biosystems Group Assets Occurs. Not later than the 20th trading day after the consummation of a disposition, PE Corporation will announce publicly by press release:

      o     the estimated net proceeds of the disposition;

      o     the number of shares outstanding of PE Biosystems common stock; and

      o the number of shares of PE Biosystems common stock into or for which convertible securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof.

      Not earlier than the 36th trading day and not later than the 40th trading day after the consummation of the disposition, PE Corporation will announce publicly by press release whether we will pay a dividend or redeem shares of common stock with the net proceeds of the disposition or convert the shares of PE Biosystems common stock into Celera Genomics common stock.

      PE Corporation is required to cause to be mailed to each holder of shares of PE Biosystems common stock the additional notices and other information required by its certificate of incorporation.

      Conversion of PE Biosystems Common Stock at PE Corporation's Option at Any Time. PE Corporation's board of directors may at any time convert each share of PE Biosystems common stock into a number of shares of Celera Genomics common stock equal to 110% of the ratio of the average market values of the PE Biosystems common stock to the Celera Genomics common stock over a 20-trading day period. PE Corporation will calculate the ratio as of the fifth trading day prior to the date it mails the conversion notice to holders.

      However, if a Tax Event occurs at any time, a factor of 100% rather than 110% will be applied to the ratio of the average market values. This means that the holders of PE Biosystems common stock will not receive any premium in such conversion.

      "Tax Event" means the receipt by PE Corporation of an opinion of its tax counsel that, as a result of:

      o any amendment to, or change in, the laws or regulations interpreting such laws of the United States or any political subdivision or taxing authority, including any announced proposed change by an applicable legislative committee or its chair in such laws or by an administrative agency in such regulations, or

      o any official or administrative pronouncement, action or judicial decision interpreting or applying such laws or regulations,

it is more likely than not that for United States federal income tax purposes:

      o PE Corporation or its stockholders are, or, at any time in the future, will be subject to tax upon the issuance of shares of either PE Biosystems common stock or Celera Genomics common stock, or

      o either PE Biosystems common stock or Celera Genomics common stock is not or, at any time in the future, will not be treated solely as stock of PE Corporation.

For purposes of rendering such an opinion, tax counsel will assume that any legislative or administrative proposals will be adopted or enacted as proposed.

      These provisions allow PE Corporation the flexibility to recapitalize the two classes of common stock into one class of common stock that would, after such recapitalization, represent an equity interest in all of PE Corporation's businesses. The optional conversion or redemption could be exercised at any future time if PE Corporation's board of directors determines that, under the facts and circumstances then existing, an equity structure consisting of two classes of common stock was no longer in the best interests of all of its stockholders. Such exchange could be exercised, however, at a time that is disadvantageous to the holders of one of the classes of common stock. See "Risk Factors--Stockholders may not have any remedies for breach of fiduciary duties if any action by directors and officers has a disadvantageous effect on either class of common stock" and "Risk Factors--Numerous potential conflicts of interest exist between the classes of common stock which may be difficult to resolve by PE Corporation's board of directors or which may be resolved adversely to one of the classes."

      Many factors could affect the market values of the PE Biosystems common stock or the Celera Genomics common stock, including PE Corporation's results of operations and those of each of the groups, trading volume and general economic and market conditions. Market values could also be affected by decisions by PE Corporation's board of directors or management that investors perceive to affect differently one class of common stock compared to the other. These decisions could include changes to PE Corporation's management and allocation policies, transfers of assets between groups, allocations of corporate opportunities and financing resources between the groups and changes in dividend policies.

      The following illustration demonstrates the calculation of the number of shares issuable upon conversion of PE Biosystems common stock into shares of Celera Genomics common stock at PE Corporation's option. If:

      o     a Tax Event has not occurred,

      o 200 million shares of PE Biosystems common stock and 50 million shares of Celera Genomics common stock were outstanding immediately prior to a conversion, and

      o the average market value of one share of the PE Biosystems common stock and of one share of the Celera Genomics common stock over the 20-trading day valuation period was $75 and $100, respectively, then each share of PE Biosystems common stock could be converted into .825 shares of Celera Genomics common stock based on the following calculation:

      1.1  x  $ 75
              ----  = .825 shares
              $100

      Redemption in Exchange for Stock of Subsidiary. PE Corporation's board of directors may redeem on a pro rata basis all of the outstanding shares of PE Biosystems common stock for shares of the common stock of one or more of its wholly owned subsidiaries which own all of the assets and liabilities attributed to the PE Biosystems group. If at the time of any such redemption of PE Biosystems common stock, the PE Biosystems group is entitled to Celera Genomics Designated Shares (as defined under "--Celera Genomics Common Stock--Celera Genomics Designated Shares" below), PE Corporation will also issue an equal number of shares of Celera Genomics common stock either to

      o     the holders of the PE Biosystems common stock; or

      o     one or more of those PE Biosystems group subsidiaries.

PE Corporation may redeem shares of common stock for subsidiary stock only if it has legally available funds under Delaware law.

      These provisions are intended to give PE Corporation increased flexibility with respect to spinning-off the assets of the PE Biosystems group by transferring the assets of that group to one or more wholly owned subsidiaries and redeeming the shares of PE Biosystems common stock in exchange for stock of such subsidiary or subsidiaries. As a result of any such redemption, or a redemption of the Celera Genomics common stock under a similar provision for that stock, holders of each class of common stock would hold securities of separate legal entities operating in distinct lines of business. Such a redemption could be authorized by PE Corporation's board of directors at any time in the future if it determines that, under the facts and circumstances then existing, an equity structure comprised of the PE Biosystems common stock and the Celera Genomics common stock is no longer in the best interests of all of PE Corporation's stockholders as a whole.

      Selection of Shares for Redemption. If less than all of the outstanding shares of PE Biosystems common stock are to be redeemed, PE Corporation will redeem such shares proportionately from among the holders of outstanding shares of PE Biosystems common stock or by such method as may be determined by PE Corporation's board of directors to be equitable.

      Fractional Interests; Transfer Taxes. PE Corporation is not be required to issue fractional shares of any capital stock or any fractional securities to any holder of PE Biosystems common stock upon any conversion, redemption, dividend or other distribution described above. If a fraction is not issued to a holder, PE Corporation will pay cash instead of such fraction.

      PE Corporation will pay all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares.

Voting Rights

      The entire voting power of PE Corporation's stockholders is vested in the holders of common stock, who are entitled to vote on any matter on which its stockholders are entitled to vote, except as otherwise required by PE Corporation's board of directors or provided by law or stock exchange rules, by the terms of any outstanding preferred stock or by any provision our certificate of incorporation restricting the power to vote on a specified matter to other stockholders.

      Holders of PE Biosystems common stock and Celera Genomics common stock vote as a single class on each matter on which holders of common stock are generally entitled to vote. On all matters as to which both PE Biosystems common stock and Celera Genomics common stock vote together as a single class:

      o     each share of PE Biosystems common stock will have one vote; and

      o each share of Celera Genomics common stock will have a number of votes equal to the quotient of the average market value of a share of Celera Genomics common stock over the 20-trading day period ending on the 10th trading day prior to the record date for determining the holders of common stock entitled to vote, divided by the average market value of a share of PE Biosystems common stock over the same period.

      Accordingly, the relative per share voting rights of the PE Biosystems common stock and the Celera Genomics common stock will fluctuate depending on changes in the relative market values of shares of such classes of common stock.

      The PE Biosystems common stock currently has a substantial majority of the voting power because the aggregate market value of the outstanding shares of PE Biosystems common stock is substantially greater than the aggregate market value of the outstanding shares of Celera Genomics common stock.

      PE Corporation sets forth the number of outstanding shares of PE Biosystems common stock and Celera Genomics common stock in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed under the Securities Exchange Act of 1934. PE Corporation will disclose in any proxy statement for a stockholders' meeting the number of outstanding shares and per share voting rights of the PE Biosystems common stock.

      If shares of only PE Biosystems common stock are outstanding, each share will have one vote. If PE Biosystems common stock is entitled to vote as a separate class with respect to any matter, each share will, for purposes of such vote, have one vote on such matter.

      Fluctuations in the relative voting rights of the PE Biosystems common stock and the Celera Genomics common stock could influence an investor interested in acquiring and maintaining a fixed percentage of the voting power of PE Corporation's stock to acquire such percentage of both classes of common stock, and would limit the ability of investors in one class to acquire for the same consideration relatively more or less votes per share than investors in the other class.

      The holders of PE Biosystems common stock and Celera Genomics common stock will not have any rights to vote separately as a class on any matter coming before PE Corporation's stockholders, except for certain limited class voting rights provided under Delaware law. In addition to the approval of the holders of a majority of the voting power of all shares of common stock voting together as a single class, the approval of a majority of the outstanding shares of the PE Biosystems common stock or the Celera Genomics common stock, voting as a separate class, would be required under Delaware law to approve any amendment to PE Corporation's certificate of incorporation that would change the par value of the shares of the class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. As permitted by Delaware law, PE Corporation's certificate of incorporation provides that an amendment to its certificate of incorporation that increases or decreases the number of authorized shares of PE Biosystems common stock or Celera Genomics common stock will only require the approval of the holders of a majority of the voting power of all shares of common stock, voting together as a single class, and will not require the approval of the holders of the class of common stock affected by such amendment, voting as a separate class.

      The following illustration demonstrates the calculation of the number of votes each share of Celera Genomics common stock would be entitled on all matters on which holders of PE Biosystems common stock and Celera Genomics common stock vote as a single class. If the average market value for the 20-trading day valuation period was $75 for the PE Biosystems common stock and $100 for the Celera Genomics common stock, each share of PE Biosystems common stock would have one vote and each share of Celera Genomics common stock would have 1.333 votes based on the following calculation:

                  $100
                  ----                      =  1.333 votes
                   $75

Assuming 50 million shares of Celera Genomics common stock and 200 million shares of PE Biosystems common stock were outstanding, the shares of Celera Genomics common stock would represent approximately 25% of PE Corporation's total voting power and the shares of PE Biosystems common stock would represent approximately 75% of PE Corporation's total voting power.

Liquidation

      Under PE Corporation's certificate of incorporation, in the event of its dissolution, liquidation or winding up, after payment or provision for payment of the debts and other liabilities and full preferential amounts to which holders of any preferred stock are entitled, regardless of the group to which such shares of preferred stock were attributed, the holders of PE Biosystems common stock and Celera Genomics common stock will be entitled to receive PE Corporation's assets remaining for distribution to holders of common stock on a per share basis in proportion to the liquidation units per share of such class. After giving effect to the two-for one stock splits on PE Biosystems common stock and Celera Genomics common stock declared on January 20, 2000, each share of PE Biosystems common stock will have 0.25 liquidation units and each share of Celera Genomics common stock will have .0725 liquidation units.

      The number of liquidation units to which each share of PE Biosystems common stock is entitled will not be changed without the approval of holders of the class of common stock adversely affected except as described below. As a result, the liquidation rights of the holders of the respective classes of common stock may not bear any relationship to the relative market values or the relative voting rights of the two classes.

      No holder of Celera Genomics common stock will have any special right to receive specific assets of the Celera Genomics group and no holder of PE Biosystems common stock will have any special right to receive specific assets of the PE Biosystems group in the case of PE Corporation's dissolution, liquidation or winding up.

      Neither a merger nor consolidation of PE Corporation into or with any other corporation, nor any sale, transfer or lease of all or any part of our assets, will, alone, be deemed a liquidation or winding up of PE Corporation, or cause the dissolution of PE Corporation, for purposes of these liquidation provisions.

Determinations by the Board of Directors

      Any determinations made in good faith by PE Corporation's board of directors under any provision described under this section, and any determinations with respect to any group or the rights of holders of shares of PE Biosystems common stock or Celera Genomics common stock, will be final and binding on all of its stockholders, subject to the rights of stockholders under applicable Delaware law and under the federal securities laws.

Preemptive Rights

      The holders of the PE Biosystems common stock will not have any preemptive rights or any rights to convert their shares into any other securities of PE Corporation.

Celera Genomics Common Stock

Dividends

      The holders of shares of Celera Genomics common stock will be paid dividends in a manner similar to that described above under "PE Biosystems Common Stock--Dividends." In calculating the Available Dividend Amount for the Celera Genomics group, the amount of net income or loss of PE Corporation that is attributed to the Celera Genomics group in accordance with generally accepted accounting principles will be reduced by any unused federal tax benefits in excess of $75 million generated but not used by the Celera Genomics group from July 1, 1998 and used by PE Corporation.

Conversion and Redemption

      The holders of shares of Celera Genomics common stock have conversion and redemption rights similar to those described above under "PE Biosystems Common Stock--Conversion and Redemption."

Voting Rights

      The holders of shares of Celera Genomics common stock have the voting rights described above under the caption "PE Biosystems Common Stock--Voting Rights."

Liquidation

      In the event of PE Corporation's liquidation, dissolution or termination, the holders of shares of Celera Genomics common stock are entitled to receive funds in the amounts described above under "PE Biosystems Common
Stock--Liquidation."

Celera Genomics Designated Shares

      The PE Biosystems group may hold in the future an equity interest in the Celera Genomics group in the form of "Celera Genomics Designated Shares" as a result of future contributions of cash or property to the Celera Genomics group described below. PE Corporation's board of directors could create Celera Genomics Designated Shares if it determines that (1) the Celera Genomics group requires additional equity capital to finance its business and (2) the PE Biosystems group should supply that capital.

      Celera Genomics Designated Shares are authorized shares of Celera Genomics common stock that are not issued and outstanding, but which PE Corporation's board of directors, pursuant to the management and allocation policies, may from time to time issue without allocating the proceeds or other benefits of such issuance to the PE Biosystems group. The Celera Genomics Designated Shares are not eligible to receive dividends and can not be voted.

      The number of Celera Genomics Designated Shares are currently zero but from time to time will be:

      o increased by a number equal to the quotient obtained by dividing (1) the fair value of all cash or other property that the PE Biosystems group contributes to the Celera Genomics group by (2) the average market value of Celera Genomics common stock over the 20-trading day period immediately prior to the date of contribution;

      o decreased by a number equal to the quotient obtained by dividing (1) the fair value of all cash or other property that the Celera Genomics group transfers to the PE Biosystems group to reduce the number of Celera Genomics Designated Shares by (2) the average market value of Celera Genomics common stock over the 20-trading day period immediately prior to the date of transfer;

      o decreased by the number of newly issued shares of Celera Genomics common stock, the proceeds of which have been allocated to the Celera Genomics group, or issued as a dividend or distribution or by reclassification, exchange or otherwise to holders of PE Biosystems common stock; and

      o adjusted as appropriate to reflect subdivisions and combinations of the Celera Genomics common stock and dividends or distributions of shares of Celera Genomics common stock to holders of Celera Genomics common stock and other reclassifications of Celera Genomics common stock.

Preferred Stock

      PE Corporation's board of directors is authorized to issue one or more series of PE Corporation preferred stock without further authorization of its stockholders (except as may be required under applicable stock exchange requirements), and to fix the number of shares, the annual dividend rate, the preferences, the voting rights, the redemption price, the right to be converted and any other rights, preferences and limitations of such shares. Thus, any such series may, if so determined by PE Corporation's board of directors, have full voting rights with the PE Biosystems common stock and the Celera Genomics common stock, or limited voting rights, be convertible into PE Biosystems common stock and Celera Genomics common stock, or another security of PE Corporation, and have the annual dividend rate, preferences, voting rights, redemption price, right to be converted and any other relative rights, preferences and limitations, as PE Corporation's board of directors shall determine. Except in connection with PE Corporation's shareholder protection rights agreement, PE Corporation's board of directors has not authorized the issuance of any shares of preferred stock.

Rights Agreement

      PE Corporation has issued participating preferred stock purchase rights (the "existing rights") to all holders of PE Biosystems common stock and Celera Genomics common stock under PE Corporation's shareholder protection rights agreement dated as of April 28, 1999 with our rights agent, BankBoston, N.A. Each existing right entitles the holder to purchase shares of participating junior preferred stock as follows:

      o one right for every four shares of PE Biosystems common stock (a "PE Biosystems right"), which will allow holders to purchase shares of Series A participating junior preferred stock of PE Corporation if a "distribution date" occurs; and

      o one right for every two shares of Celera Genomics common stock (a "Celera Genomics right"), which will allow holders to purchase shares of Series B participating junior preferred stock of PE Corporation if a "distribution date" occurs.

The PE Biosystems rights and the Celera Genomics rights are referred to herein as the "Rights."

      A "distribution date" will occur upon the earlier of:

      o the tenth day after a public announcement that a person or group of affiliated or associated persons other than us or our employee benefit plans (an "acquiring person") has acquired beneficial ownership of (1) 15% or more of the shares of PE Biosystems common stock then outstanding or (2) 15% or more of the shares of Celera Genomics common stock then outstanding; or

      o the tenth business day or a later day determined by PE Corporation's board of directors following the commencement of a tender or exchange offer that would result in such person or group beneficially owning such number of shares.

Until the distribution date, the Rights will be transferred only with the common stock.

      Following the distribution date, holders of the Rights will be entitled to purchase from PE Corporation:

      o in the case of a PE Biosystems right, one one-thousandth of a share of Series A participating junior preferred stock at a purchase price of $425, subject to adjustment (the "Series A purchase price"); and

      o in the case of a Celera Genomics right, one one-thousandth of a share of Series B participating junior preferred stock at a purchase price of $125, subject to adjustment (the "Series B purchase price").

      If any person or group becomes an acquiring person:

      o a PE Biosystems right will entitle its holder to purchase, at the Series A purchase price, a number of shares of PE Biosystems stock with a market value equal to twice the Series A purchase price; and

      o a Celera Genomics right will entitle its holder to purchase, at the Series B purchase price, a number of shares of Celera Genomics stock with a market value equal to twice the Series B purchase price.

      In certain circumstances after the Rights have been triggered, PE Corporation may exchange the Rights, other than Rights owned by an acquiring person, at an exchange ratio of one share of PE Biosystems common stock per PE Biosystems right and one share of Celera Genomics common stock per Celera Genomics right.

      If, following the time a person becomes an acquiring person:

      o PE Corporation is acquired in a merger or other business combination transaction and PE Corporation is not the surviving corporation;

      o any person consolidates or merges with PE Corporation and all or part of the common stock is converted or exchanged for securities, cash or property of another person; or

      o 50% or more of PE Corporation's assets or earnings power is sold or transferred,

each PE Biosystems right and each Celera Genomics right will entitle its holder to purchase, for the Series A purchase price or the Series B purchase price, a number of shares of common stock of the surviving entity in any such merger, consolidation or other business combination or the purchaser in any such sale or transfer with a market value equal to twice the Series A purchase price or Series B purchase price.

      The Rights will expire on April 28, 2009 unless PE Corporation extends or terminates them as described below.

      At any time until a person becomes an acquiring person, PE Corporation's board of directors may redeem all of the Rights at a price of $0.01 per Right. On the redemption date, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive this price.

      A holder of a Right will not have any rights as a stockholder of PE Corporation, including the right to vote or receive dividends, until a Right is exercised.

      At any time prior to the time that any person becomes an acquiring person, PE Corporation may, without the approval of any holders of Rights, supplement or amend any provision of the rights agreement in any manner, whether or not such supplement or amendment is adverse to any holders of the Rights. From and after the time a person becomes an acquiring person, PE Corporation may, without the approval of any holders of Rights, supplement or amend the rights agreement:

      o     to cure any ambiguity;

      o to correct or supplement any provision that may be defective or inconsistent; or

      o in any manner that PE Corporation deems necessary or desirable and which does not adversely affect the interests of the holders of Rights, other than an acquiring person.

      The rights agreement contains provisions designed to prevent the inadvertent triggering of the Rights. For example, it gives a person who has inadvertently acquired 15% or more of the outstanding shares of a class of common stock and does not have any intention of changing or influencing the control of PE Corporation the opportunity to sell a sufficient number of shares so that such acquisition would not trigger the Rights. In addition, the Rights will not be triggered and a divestiture of shares will not be required by our repurchase of shares of common stock outstanding which could raise the proportion of shares held by a person to over the applicable 15% threshold. However, any person who exceeds such threshold as a result of our stock repurchases will trigger the Rights if such person subsequently acquires any additional shares of common stock.

                        COMPARISON OF STOCKHOLDER RIGHTS

      If the merger is completed, all holders of Third Wave common stock and Third Wave preferred stock will become holders of shares of PE Biosystems common stock. The rights of a holder of PE Biosystems common stock are similar in some respects and different in other respects from the rights of a holder of Third Wave common stock or Third Wave preferred stock. The rights of PE Corporation stockholders are currently governed by the Delaware General Corporation Law and the certificate of incorporation and bylaws of PE Corporation. The rights of Third Wave shareholders are currently governed by the Wisconsin Business Corporation Law and the articles of incorporation and bylaws of Third Wave. The following are summaries of the material differences between the current rights of Third Wave shareholders and the rights they will have as PE Biosystems stockholders following the merger.

      The following comparison of stockholders' rights is necessarily a summary, is not intended to be complete or to identify all differences that may, under given situations, be material to stockholders and is subject, in all respects, and is qualified by reference, to the Delaware General Corporation Law, the PE Corporation certificate of incorporation, the PE Corporation bylaws, the Wisconsin Business Corporation Law, the Third Wave articles of incorporation and the Third Wave bylaws. Copies of the PE Corporation certificate of incorporation and the PE Corporation bylaws are incorporated by reference in this prospectus.

Authorized Shares


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

      PE Corporation. The total number of authorized shares of capital stock of PE Corporation is 735,000,000, consisting of 500,000,000 shares of PE Biosystems common stock, 225,000,000 shares of Celera Genomics common stock and 10,000,000 shares of PE Corporation preferred stock, each having a par value of $.01 per share.

      PE Corporation's certificate of incorporation authorizes the PE Corporation board of directors to issue shares of preferred stock in one or more series, the terms of which will be determined by the board, as well as PE Biosystems common stock and Celera Genomics common stock.

      Third Wave. The total number of authorized shares of capital stock of Third Wave is 32,717, consisting of 25,000 shares of Third Wave common stock, par value $1.00 per share, and 7,717 shares of preferred stock, consisting of 943 shares of Third Wave Series A preferred stock, par value $10.00 per share, 500 shares of Third Wave Series B preferred stock, par value $10.00 per share, 467 shares of Third Wave Series C preferred stock, par value $10.00 per share, 988 shares of Third Wave Series D preferred stock, par value $10.00 per share, and 4,819 shares of Third Wave Series E preferred stock, par value $10.00 per share.

      Under Wisconsin law, a shareholder of a corporation is generally not personally liable for the acts and debts of the corporation. However, a shareholder can be personally liable in an amount equal to the par value of the shares owned by the shareholder (or the amount of consideration for which his or her shares without par value was issued) for all debts owing to employees of the corporation for services performed for such corporation, but not exceeding six months of service in any one case. There are no similar provisions under Delaware law.

Directors

      Number of Directors. The PE Corporation certificate of incorporation provides that the number of directors on the PE Corporation board shall be fixed by the board of directors but will not be less than three and not more than thirteen. The Third Wave articles of incorporation provide that the number of directors on the Third Wave board shall be fixed, from time to time, by a majority of the Third Wave board.

      Classification of Board of Directors. The PE Corporation board of directors is not divided into separate classes but consists of a single class elected annually. The Third Wave board of directors also consists of a single class elected annually.

      Number of Directors Necessary to Constitute a Quorum. Under the PE Corporation bylaws, a majority of the entire board of directors then in office constitutes a quorum for the transaction of business by the PE Corporation board. Under the Third Wave bylaws, the presence of a majority of the total authorized number of directors constitutes a quorum for the transaction of business by the Third Wave board.

      Removal of Directors. Under Delaware law and the PE Corporation bylaws, stockholders may remove any director with or without cause by the vote of the holders entitled to cast a majority of the votes entitled to be cast by all outstanding shares entitled to vote at an election of directors.

      Under Wisconsin law and the Third Wave bylaws, a director may be removed from office with or without cause by the vote of the majority of the shares represented at any shareholder meeting called for that purpose, provided that a quorum is present.

      Filling Newly Created Directorships and Vacancies. Under Delaware law and the PE Corporation bylaws, a majority of the directors then in office, even if less than a quorum, may fill vacancies and newly created directorships. Under Wisconsin law, a vacancy on the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or the board of directors, unless otherwise provided in the articles of incorporation. The Third Wave bylaws provide that any vacancy occurring on the Third Wave board of directors may be filled by the shareholders or, if the shareholders fail to fill the vacancy, by the Third Wave board of directors.

Charter, Articles of Incorporation and Bylaw Amendments

      Amendments to Certificate of Incorporation. Under Delaware law, the board of directors must propose an amendment to the certificate of incorporation and then a majority of all outstanding shares entitled to vote must approve it. Under Delaware law and the PE Corporation certificate of incorporation, amendments which make changes regarding the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of a class, must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights.

      Amendments to Articles of Incorporation. Under Wisconsin law, the board of directors must generally propose an amendment to the articles of incorporation for approval by the shareholders. For any such amendment, the WBCL generally requires the approval of a majority of the votes to be cast on the amendment by each voting group with respect to which the amendment would create dissenters' rights, and a majority of the votes cast by every other voting group entitled to vote on the amendment at a meeting of the shareholders in which a quorum is present, unless the articles of incorporation, bylaws adopted under the authority granted in the articles of incorporation or the WBCL require a greater proportion. If a proposed amendment to the Third Wave articles of incorporation would not change any of the preferences, limitations, or relative rights of the holders of Third Wave Series A preferred stock, Third Wave Series B preferred stock, Third Wave Series C preferred stock or Third Wave Series D preferred stock, then such amendment requires the affirmative vote of (i) a majority of the shares of Third Wave common stock and Third Wave preferred stock voting together as a single class, and (ii) a majority of the shares of Third Wave Series E preferred stock.

      If a proposed amendment to the Third Wave articles of incorporation would change any of the preferences, limitations, or relative rights of the holders of Third Wave Series A preferred stock, Third Wave Series B preferred stock, Third Wave Series C preferred stock or Third Wave Series D preferred stock, then such amendment requires the affirmative vote of:

      o a majority of the shares of Third Wave common stock and Third Wave preferred stock voting together as a single class;

      o 66-2/3% of the outstanding shares of the series of preferred stock which would have the preferences, limitations, or relative rights of its holders changed by the proposed amendment; and

      o     a majority of the shares of Third Wave Series E preferred stock.

      Amendment of Bylaws. Under Delaware law and the PE Corporation certificate of incorporation and bylaws, the PE Corporation bylaws can be amended or repealed by the affirmative vote of either:

      o holders of a majority of the outstanding shares of capital stock entitled to vote and present in person or by proxy at the meeting; or

      o     a majority of the members of the PE Corporation board of directors.

      Under Wisconsin law, the power to adopt, amend or repeal bylaws of a corporation is generally vested in the authority of the board of directors, unless the articles of incorporation provide otherwise. However, the corporation's shareholders may adopt, amend or repeal bylaws even though the board of directors has this power as well. The Third Wave bylaws provide that they can be amended or repealed by the affirmative vote of:

      o holders of a majority of the outstanding shares of capital stock entitled to vote; or

      o a majority of the entire Third Wave board, but no bylaw adopted or amended by the shareholders can be amended or repealed by the board if the bylaw adopted so provides.

Cumulative Voting


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

      Neither the PE Corporation certificate of incorporation nor the Third Wave articles of incorporation provides for cumulative voting for directors.

Stockholder Meeting Procedures

      Special Meetings of Stockholders. Under Delaware law, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or bylaws. Under the PE Corporation certificate of incorporation and bylaws, only the PE Corporation board of directors or its chairman, president or secretary may call a special meeting of the stockholders.

      Under Wisconsin law and the Third Wave bylaws, special meetings of shareholders may be called by the president, by the board of directors or such other officers as the board of directors may authorize from time to time, or by the president or secretary upon the written request of the holders of record of at least 10% of all shares entitled to vote on the matter set forth as the purpose of the special meeting.

      Provisions for Notices. Under the PE Corporation bylaws, PE Corporation must give personally or by mail, not less than ten and not more than sixty days before the date of any meeting of stockholders, to each stockholder entitled to vote at such meeting, written notice stating the place, date, hour and purpose or purposes of the meeting. Any and all notices of a meeting may be waived by a stockholder by submitting a signed waiver either before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, will constitute a waiver of notice.

      Under the Third Wave bylaws, written notice, or oral notice confirmed in writing within three days of the oral notice, of the place, date and hour of each meeting of the shareholders, whether annual or special and, in the case of a special meeting, the purpose or purposes for which such meeting is called, must be given not less than ten and not more than sixty days prior to the meeting to each shareholder of record entitled to vote at such meeting.

      Stockholders Necessary to Constitute a Quorum. Under the PE Corporation bylaws, the holders of record of a majority of the outstanding shares of PE Biosystems common stock and Celera Genomics common stock entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding shares of capital stock entitled to vote at such meeting, whether present in person or represented by proxy, constitutes a quorum for the purposes of transacting business at any stockholder meeting. Under the Third Wave bylaws, the presence in person or by proxy of the holders of record of a majority of shares entitled to vote at a meeting of shareholders constitutes a quorum for the transaction of business at such meeting.

      Stockholder Action Without a Meeting. Under Delaware law, unless a corporation's certificate of incorporation states otherwise, stockholders may take action without a meeting if such action is authorized by the written consents of stockholders having not less than the minimum number of votes necessary to take such action at a meeting at which all shares were present and voting. Under PE Corporation's certificate of incorporation, the written consent of all stockholders entitled to vote on an action must be obtained for the consent to be effective.

      Under Wisconsin law and the Third Wave bylaws, shareholders may take any action required or permitted by the Third Wave articles of incorporation, the Third Wave bylaws or Wisconsin law without a meeting by the written consent of all the shareholders entitled to vote on the action. The written consent of shareholders is effective when one or more written consents describing the action taken, signed by the number of shareholders sufficient to take the action, are delivered to Third Wave for inclusion in the corporate records. If the action to be taken requires that written notice of the proposed action be given to nonvoting shareholders, notice shall be given at least ten days before the action is taken.

Voting by Stockholders

      Business Combinations and Certain Other Transactions. Under Delaware law, the affirmative vote of a majority of the outstanding shares entitled to vote is required to approve mergers, consolidations, dissolutions and sales of all or substantially all of a corporation's assets. Under Wisconsin law, a majority of all of the votes entitled to be cast on the transaction by each voting group of outstanding shares entitled to vote thereon is generally required for certain significant corporate actions, including a merger or share exchange with another corporation, sale of all or substantially all of the corporate property and assets or voluntary liquidation. Special voting requirements apply to certain business combinations.

      Issuance of Rights or Options to Directors. Under both Delaware law and Wisconsin law, the issuance by a corporation to its directors, officers or employees of rights or options to purchase from the corporation any of its shares, as an incentive to service or continued service with the corporation, or the adoption of a plan providing for such issuance, does not require authorization by vote of its stockholders or shareholders, as applicable.

      Loans to Directors. Under Delaware law, a corporation may make loans to or guarantees on behalf of, or otherwise assist officers and employees of a Delaware corporation, including those officers and employees who are also directors of the corporation, without the authorization by vote of its stockholders, if the board determines that the loan, guarantee or assistance may reasonably be expected to benefit the corporation. Under Wisconsin law, a corporation may lend money to or guarantee the obligation of a director, without authorization by vote of its shareholders, if the board of directors determines that the loan or guarantee benefits the corporation and the board of directors approves either the specific loan or guarantee or a general plan authorizing loans and guarantees. The material facts of the transaction and the director's interest must be disclosed or known to the board of directors or the transaction must be fair to the corporation. Also, the transaction is deemed approved by the board of directors only if it also receives the affirmative vote of a majority of the directors on the board acting on the transaction who have no direct or indirect interest in the transaction.

Business Combinations Following a Change in Control

      Under Section 203 of the Delaware General Corporation Law, an "interested stockholder" is defined as a holder of 15% or more of the outstanding voting stock. An interested stockholder may engage in a business combination transaction with PE Corporation only if:

      o PE Corporation's board of directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;

      o the interested stockholder acquired at least 85% of the voting stock in the transaction in which it became an interested stockholder; or

      o PE Corporation's board of directors and the holders of shares entitled to cast two-thirds of the votes entitled to be cast by all of the outstanding voting shares held by all disinterested stockholders approve the transaction.

      Section 180.1131 of the WBCL provides generally that, in addition to the vote otherwise required by law or the articles of incorporation of an "issuing public corporation," certain business combinations not meeting certain adequacy-of-price standards specified in the statute must be approved by (1) the holders of at least 80% of the votes entitled to be cast and (2) two-thirds of the votes entitled to be cast by the corporation's outstanding voting shares owned by persons other than a "significant shareholder" who is a party to the transaction or an affiliate or associate thereof. Section 180.1130 defines "business combination" to include, subject to certain exceptions, a merger or share exchange of the issuing public corporation (or any subsidiary thereof) with, or the sale or other disposition of substantially all the assets of the issuing public corporation to, any significant shareholder or affiliate thereof. "Significant shareholder" is defined generally to mean a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the issuing public corporation. Third Wave believes that Sections
180.1130 through 180.1134 of the WBCL are not intended to apply to transactions such as the present merger transaction because Third Wave does not qualify as an issuing public corporation for such purposes.

      Under Section 180.1140(8) of the WBCL, an "interested stockholder" is defined as a beneficial owner or an affiliate thereof that owned at least 10% of the outstanding voting stock at any time within the last 3 years. Certain Wisconsin corporations are precluded under Section 180.1141 of the WBCL from engaging in a business combination with an interested stockholder for a period of three years after the interested stockholder first became a shareholder of the corporation unless the

Wisconsin corporation's board of directors approved the business combination prior to the date that the interested stockholder became a shareholder. A corporation, such as Third Wave, which does not have a class of voting stock registered or traded on a national exchange is not subject to Section 180.1141 of the WBCL.

Limitation on Directors' Liability

      As permitted by Delaware law, PE Corporation's certificate of incorporation eliminates or limits the personal liability of a director of PE Corporation to PE Corporation or its stockholders for money damages based upon his or her breach of fiduciary duty. However, a director's liability is not eliminated or limited for:

      o any breach of the director's duty of loyalty to PE Corporation or its stockholders;

      o     any acts or omissions made not in good faith;

      o any acts which involve intentional misconduct or a knowing violation of law;

      o any transactions from which the director derived an improper personal benefit; or

      o any liability arising under Delaware law relating to unlawful payment of dividends or unlawful stock purchase or redemption.

      Under Wisconsin law, a director is not liable to the corporation or its shareholders for monetary damages or liabilities arising from a breach of any duty resulting solely from his or her status as a director, unless the breach constitutes:

      o a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

      o a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

      o a transaction from which the director derived an improper personal profit; or

      o     willful misconduct.

Indemnification of Directors and Officers

      Delaware law permits a company's board of directors to indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Delaware law provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

      PE Corporation's certificate of incorporation and bylaws provide for indemnification of PE Corporation's directors and officers to the fullest extent permitted by law.

      The directors and officers of PE Corporation are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capabilities and against which they cannot be indemnified by PE Corporation.

      Wisconsin law requires a corporation to indemnify a director to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding for all reasonable expenses that he or she incurred in the proceeding if the director was a party because he or she is or was a director of the corporation. Indemnification is also required in other instances unless the director is personally liable as a result of breaching a duty to the corporation. The WBCL also permits additional rights of indemnification for directors pursuant to provisions in the corporation's articles of incorporation or bylaws, a written agreement between the director and the corporation, a resolution adopted by the board of directors or a resolution adopted by the shareholders. Third Wave's bylaws provide for indemnification of its directors to the fullest extent permitted by law.

Dissenters' Rights

PE Corporation. Generally, stockholders of a Delaware corporation who object to certain mergers or a consolidation of the corporation are entitled to appraisal rights, requiring the surviving corporation to pay the fair value of the dissenting shares. There are, however, no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock are either:

      o listed on a national securities exchange or designated as a national market system by the National Association of Securities Dealers, Inc.; or

      o     held of record by more than 2,000 stockholders.

However, appraisal rights will be available to holders of shares if they are required by the merger terms to accept anything other than shares of the survivor, listed or quoted shares or cash in lieu of fractional shares.

      In addition, no appraisal rights are available for any shares of stock of a surviving corporation in a merger if the merger did not require the approval of the stockholders of such corporation. Further, Delaware law does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of the corporation's assets unless the certificate of incorporation provides otherwise. PE Corporation's certificate of incorporation does not provide for appraisal rights upon the sale of all or substantially all of its assets.

      Under Delaware law, the meaning of "fair value" in payment for shares upon exercise of dissenters' rights does not include any element of value arising from the completion or expectation of the transaction.

Third Wave. Under Wisconsin law, a shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of certain mergers, share exchanges and transactions involving the sale of all or substantially all of the corporation's property other than in the usual and ordinary course of business. However, dissenters' rights do not apply to holders of shares that are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotations System.

      Under Wisconsin law, in the case of a business combination, "fair value" is defined as the fair market value as determined in good faith by the corporation's board of directors.

Right To Examine Stockholder List; Right to Inspect Corporate Records

      Under Delaware law, each stockholder has the right:

      o during normal business hours, for a period of at least ten days prior to any stockholder meeting and during such meeting, to examine an alphabetical list of stockholders for any purpose germane to the meeting. The list will show the address of each stockholder and the number of shares held by each stockholder; and

      o following a written request, to inspect for any proper purpose a corporation's books and records, including the stockholder list, during usual business hours.

      Under Wisconsin law, each shareholder has the right:

      o during regular business hours and at his or her expense, beginning two business days after notice of a shareholders' meeting is given and continuing through the meeting, to inspect and copy for proper purposes a list of shareholders arranged by class or series of shares and showing the address of and number of shares held by each shareholder;

      o following a written request, to inspect and copy for proper purposes certain of the corporation's books and records, including the corporation's bylaws, minutes of meetings, accounting records and shareholders list, during regular business hours; and

      o following a written request, to receive a copy of the corporation's latest financial statements.

Interested Director Transactions

      Under Delaware law, certain contracts or transactions in which a director has an interest are not void or voidable solely by reason of that interest if the contract or transaction:

      o is approved by the stockholders or by a majority of the disinterested directors if the material facts are disclosed in good faith or known; or

      o     was fair and reasonable to the corporation at the time of approval.

      Similarly, under Wisconsin law, a conflict of interest transaction is not voidable by the corporation solely because of the director's interest in that transaction as long as:

      o the material facts of the transaction and the director's interest were disclosed or known and the transaction was authorized, approved or specifically ratified by either (a) the board of directors, including a majority of the disinterested directors, or (b) the shareholders, including a majority of the shares that are not controlled or voted by the interested director; or

      o     the transaction was fair to the corporation.

                                     EXPERTS

      The consolidated financial statements of PE Corporation, the combined financial statements of the PE Biosystems group and the combined financial statements of the Celera Genomics group as of June 30, 1999 and 1998 and for each of the three years in the period ended June 30, 1999, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINIONS


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

      The legality of the shares of PE Biosystems common stock to be issued to holders of shares of Third Wave common stock and Third Wave preferred stock pursuant to the merger will be passed upon for PE Corporation by Simpson Thacher & Bartlett, New York, New York.

      Certain federal income tax matters related to the merger will be passed upon for PE Corporation by Simpson Thacher & Bartlett, New York, New York, and for Third Wave by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Francisco, California.

                       WHERE YOU CAN FIND MORE INFORMATION

      PE Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at http://www.sec.gov.

      PE Corporation has filed a Form S-4 to register with the SEC the PE Biosystems common stock to be issued to Third Wave shareholders in the merger. This document is a part of the Form S-4 and constitutes a prospectus of PE Corporation in addition to being a proxy statement for the Third Wave special meeting. As allowed by SEC rules, this document does not contain all the information you can find in the Form S-4 or the exhibits to the Form S-4.

      The SEC allows PE Corporation to "incorporate by reference" information into this document, which means that PE Corporation can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. PE Corporation incorporates by reference its documents listed below and any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering:

      (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

      (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, September 30, 1999 and December 31, 1999;

      (c) the descriptions of PE Corporation's common stock and rights to purchase participating junior preferred stock set forth in its registration statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any of those descriptions.

      If you are a shareholder of Third Wave, PE Corporation may have sent you some of the documents incorporated by reference, but you can obtain any of them through PE Corporation or the SEC. Documents incorporated by reference are available from PE Corporation without charge, excluding all exhibits unless PE Corporation has specifically incorporated by reference an exhibit in this document. Shareholders of Third Wave may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from PE Corporation at the following address:

         PE Corporation
         761 Main Avenue
         Norwalk, Connecticut 06897
         Attention: Secretary
         (203) 762-1000

      If you would like to request documents from PE Corporation, please do so
by                , 2000 to receive them prior to the special meeting.

      You should rely only on the information contained or incorporated by reference in this document to vote on the proposals included in this document. PE Corporation has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated , 2000. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing of this document to shareholders of Third Wave nor the issuance of PE Biosystems common stock in the merger shall create any implication to the contrary.


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

                                 PE CORPORATION

                                       AND

                          THIRD WAVE TECHNOLOGIES, INC.

                            Annexes to the Prospectus

                         I. Agreement and Plan of Merger

                              II. Voting Agreement

                          III. Form of Escrow Agreement

                         IV. Opinion of Lehman Brothers

                                                                         Annex I

                          AGREEMENT AND PLAN OF MERGER

                          Dated as of January 23, 2000

                                      Among

                                 PE Corporation
                             Blue Acquisition Corp.
                                       and
                          Third Wave Technologies, Inc.

                               TABLE OF CONTENTS

                                                                            Page
                              ARTICLE I The Merger...........................8

SECTION 1.01.  The Merger....................................................8
SECTION 1.02.  Closing.......................................................8
SECTION 1.03.  Effective Time of the Merger..................................8
SECTION 1.04.  Effects of the Merger.........................................9
SECTION 1.05.  Articles of Incorporation; Bylaws.............................9
SECTION 1.06.  Directors.....................................................9
SECTION 1.07.  Officers......................................................9

                 ARTICLE II Effect of the Merger on the Capital
                      Stock of theConstituent Corporations...................9

SECTION 2.01.  Effect on Capital Stock.......................................9
SECTION 2.02.  Exchange of Certificates.....................................11
SECTION 2.03.  Treatment of Options.........................................12

                  ARTICLE III Representations and Warranties................13

SECTION 3.01.  Representations and Warranties of the Company................13
SECTION 3.02.  Representations and Warranties of Parent and Sub.............29

                  ARTICLE IV Covenants Relating to Conduct of
                           Business Prior to Merger.........................33

SECTION 4.01.  Conduct of Business..........................................33

                        ARTICLE V Additional Agreements.....................37

SECTION 5.01.  Preparation of Form S-4; Shareholder Meeting.................37
SECTION 5.02.  Access to Information; Confidentiality.......................38
SECTION 5.03.  Reasonable Best Efforts......................................38
SECTION 5.04.  Indemnification..............................................39
SECTION 5.05.  Directorships................................................39
SECTION 5.06.  Registration Rights..........................................40
SECTION 5.07.  Public Announcements.........................................40
SECTION 5.08.  Affiliates...................................................40
SECTION 5.09.  No Solicitation..............................................40
SECTION 5.10.  Benefit Matters..............................................41
SECTION 5.11.  Stock Exchange Listing.......................................41
SECTION 5.12.  Letters of the Company's Accountants.........................42
SECTION 5.13.  Letters of Parent's Accountants..............................42

                        ARTICLE VI Conditions Precedent.....................42

SECTION 6.01.  Conditions to Each Party's Obligation to Effect the Merger...42
SECTION 6.02.  Conditions to Obligations of Parent and Sub..................43
SECTION 6.03.  Conditions to Obligation of the Company......................45

                 ARTICLE VII Termination, Amendment and Waiver..............46

SECTION 7.01.  Termination..................................................46
SECTION 7.02.  Effect of Termination........................................47
SECTION 7.03.  Amendment....................................................47
SECTION 7.04.  Extension; Waiver............................................47
SECTION 7.05.  Procedure for Termination, Amendment, Extension or Waiver....47

                        ARTICLE VIII General Provisions.....................47

SECTION 8.01.  Survival.....................................................47
SECTION 8.02.  Expenses.....................................................48
SECTION 8.03.  Notices......................................................48
SECTION 8.04.  Definitions..................................................49
SECTION 8.05.  Interpretation...............................................51
SECTION 8.06.  Counterparts.................................................51
SECTION 8.07.  Entire Agreement; No Third-Party Beneficiaries...............51
SECTION 8.08.  GOVERNING LAW................................................51
SECTION 8.09.  Assignment...................................................51
SECTION 8.10.  Enforcement..................................................52

SCHEDULES

Company Disclosure Schedule

EXHIBITS

Exhibit A         Voting Agreement
Exhibit B         Escrow Agreement
Exhibit C-1       Form of Company Affiliate Letter
Exhibit C-2       Form of Parent Affiliate Letter
Exhibit D-1       Form of Opinion of Counsel to the Company
Exhibit D-2       Form of Opinion of Counsel to Parent and Sub
Exhibit E         License Agreement Term Sheet

                            GLOSSARY OF DEFINED TERMS

affiliate.............................................................ss.8.04(a)
Articles..............................................................Preamble
Articles of Merger.......................................................ss.1.03
Bylaws................................................................ss.3.01(a)
Celera Genomics Stock..............................................ss.3.02(b)(i)
Certificates..........................................................ss.2.01(d)
Closing..................................................................ss.1.02
Closing Date.............................................................ss.1.02
Code..................................................................Preamble
Company...............................................................Preamble
Company Common Stock..................................................Preamble
Company Disclosure Schedule..............................................ss.3.01
Company IP.........................................................ss.3.01(u)(i)
Company Lease Agreements...........................................ss.3.01(j)(i)
Company Permits..................................................ss.3.01(g)(iii)
Company Plans......................................................ss.3.01(h)(i)
Company Preferred Stock...............................................Preamble
Company Stock.........................................................Preamble
Company Stock Option..................................................ss.2.03(a)
Company Stock Plans...................................................ss.2.03(a)
Company Shareholder Approval..........................................Preamble
Confidentiality Agreements............................................ss.5.02(a)
Controlled Group.................................................ss.3.01(h)(iii)
Default Date..........................................................ss.7.02(b)
Dissenting Shares..................................................ss.2.01(e)(i)
Effective Time of the Merger.............................................ss.1.03
Environmental Claim...................................................ss.8.04(b)
Environmental Laws....................................................ss.8.04(c)
Environmental Permits.................................................ss.8.04(d)
ERISA..............................................................ss.3.01(h)(i)
Escrow Agent..........................................................ss.2.02(f)
Escrow Agreement......................................................ss.2.02(f)
Exchange Act..........................................................ss.3.01(v)
Financial Statements...............................................ss.3.01(e)(i)
Form S-4..........................................................ss.3.01(d)(ii)
GAAP...............................................................ss.3.01(e)(i)
Goldman...............................................................ss.3.02(g)
Governmental Entity...............................................ss.3.01(d)(ii)
Hazardous Materials...................................................ss.8.04(e)
HSR Act...........................................................ss.3.01(d)(ii)
incentive stock options...............................................ss.2.03(a)
indebtedness..........................................................ss.8.04(f)
Indemnified Liabilities..................................................ss.5.04

Indemnitees..............................................................ss.5.04
Intellectual Property.................................................ss.8.04(g)
IP Agreements...................................................ss.3.01(n)(i)(I)
knowledge.............................................................ss.8.04(h)
Lehman................................................................ss.3.01(p)
Liens.................................................................ss.8.04(i)
Litigation.........................................................ss.3.01(g)(i)
Material Adverse Change...............................................ss.8.04(j)
Material Adverse Effect...............................................ss.8.04(j)
Material Contract..................................................ss.3.01(n)(i)
Merger................................................................Preamble
Merger Consideration..................................................ss.2.01(c)
NYSE...............................................................ss.2.02(d)(i)
Order.............................................................ss.3.01(d)(ii)
Parent................................................................Preamble
Parent Common Stock...................................................ss.2.01(c)
Parent Common Stock Warrants.......................................ss.3.02(b)(i)
Parent Preferred Stock.............................................ss.3.02(b)(i)
Parent SEC Reports.................................................ss.3.02(d)(i)
Parent Stock Plans.................................................ss.3.02(b)(i)
Parent Subsidiaries...................................................ss.3.02(a)
person................................................................ss.8.04(k)
Principals............................................................ss.6.02(l)
Reference Balance Sheet...........................................ss.3.01(e)(ii)
SEC...............................................................ss.3.01(d)(ii)
Securities Act...................................................ss.3.01(c)(iii)
Series A Preferred Stock..............................................Preamble
Series B Preferred Stock..............................................Preamble
Series C Preferred Stock..............................................Preamble
Series D Preferred Stock..............................................Preamble
Series E Preferred Stock..............................................Preamble
Shareholders Meeting..................................................ss.5.01(c)
cSplit................................................................ss.2.01(c)
Sub...................................................................Preamble
subsidiary............................................................ss.8.04(l)
Surviving Corporation....................................................ss.1.04
Taxes............................................................ss.3.01(i)(xvi)
Tax Return.......................................................ss.3.01(i)(xvi)
Transaction Proposals....................................................ss.5.09
Voting Agreement......................................................Preamble
Voting Debt......................................................ss.3.01(c)(iii)
WARN..............................................................ss.3.01(g)(ii)
WBCL.....................................................................ss.1.01

            AGREEMENT AND PLAN OF MERGER, dated as of January 23, 2000, among PE Corporation, a Delaware corporation ("Parent"), Blue Acquisition Corp., a Wisconsin corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Third Wave Technologies, Inc., a Wisconsin corporation (the "Company").

            WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders;

            WHEREAS, such Boards of Directors have approved the Merger, pursuant to which each share of Common Stock, par value $1.00 per share, of the Company (the "Company Common Stock") and each share of Company Preferred Stock, other than shares owned, directly or indirectly, by the Company or any subsidiary of the Company or by Parent, Sub or any other subsidiary of Parent, will be converted into the right to receive the Merger Consideration;

            WHEREAS, approval of the Merger and this Agreement require the vote or written consent of the holders of (i) a majority of the outstanding shares of each of (A) the Company Common Stock as a separate class (not including the votes of the holders of any Company Preferred Stock outstanding on the record date for such vote or, if no such record date is established, on the date such vote is taken), as required by the WBCL, (B) the Company Common Stock (including the votes of the holders of shares of each of the Series A Convertible Preferred Stock, par value $10.00 per share, of the Company (the "Series A Preferred Stock"), the Series B Convertible Preferred Stock, par value $10.00 per share, of the Company (the "Series B Preferred Stock"), the Series C Convertible Preferred Stock, par value $10.00 per share, of the Company (the "Series C Preferred Stock"), the Series D Convertible Preferred Stock, par value $10.00 per share, of the Company (the "Series D Preferred Stock"), and the Series E Convertible Preferred Stock, par value $10.00 per share, of the Company (the "Series E Preferred Stock", and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the "Company Preferred Stock"), as if such shares of Company Preferred Stock were converted into shares of Company Common Stock pursuant to the provisions of Sections 1.5, 2.5, 3.5, 4.5 and 5.5, as applicable, of Article III of the Company's Amended and Restated Articles of Incorporation (the "Articles"), on the record date for such vote or, if no such record date is established, on the date such vote is taken or any written consent is solicited), and (C) the Series E Preferred Stock, and (ii) 66-2/3% of the outstanding shares of each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock

(collectively, the "Company Shareholder Approval");

            WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition of, and inducement to, Parent's willingness to enter into this Agreement, Parent and holders of Company Common Stock and Company Preferred Stock (collectively, the "Company Stock") sufficient in amount to provide the Company Shareholder Approval are entering into a voting agreement, dated as of the date hereof, in the form of Exhibit A hereto (the "Voting Agreement"), pursuant to which such holders of Company Stock are agreeing, among other things, to vote their shares of Company Stock in favor of the Merger;

            WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  The Merger

            SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Wisconsin Business Corporation Law (the "WBCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger. At the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation.

            SECTION 1.02. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01 (which are the only circumstances under which the Merger may be abandoned under Section 180.1103(6) of the WBCL), and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at a time and date to be specified by the parties, which shall be (i) no earlier than April 1, 2000 and (ii) on or after April 1, 2000, no later than 10:00 a.m. on the second business day after satisfaction of the conditions set forth in Section 6.01 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) (the "Closing Date"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

            SECTION 1.03. Effective Time of the Merger. Upon the Closing, the parties shall file with the Department of Financial Institutions of the State of Wisconsin articles of merger (the "Articles of Merger") prepared in accordance with the relevant provisions of the WBCL and shall make all other filings or recordings required under the WBCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Department of Financial Institutions of the State of Wisconsin, or at such other time as is permissible in accordance with the WBCL and as Sub and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

            SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the WBCL. As used herein, "Surviving Corporation" shall mean and refer to the Company, at and after the Effective Time of the Merger, as the surviving corporation in the Merger.

            SECTION 1.05. Articles of Incorporation; Bylaws. (a) At the Effective Time of the Merger, the Articles shall be amended and restated to be the same in substance as the articles of incorporation of Sub immediately before the Effective Time of the Merger, and said amended and restated articles of incorporation shall be filed with the Department of Financial Institutions of the State of Wisconsin and shall be the amended and restated articles of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

            (b) At the Effective Time of the Merger, and without any further action on the part of the Company or Sub, the bylaws of Sub as in effect at the Effective Time of the Merger shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            SECTION 1.06. Directors. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            SECTION 1.07. Officers. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                  ARTICLE II

               Effect of the Merger on the Capital Stock of the
                           Constituent Corporations

            SECTION 2.01. Effect on Capital Stock. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Company, Sub or any holder of any shares of Company Stock or any shares of capital stock of Sub:

            (a) Common Stock of Sub. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of the common stock, par value $0.01 per share, of the Surviving Corporation.

            (b) Cancellation of Treasury Stock and Parent-Owned Company Stock. Each share of Company Stock that is owned by the Company or any subsidiary of the Company, and each share of Company Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no cash, Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

            (c) Conversion of Company Stock. Subject to Sections 2.02(b), 2.02(d) and 2.02(e), each issued and outstanding share of Company Stock (other than shares canceled pursuant to Section 2.01(b) or Dissenting Shares) shall be converted into 187.6578 shares of PE Corporation--PE Biosystems Group Common Stock, par value $0.01 per share (including the rights associated with such shares pursuant to Parent's Shareholders' Protection Rights Plan, the "Parent Common Stock") (after giving effect to the 100% stock dividend on Parent Common Stock (the "Split") declared on January

20, 2000 for distribution on February 18, 2000 to holders of record on February 4, 2000) (the amount of Parent Common Stock into which each such share of Company Stock is converted being referred to herein as the "Merger Consideration").

            (d) Cancellation and Retirement of Company Stock. At the Effective Time of the Merger, all shares of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Stock (collectively, the "Certificates") shall, to the extent such Certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration (and cash in lieu of fractional shares of Parent Common Stock) to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.02.

            (e) Dissenting Shares. (i) Notwithstanding anything in this Agreement to the contrary, shares of Company Stock that are issued and outstanding immediately prior to the Effective Time of the Merger and which are held by shareholders who have not voted in favor of the Merger and who shall have delivered to the Company before the vote is taken written notice that complies with Sections 180.0141 and 180.1103 of the WBCL of their intent to demand payment for their shares if the Merger is effectuated, in the time and manner specified in Sections 180.1301 through 180.1331 of the WBCL (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the consideration in the time required by and as shall be determined pursuant to such sections of the WBCL; provided, however, that if such holder shall have effectively withdrawn or lost his, her or its right to demand payment under the WBCL, such holder's shares of Company Stock shall thereupon be deemed to have been converted, at the Effective Time of the Merger, into the right to receive the Merger Consideration set forth in Section 2.01(c), without any interest thereon.

(ii) The Company shall give Parent (A) prompt notice of any notices or demands for payment pursuant to Sections 180.1321 or 180.1323 of the WBCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the WBCL and received by the Company and (B) the opportunity to direct all negotiations and proceedings with respect to demands for payment under the WBCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable law, make any payment with respect to any such demands for payment or offer to settle or settle any such demands.

            SECTION 2.02. Exchange of Certificates. (a) Exchange Procedures. Upon surrender of a Certificate for cancellation to Parent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II (after taking into account all shares of Company Stock then held by such holder), and the Certificate so surrendered shall forthwith be canceled; provided, however, that Parent shall be entitled to withhold from such exchange the amount of Parent Common Stock delivered to the Escrow Agent pursuant to the Escrow Agreement. In the event of a transfer of ownership of shares of Company Stock which is not registered in the transfer records of the Company, a certificate or certificates representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate is presented to Parent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02 each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the Parent Common Stock into which the shares of Company Stock represented by such Certificate have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.02.

            (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(d), until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate or certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to
Section 2.02(d) and the amount of any dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (c) No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued upon conversion of shares of Company Stock in accordance with the terms hereof, and all cash paid pursuant to Sections 2.02(b) and 2.02(d), shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

            (d) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of such issuance of fractional shares, Parent shall pay each holder of Certificates an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder (after taking into account all shares of Company Stock held immediately prior to the Effective Time of the Merger by such holder) would otherwise be entitled by (b) the weighted average of the closing prices of a share of Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transaction Tape during the 15 consecutive trading days ending on (and excluding) the trading day immediately prior to the Effective Time of the Merger.

                  (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, Parent shall make available such amounts to such holders of Certificates, subject to and in accordance with the terms of Section 2.02(b).

            (e) No Liability. None of Parent, Sub or the Company shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to three years after the Effective Time of the Merger, or immediately prior to such earlier date on which any Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration or cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

            (f) Merger Consideration Held in Escrow. Prior to the Closing Date, Parent and John Neis, as representative for the holders of Company Stock, shall enter into an escrow agreement (the "Escrow Agreement"), a form of which is attached hereto as Exhibit B and the terms of which shall be deemed to be a part of and shall be read in conjunction with this Agreement, with a qualified escrow agent (the "Escrow Agent") reasonably acceptable to Parent and the Company, providing for 10% of the aggregate Merger Consideration to be delivered by Parent into escrow at the Closing and held for disbursement as provided in the Escrow Agreement.

            SECTION 2.03. Treatment of Options. (a) At the Effective Time of the Merger, each outstanding option to purchase Company Common Stock (a "Company Stock Option") issued pursuant to the Company's Incentive Stock Option Plan, 1997 Incentive Stock Option Plan, 1997 Nonqualified Stock Option Plan, 1998 Incentive Stock Option Plan, 1999 Nonqualified Stock Option Plan and 1999 Incentive Stock Option Plan (collectively, the "Company Stock Plans"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option. It is intended that all Company Stock Options assumed by Parent shall qualify following the Effective Time of the Merger as incentive stock options as defined in Section 422 of the Code ("incentive stock options") to the extent that such Company Stock Options qualified as such immediately prior to the Effective Time of the Merger, and the option price, the number of shares purchasable pursuant to such options and the terms and conditions of exercise of such options shall be determined in order to comply with Section 424(a) of the Code.

            (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 2.03 after giving effect to the Merger and the provisions set forth above and until otherwise determined). If necessary, Parent shall comply with the terms of the Company Stock Plans and ensure, to the extent required by, and subject to the provisions of, the Company Stock Plans, that Company Stock Options that qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

            (c) Prior to the Effective Time of the Merger, Parent shall have taken all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options. As soon as practicable after the Effective Time of the Merger, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Parent Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                                  ARTICLE III

                        Representations and Warranties

            SECTION 3.01. Representations and Warranties of the Company. Except as set forth in the disclosure schedule of the Company dated as of the date hereof and delivered herewith to Parent (the "Company Disclosure Schedule"), which identifies the section and subsection to which each disclosure therein relates, the Company represents and warrants to Parent and Sub as follows:

            (a) Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect with respect to the Company. Attached as Section 3.01(a) of the Company Disclosure Schedule are complete and correct copies of the Articles and the Company's Amended and Restated Bylaws, as amended (the "Bylaws"), as currently in effect. For purposes of this Agreement, as it relates to the State of Wisconsin, the term "good standing" shall mean that the entity has filed all of the annual and other reports required to be filed by it with such jurisdiction, has not filed articles of dissolution with the Department of Financial Institutions of the State of Wisconsin and has not been judicially or administratively dissolved.

            (b) Subsidiaries. The only direct or indirect subsidiaries of the Company are those listed in Section 3.01(b) of the Company Disclosure Schedule. Except for the ownership interests set forth in Section 3.01(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, limited liability company, partnership, business association, joint venture or other entity.

            (c) Capital Structure. (i) The authorized capital stock of the Company consists of 25,000 shares of Company Common Stock, 943 shares of Series A Preferred Stock, 500 shares of Series B Preferred Stock, 467 shares of Series C Preferred Stock, 988 shares of Series D Preferred Stock and 4,819 shares of Series E Preferred Stock. As of the date hereof, there are: (A) 12,272 shares of Company Common Stock issued and outstanding; (B) no shares of Company Common Stock held in the treasury of the Company; (C) 1,522 shares of Company Common Stock reserved for issuance upon exercise of outstanding Company Stock Options (which Company Stock Options have exercise prices as specified in Section 3.01(c)(i)(C) of the Company Disclosure Schedule), and 436 shares of Company Common Stock reserved for issuance pursuant to the Company Stock Plans (other than upon exercise of outstanding Company Stock Options); (D) 7,223 shares of Company Common Stock reserved for issuance upon conversion of outstanding Company Preferred Stock; (E) 943 shares of Series A Preferred Stock issued and outstanding; (F) 500 shares of Series B Preferred Stock issued and outstanding;
(G) 467 shares of Series

C Preferred Stock issued and outstanding; (H) 988 shares of Series D Preferred Stock issued and outstanding; and (I) 4,325 shares of Series E Preferred Stock issued and outstanding. Except as set forth above, as of the date hereof, there are no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding.

                  (ii) Except as set forth in Section 3.01(c)(ii) of the Company Disclosure Schedule, all outstanding shares of capital stock of the Company are, and all shares of Company Common Stock which may be issued pursuant to the Company Stock Plans or upon conversion of the Company Preferred Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable (except with respect to certain unpaid employee wage claims under Section 180.0622(2)(b) of the WBCL) and not subject to preemptive rights. All securities issued by the Company were issued in compliance in all material respects with all applicable federal and state securities laws and all applicable rules and regulations promulgated thereunder. No shares of Company Stock are owned by any subsidiary of the Company.

                  (iii) There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote (collectively, "Voting Debt"). Except as set forth above and except as set forth in Section 3.01(c)(iii) of the Company Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as disclosed in
Section 3.01(c)(iii) of the Company Disclosure Schedule, (A) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company and (B) to the knowledge of the Company, there are no proxies with respect to shares of capital stock of the Company, other than as contemplated by the Voting Agreement. Except as set forth in Section 3.01(c)(iii) of the Company Disclosure Schedule, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), or other agreements or arrangements with or, to the knowledge of the Company, among any securityholders of the Company with respect to securities of the Company.

                  (iv) Since September 30, 1999, the Company has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company, other than (x) the grant of any employee stock options prior to the date of this Agreement pursuant to the Company Stock Plans, (y) the issuance of Company Common Stock upon exercise of the options granted pursuant to the Company Stock Plans prior to the date of this Agreement and (z) upon conversion of shares of Company Preferred Stock outstanding on September 30, 1999; (B) repurchased, redeemed or otherwise acquired any shares of capital stock of the Company; or (C) declared, set aside, made or paid to the shareholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company.

            (d) Authority; Noncontravention. (i) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Sub) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (ii) Except as set forth in Section 3.01(d)(ii) of the Company Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance by the Company with the provisions hereof will not, conflict with, or result in any breach or violation of, or any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a

"put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, (A) the Articles or Bylaws, (B) any loan or credit agreement, note, note purchase agreement, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets or any other Material Contract or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation, settlement or arbitration award ("Order") applicable to the Company or its properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its obligations hereunder, except for (w) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (x) the filing of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the "SEC") by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") and (y) the filing of the Articles of Merger with the Department of Financial Institutions of the State of Wisconsin and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

            (e) Financial Statements; Undisclosed Liabilities. (i) Set forth in
Section 3.01(e)(i) of the Company Disclosure Schedule are complete, true and correct copies of: (A) the audited balance sheets of the Company as of March 31, 1999 and 1998, including the notes thereto, (B) the audited statements of operations and cash flows of the Company for the fiscal years ended March 31, 1999 and 1998, including the notes thereto, (C) the unaudited balance sheet of the Company as of September 30, 1999, and (D) the unaudited statements of operations and cash flows of the Company for the six months ended September 30, 1999

(collectively, the "Financial Statements"). Except as set forth in the notes thereto and except, in the case of the unaudited statements, which do not contain footnotes, for normal year-end audit adjustments and disclosures (none of which is material), the Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), as in effect on the date of such Financial Statements, and the unaudited Financial Statements have been prepared on a basis consistent with the audited Financial Statements, and the Financial Statements fairly present, in all material respects, the financial position and results of operations and cash flows of the Company, in each case as of the dates indicated and for the periods covered, as the case may be.

                  (ii) Other than the liabilities set forth in the unaudited balance sheet of the Company as of September 30, 1999 included in the Financial Statements or in the notes thereto (the "Reference Balance Sheet") or as set forth on Section 3.01(e)(ii) of the Company Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) that are of a nature required to be set forth on a balance sheet (or in the notes thereto) in accordance with GAAP as in effect on the date of this Agreement, except liabilities or obligations incurred subsequent to the date of the Reference Balance Sheet in the ordinary course of business consistent with past practice, none of which has had or could reasonably be expected to have a Material Adverse Effect.

            (f) Absence of Certain Changes or Events. Except as disclosed in
Section 3.01(f) of the Company Disclosure Schedule, since September 30, 1999, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (1) any Material Adverse Change with respect to the Company; (2) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Company; (3) any action which, if it had been taken or occurred after the execution of this Agreement, would have required the consent of Parent pursuant to this Agreement; or (4) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder. Except as disclosed in Section 3.01(f) of the Company Disclosure Schedule, the Company has not since September 30, 1999:

                  (i) encumbered, transferred, leased, licensed or otherwise disposed of, or authorized or committed to the sale, encumbrance of, transfer, lease, license or other disposition of any material assets other than in the ordinary course of business;

                  (ii) (A) acquired (by merger, consolidation or acquisition of stock or assets) any corporation, limited liability company, partnership or other business organization or division thereof or substantially all of the assets thereof or (B) incurred any indebtedness for borrowed money in excess of up to $3.3 million outstanding at any one time under the Company's line of credit with Transamerica Business Credit Corporation and up to $1.7 million of other indebtedness incurred in the ordinary course of business consistent with past practices, or issued any debt securities or assumed, guaranteed or endorsed, or otherwise become responsible for, the obligations of any person, or made any loans, advances or capital contributions to, or investments in, any other person;

                  (iii) increased the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company who are not executive officers of the Company in the ordinary course of business consistent with past practice, or entered into, or amended, any employment, severance, or consulting agreement or arrangement with any present or former director, officer or other employee of the Company; or

                  (iv) changed, in any material respect any of the accounting practices or principles used by it.

            (g) Litigation; Labor Matters; Compliance with Laws. (i) Except as disclosed in Section 3.01(g)(i) of the Company Disclosure Schedule, there is (A) no suit, action, claim, arbitration, inquiry, complaint, charge or other proceeding ("Litigation") pending before any court, governmental agency, administrative agency or commission, and (B) to the knowledge of the Company, no Litigation threatened against or investigation or inquiry pending with respect to the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company which, individually or in the aggregate, has or could reasonably be expected to have, any such effect.

                  (ii) Except as disclosed in Section 3.01(g)(ii) of the Company Disclosure Schedule, (A) the Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization nor is any such contract or agreement presently being negotiated; (B) the Company is not the subject of any proceeding asserting that the Company has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is any such proceeding threatened; (C) there is no strike, work stoppage, slowdown or other similar labor dispute involving the Company pending or, to the Company's knowledge, threatened; (D) no grievance is pending or, to the knowledge of the Company, threatened against the Company; (E) no representation question exists or has been raised respecting any of the Company's employees within the past five years, nor to the best knowledge of the Company are there any campaigns being conducted to authorize representation by any labor organization; (F) the Company is in compliance with all applicable laws, agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment except for failures so to comply, if any, that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company; (G) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to employees or employment practices; (H) the Company has complied in all material respects with its payment obligations to all employees of the Company in respect of all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any Company policy, practice, agreement, plan, program or any statute or other law; (I) the Company is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of the Company, nor, to the Company's knowledge, will the Company have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company of any persons employed by the Company on or prior to the Effective Time of the Merger; (J) the Company has not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past five years, nor has the Company planned or announced any such action or program for the future; and (K) the Company is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), to the extent applicable, Sections 109.07 and 109.075 of the Wisconsin Statutes, and all other employee notification and bargaining obligations arising under any collective bargaining agreement or statute.

                  (iii) The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of the Company, taken as a whole (the "Company Permits"). The Company is in compliance in all material respects with the terms of the Company Permits. Except as disclosed in Section 3.01(g)(iii) of the Company Disclosure Schedule, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for any such violation, if any, that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

            (h) Employee Benefit Plans. (i) Section 3.01(h)(i) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of any action taken by the Company on or prior to the Effective Time of the Merger as a result of or in connection with the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements are herein collectively referred to as the "Company Plans".

                  (ii) Except as set forth on Section 3.01(h)(ii) of the Company Disclosure Schedule, with respect to each Company Plan, the Company has made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement, annuity contract or other funding instrument; (B) the most recent determination letter, opinion, notification or advisory; (C) the current summary plan description and other written communications (or a description of any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan to the extent inconsistent with the summary plan description; and (D) for the three most recent years (w) the Form 5500 and attached schedules; (x) audited financial statements; (y) actuarial valuation reports; and (z) attorney's responses to auditors' requests for information.

                  (iii) Except as disclosed in Section 3.01(h)(iii) of the Company Disclosure Schedule: (A) Each Company Plan has been established and administered in compliance with its terms and with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations, in each case, in all material respects; (B) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter, opinion, notification or advisory as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened; no facts or circumstances exist which could give rise to any such actions, suits or claims and the Company will promptly notify Parent in writing of any pending claims or, to the knowledge of the Company, any threatened claims arising between the date hereof and the Effective Time of the Merger; (D) neither the Company nor, to the knowledge of the Company, any other party has engaged in a prohibited transaction, as such term is defined under Code Section 4975 or ERISA Section 406, which would subject the Company or Parent or their respective subsidiaries to any material taxes, penalties or other liabilities under the Code or ERISA;
(E) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b),
(c), (m) or (o)), to any material tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance premiums required to be paid and all contributions required to be made under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations as of the Effective Time of the Merger have been or will be timely paid or made prior thereto and adequate reserves have been provided for on the Company's balance sheet for any premiums (or portions thereof) and for all benefits attributable to service on or prior to the Effective Time of the

Merger; (G) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (H) no Company Plan provides for an increase in benefits, directly or indirectly, on account of the Merger; (I) neither the Company nor any member of its Controlled Group has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA; and (J) the Company has no current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required to avoid excise tax under Section 4980B of the Code.

                  (iv) No Company Plan is subject to Title IV of ERISA, and no Company Plan is a multiemployer plan as defined in Section 4001(A)(3) of ERISA. Neither the Company nor any member of its Controlled Group has, within the past six years, contributed to or sponsored any multiemployer plan or any plan subject to Title IV of ERISA.

                  (v) Section 3.01(h)(v) of the Company Disclosure Schedule sets forth, on a plan by plan basis, the present value of benefits payable presently or in the future to present or former employees of the Company under each unfunded Company Plan that must be accounted for in accordance with SFAS No. 87 or 112.

                  (vi) Except as set forth in Section 3.01(h)(vi) of the Company Disclosure Schedule, (A) no Company Plan exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Company employee as a result of the transaction contemplated by this Agreement, and (B) there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

            (i) Taxes. Except as disclosed in Section 3.01(i) of the Company Disclosure Schedule:

                  (i) the Company has timely filed all Tax Returns required to be filed by it and all such Tax Returns are true, complete and correct, or, requests for extensions to file such Tax Returns have been timely filed, granted and have not expired;

                  (ii) the Company has timely paid all Taxes due whether or not shown on such Tax Returns, and has provided adequate reserves in its financial statements (to the extent required by, and in accordance with, GAAP) for any Taxes that have not been paid, whether or not shown on such Tax Returns;

                  (iii) no claim for unpaid Taxes has been asserted in writing by a tax authority or has become a lien against the property of the Company;

                  (iv) there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company for any taxable period, and no power of attorney granted relating to Taxes by or with respect to the Company is currently in force;

                  (v) no audit or other proceeding by any Governmental Entity has commenced and no notification has been given to the Company that such an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any Tax Return filed by or with respect to the Company; no assessment of Tax has been proposed in writing to the Company or against any of its assets or properties;

                  (vi) at the Effective Time of the Merger, the Company is not a party to, is not bound by and has no obligation under, any Tax sharing agreement or similar contract or arrangement;

                  (vii) there is no contract or agreement, plan or arrangement by the Company covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code;

                  (viii) the Company (A) is not currently nor has ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income tax return, and (B) has no liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise;

                  (ix) no consent under Section 341(f) of the Code has been filed with respect to the Company;

                  (x) all Taxes required to be withheld, collected or deposited by or with respect to the Company have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority;

                  (xi) the Company has not agreed to make nor is required to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, except as might be required as a result of any transaction contemplated by this Agreement;

                  (xii) no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company;

                  (xiii) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code. None of the assets of the Company constitutes "United States real property interests" within the meaning of Section 897(c)(1)(A) of the Code;

                  (xiv) none of the assets or properties of the Company is an asset or property that is or will be required to be treated as described in
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and as in effect immediately before the enactment of the Tax Reform Act of 1986, or tax-exempt use property within the meaning of Section 168(h)(1) of the Code;

                  (xv) the Company has not been a party to any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable; and

                  (xvi) based solely on the advice of Ernst & Young LLP, as set forth in a letter attached to Section 3.01(i)(xvi) of the Company Disclosure Schedule, the Company believes that it had net operating loss carryforwards of not less than $13.2 million at March 31, 1999.

            As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority. As used herein, "Tax Return" shall mean any return, declaration, report or similar statement required to be filed with any governmental authority with respect to Taxes (including any attached schedules) including, without limitation, any information return, notice, form, claim for refund, amended return and declaration of estimated Tax.

            (j) Title Matters. (i) Section 3.01(j) of the Company Disclosure Schedule lists all material leases of real property to which the Company is a party as a lessee (the "Company Lease Agreements"). The Company does not own any real properties. The Company has a valid and binding leasehold interest in all of the property that is the subject of the Company Lease Agreements, free and clear of all Liens, except for: (v) any Liens reflected in the Financial Statements; (w) zoning laws and other land use restrictions that do not materially impair the present or anticipated use or occupancy of the property subject thereto; (x) any Liens for taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or due and being contested in good faith; (y) any mechanics', workmen's, repairmen's, warehousemen's, carriers' or other similar Liens arising in the ordinary course of business consistent with past practice that are not yet due and payable or are being contested in good faith and (z) Liens which would not, individually or in the aggregate, materially impair the use or value of the property.

                  (ii) The Company is not in default under any of the Company Lease Agreements.

                  (iii) The Company has made available to Parent correct and complete copies of the Company Lease Agreements. Except as disclosed in Section 3.01(j) of the Company Disclosure Schedule, (A) each Company Lease Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and (y) such property may be subject to mortgages, deeds of trust or other liens against the lessor's interest in such property, (B) the Company is not in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default by the Company or permit termination, modification or acceleration by any third party thereunder, and (C) no person has the right to terminate or repudiate on less than 30 days notice or, to the knowledge of the Company, has repudiated (except for the termination rights set forth in the lease or sublease) any provision thereof.

            (k) Properties. (i) The Company has good title to, or in the case of leased property and assets has valid leasehold interests in, all of its personal property and assets (whether real (immovable), personal (movable), tangible or intangible). None of such property or assets (whether real (immovable) or personal (movable)) is subject to any Liens, except:

            (A) encumbrances disclosed in Section 3.01(k) of the Company Disclosure Schedule;

            (B) encumbrances disclosed on the Financial Statements or securing liabilities disclosed on the Financial Statements;

            (C) encumbrances for taxes not yet due and payable or due but not delinquent or due and being contested in good faith;

            (D) mechanic's, materialman's, carrier's, repairer's and other similar liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith; or

            (E) Liens that would not, individually or in the aggregate, materially impair the use or value of the property.

                  (ii) The equipment owned or used by the Company is in good operating condition and repair, ordinary wear and tear excepted, is adequate and suitable for its present and intended uses and, in the case of buildings and other structures (including the roofs thereof), are, to the Company's knowledge, structurally sound.

            (l) Insurance. Section 3.01(l) of the Company Disclosure Schedule contains a list, as of the date hereof, of all insurance policies and fidelity bonds maintained by or for the benefit of the Company. There is no material claim by the Company pending under any of such policies or bonds relating to the assets, business, operations, employees, officers or directors of the Company as to which coverage has been questioned, denied or disputed by the underwriters of such policy or bond or in respect of which such underwriters have reserved their rights. To the knowledge of the Company, there has been no occurrence that may form the basis for a material claim by or on behalf of the Company under any such policy or bond. All premiums payable under all such policies and bonds have been paid timely in all material respects, and the Company has otherwise complied in all material respects with the terms and conditions of all such policies and bonds.

            (m) Environmental Matters. Except as could not reasonably be expected to result in any liability under Environmental Laws to the Company:

                  (i) the Company holds and is in compliance with all Environmental Permits, and the Company is, and has been, otherwise in compliance with all Environmental Laws and, to the knowledge of the Company, there are no conditions that might prevent or interfere with such compliance in the future;

                  (ii) the Company has not received any written Environmental Claim or has knowledge of any other Environmental Claim or threatened Environmental Claim;

                  (iii) the Company has not entered into any consent decree, order or agreement under any Environmental Law;

                  (iv) there are no (A) underground storage tanks, (B) polychlorinated biphenyls, (C) asbestos or asbestos-containing materials, (D) sumps, (E) surface impoundments, (F) landfills or (G) sewers or septic systems present at any facility currently or, to the Company's knowledge, formerly owned, leased, operated or otherwise used by the Company that could reasonably be expected to give rise to liability of the Company under any Environmental Laws;

                  (v) there are no present or, to the Company's knowledge, past (including, without limitation, with respect to assets or businesses formerly owned, leased or operated by the Company) actions, activities, events, conditions or circumstances involving the Company, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal or arranging for the disposal of Hazardous Materials, that could reasonably be expected to give rise to liability of the Company under any Environmental Laws;

                  (vi) no modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company following such consummation;

                  (vii) Hazardous Materials have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or, to the Company's knowledge, formerly owned, leased or otherwise used by the Company, in violation of, or so as could result in liability under, any Environmental Laws; and

                  (viii) the Company has not contractually assumed any liabilities or obligations under any Environmental Laws.

            (n) Material Contracts. (i) There have been made available for reasonable review by Parent copies of each of the contracts fitting a description below to which the Company is a party or by which it or its properties or assets is bound as of the date hereof (each such contract, a "Material Contract"):

            (A) leases of personal property providing for aggregate annual rentals to one party of $10,000 or more;

            (B) agreements (or series of related agreements) for the purchase of materials, supplies, goods, services, equipment or other assets pursuant to which (x) the Company has made aggregate annual payments of $10,000 or more in the preceding twelve months, (y) the Company has made aggregate payments of $25,000 or more that continue to be agreements that require payment or the furnishing of goods or services, or (z) which by their terms currently require annual payments of $10,000 or more;

            (C) each agreement providing for the sale by the Company of services, products, equipment or other assets of $50,000 or more; provided, that in the case of agreements providing for the sale of assay products in the ordinary course of business, the threshold shall be $200,000 or more;

            (D) partnership, limited partnership, limited liability company, joint venture or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any corporation, company, partnership or joint venture;

            (E) agreements relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

            (F) contracts for joint development of products, services or other assets;

            (G) agreements to market, promote, sell or distribute the Company's products;

            (H) agreements relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) or the guarantee of indebtedness of any other person in excess of $100,000 in the aggregate;

            (I) any licenses, consents, royalty, development, research or other similar agreements concerning Intellectual Property, other than (i) any sublicence implicit as a result of a sale or transfer to an end-user of any Company products, and (ii) any confidentiality or non-disclosure agreements, in each case entered into in the ordinary course of the Company's business ("IP Agreements");

            (J) material licenses, franchise or similar agreements which are necessary for the Company to conduct its business;

            (K) any agreement that limits the freedom of the Company to compete in any line of business or with any person or in any area or which would so limit the freedom of the Company, Parent or any of their respective subsidiaries after the Effective Time of the Merger;

            (L)    employment, severance or consulting agreements; and

            (M) any other contract or agreement, written or oral, which is material to the business of the Company and not otherwise described in this Section 3.01(n), other than those with vendors, suppliers and customers entered into in the ordinary course of business consistent with past practice.

Section 3.01(n)(i) of the Company Disclosure Schedule sets forth a list of each of the Material Contracts.

                  (ii) Except as set forth on Section 3.01(n)(ii) of the Company Disclosure Schedule, the Company is not, nor has it received any notice or has any knowledge that any other party is or is alleged to be, in breach or default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a breach or default or permit termination, modification or acceleration or payment of fees by any third party thereunder. Except as disclosed in Section 3.01(n)(ii) of the Company Disclosure Schedule, (A) each Material Contract constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and,
(B) no person has the right to terminate or repudiate on less than 30 days notice or, to the knowledge of the Company, has repudiated (except for the termination rights set forth in the contract) any provision of any Material Contract.

            (o) Year 2000 Compliance. Except as set forth in Section 3.01(o) of the Company Disclosure Schedule, the change to the year 2000 has not caused, and is not expected to cause, any material disruption or impairment to the operation of the business of the Company or the provision by it of any products or services, any liability or payments to third parties, or any material additional expenses other than those reflected in the Reference Balance Sheet.

            (p) Brokers. Except as disclosed in Section 3.01(p) of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other person, other than Lehman Brothers Inc. ("Lehman"), the fees and expenses of which will be paid by the Company (pursuant to fee agreements, copies of which have been provided to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its affiliates.

            (q) Affiliate Transactions. Except as set forth in Section 3.01(q) of the Company Disclosure Schedule, there are no contracts, commitments, agreements, arrangements or other transactions between the Company, on the one hand, and any (i) officer or director of the Company (other than employment, severance or consulting contracts, commitments, agreements or arrangements disclosed on Section 3.01(n) of the Company

Disclosure Schedule), (ii) record or beneficial owner of any of the voting securities of the Company or (iii) any other affiliate of any such officer, director or beneficial owner, on the other hand.

            (r) Opinion of Financial Advisor. The Company has received as of the date of this Agreement the opinion of Lehman to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Stock (other than Parent and its affiliates).

            (s) Board Approval and Recommendation; State Antitakeover Law. The Board of Directors of the Company, at a meeting duly called and held at which a quorum of directors was present, has by majority vote of directors present (i) approved this Agreement and the transactions contemplated hereby, including the Merger, and determined that they are fair to and in the best interests of the shareholders of the Company and has taken all actions necessary on the part of the Company to render the restrictions on business combinations contained in Sections 180.1140-180.1144 of the WBCL inapplicable to this Agreement and the Merger, (ii) authorized and instructed the proper officers of the Company to call a meeting of the Company's shareholders in accordance with the requirements of the WBCL (including Section 180.1103 of the WBCL), the Articles and the Bylaws for the purpose of approving the Merger, and (iii) resolved to recommend that the holders of the shares of Company Stock approve this Agreement and the transactions contemplated herein, including the Merger.

            (t) Required Company Vote. The Company Shareholder Approval is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

            (u) Intellectual Property. (i) Section 3.01(u)(i) of the Company Disclosure Schedule sets forth, with respect to all Intellectual Property owned, licensed or otherwise controlled or used by the Company ("Company IP"), any and all Company IP that is registered or filed with any Governmental Entity and all material unregistered Company IP.

                  (ii) The Company owns or has the valid right to use all Intellectual Property necessary for the Company to conduct its business substantially as it is conducted as of the date of this Agreement and consistent with past practice.

                  (iii) Except as set forth on Section 3.01(u)(iii) of the Company Disclosure Schedule: (A) all of the

Company IP is subsisting and unexpired, has not been abandoned and, to the Company's knowledge, does not infringe, misappropriate, dilute or otherwise impair the Intellectual Property rights of any third party; (B) none of the Company IP is the subject of any license, security interest, Lien or other agreement granting rights therein to any third party other than licenses or other interests listed on Schedule 3.01(n)(i)(I); (C) no Litigation or Order is pending or outstanding, or to the knowledge of the Company, threatened or imminent which would limit, cancel or question the validity, enforceability, ownership or use of any Company IP, and to the Company's knowledge, there is no valid basis for the same; and (D) the Company has taken all steps reasonably necessary to protect, maintain and safeguard the Company IP (including any confidential Company IP), and has executed all appropriate assignments or nondisclosure agreements, made all appropriate filings and registrations (including disclosures to the U.S. Patent and Trademark Office with regard to all material prior art), and taken all appropriate actions in connection with the foregoing.

            (v) Ownership of Parent Common Stock. Neither the Company nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent, which in the aggregate represent 5% or more of the outstanding shares of such capital stock.

            (w) Accounting and Tax Matters. To the Company's knowledge, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests", or prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (x) Powers of Attorney. Except as set forth on Section 3.01(x) of the Company Disclosure Schedule, there are no persons, firms, associations, corporations or business organizations or entities holding general or special powers of attorney from the Company.

            (y) Business Combination Statute. On the date of this Agreement and at all times prior to the Effective Time of the Merger, the Company did not and will not have a class of voting stock registered or traded on a national securities exchange or registered under Section 12(g) of the Exchange Act. Moreover, the Articles do not require the application of Sections 180.1140 through 180.1144 of the WBCL to this Agreement or the transactions contemplated hereby, including the Merger and the execution and delivery of the Voting Agreement.

            SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

            (a) Organization, Standing and Corporate Power. Each of Parent, Sub and each of Parent's "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) (collectively, the "Parent Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Sub and the Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect with respect to Parent. Parent has made available to the Company complete and correct copies of its certificate of incorporation and bylaws and the articles of incorporation and bylaws of Sub.

            (b) Capital Structure. (i) As of the date of this Agreement, the authorized capital stock of Parent consists of 725,000,000 shares of common stock of Parent (consisting of 500,000,000 shares of Parent Common Stock and 225,000,000 shares of PE Corporation--Celera Genomics Group Common Stock, par value $0.01 per share (the "Celera Genomics Stock")) and 10,000,000 shares of preferred stock of Parent, par value $0.01 per share (the "Parent Preferred Stock"). As of January 18, 2000, there were: (A) 103,536,697 shares of Parent Common Stock issued and outstanding; (B) 1,164 shares of Parent Common Stock held in the treasury of Parent; (C) 17,788,320 shares of Parent Common Stock reserved for issuance pursuant to Parent's stock option plans, Parent's employee stock purchase plans and Parent's Director Stock Purchase and Deferred Compensation Plan (such plans, the "Parent Stock Plans"); (D) 9,132,847 shares of Parent Common Stock issuable upon exercise of awarded but unexercised stock options; (E) 126,553 shares of Parent Common Stock issuable upon exercise of currently outstanding warrants to purchase Parent Common Stock ("Parent Common Stock Warrants"); (F) 26,040,734 shares of Celera

Genomics Stock issued and outstanding; (G) 177 shares of Celera Genomics Stock held in the treasury of Parent; (H) 8,103,023 shares of Celera Genomics Stock reserved for issuance pursuant to the Parent Stock Plans; (I) 5,694,788 shares of Celera Genomics Stock issuable upon exercise of awarded but unexercised stock options; (J) 1,292,350 shares of Celera Genomics Stock issuable upon exercise of an option held by a third party; (K) 31,545 shares of Celera Genomics Stock issuable upon exercise of currently outstanding warrants to purchase Celera Genomics Stock; and (L) no shares of Parent Preferred Stock outstanding.

                  (ii) Except as set forth above and except for shares of participating junior preferred stock issuable pursuant to the Shareholders' Protection Rights Plan, dated as of April 28, 1999, between Parent and BankBoston, N.A., as of January 18, 2000, there were no shares of capital stock or other equity securities of Parent issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and (A) all shares which may be issued as described above, (B) all shares which may be issued as Merger Consideration, and (C) all shares which may be issued in respect of Company Stock Options, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All securities issued by Parent as Merger Consideration or in respect of Company Stock Options will be issued in compliance with all applicable federal and state securities laws and all applicable rules and regulations promulgated thereunder. There is no outstanding Voting Debt of Parent. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Parent Common Stock (other than the Split) or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                  (iii) There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of Parent Common Stock. Since September 30, 1999, Parent did not (A) issue or permit to be issued any shares of Parent Common Stock, or securities exercisable for or convertible into shares of Parent Common Stock, other than pursuant to or as permitted by the terms of the Parent Stock Plans and Parent Common Stock Warrants; (B) repurchase, redeem or otherwise acquire, directly or indirectly through one or more subsidiaries, any shares of Parent Common Stock; or (C) declare, set aside, make or pay to the stockholders of Parent dividends or other distributions on the outstanding shares of Parent Common Stock (other than regular quarterly cash dividends and the Split).

                  (iv) As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable (except with respect to certain unpaid employee wage claims under Section 180.0622(2)(b) of the WBCL) and are owned by Parent, free and clear of any Lien, and at the Effective Time of the Merger, all the issued and outstanding shares of the common stock of Sub will be owned by Parent free and clear of any Lien.

            (c) Authority; Noncontravention. (i) Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligations of Parent and Sub, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (ii) The execution and delivery of this Agreement does not, and the consummation by Parent and Sub of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any Parent Subsidiary under, (A) the certificate of incorporation (or similar organizational document) or bylaws of Parent, Sub or such Parent Subsidiary, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub, such Parent Subsidiaries or any of their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment or Order applicable to Parent, Sub, any Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or perform their respective obligations hereunder. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation by Parent and Sub of any of the transactions contemplated hereby, except for (v) the filing of a premerger notification and report form under the HSR Act, (w) the filing with the SEC, the NYSE and the Pacific Stock Exchange of (1) the Form S-4 and (2) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (x) the filing of the Articles of Merger with the Department of Financial Institutions of the State of Wisconsin and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (y) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states and (z) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to (1) prevent or materially delay consummation of the Merger or the other transactions contemplated hereby or performance of Parent's and Sub's obligations hereunder or (2) have a Material Adverse Effect with respect to Parent.

            (d) Parent SEC Reports; Financial Statements; Absence of Undisclosed Liabilities. (i) Parent has filed all forms, reports, statements and documents required to be filed with the SEC since July 1, 1996 (collectively with all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Reports"). Except to the extent revised or superseded by a subsequent filing with the SEC, none of the Parent SEC Reports filed prior to the date hereof, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) Each of the financial statements (including any related notes thereto) included in the Parent SEC Reports complies as to form in all material respects with the published rules and regulations of the SEC, has been prepared in accordance with GAAP, as in effect on the date of such financial statements (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q under the Exchange Act and GAAP) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position of Parent and the Parent Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

                  (iii) Other than the liabilities set forth in the Parent SEC Reports, neither Parent nor any Parent Subsidiary has material liabilities or obligations (whether absolute, accrued, contingent or otherwise) that are of a nature required to be set forth on a balance sheet (or in the notes thereto) in accordance with GAAP as in effect on the date of this Agreement, except liabilities or obligations incurred subsequent to the date of Parent's Form 10-Q for the quarter ended September 30, 1999 in the ordinary course of business consistent with past practice, none of which has had or could reasonably be expected to have a Material Adverse Effect with respect to Parent.

            (e) Absence of Certain Changes or Events. Since September 30, 1999, there is not and has not been: (i) any Material Adverse Change with respect to Parent; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to Parent; (iii) any action which, if it had been taken or occurred after the execution of this Agreement, would have required the consent of the Company pursuant to this Agreement; or
(iv) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or perform their obligations hereunder.

            (f) Litigation; Compliance with Laws. (i) Except as disclosed in the Parent SEC Reports filed prior to the date hereof, there is (A) no Litigation pending before any court, governmental agency or regulatory authority, and (B) to the knowledge of Parent, no Litigation threatened against or investigation or inquiry pending with respect to Parent or any Parent Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or to perform their obligations hereunder, nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any Parent Subsidiary which, individually or in the aggregate, has or could reasonably be expected to have, any such effect.

                  (ii) The businesses of Parent and the Parent Subsidiaries are not being conducted in violation of any applicable law (domestic or foreign), ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect with respect to Parent.

            (g) Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co. ("Goldman"), the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

            (h) Interim Operations of Sub. Sub was formed on January 14, 2000 solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

            (i) Ownership of Company Stock. As of the date hereof, neither Parent nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company, which in the aggregate represent 5% or more of the outstanding shares of such capital stock.

            (j) Accounting and Tax Matters. To Parent's knowledge, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests", or prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (k) Required Vote. This Agreement has been approved by Parent, as the sole shareholder of Sub. No other vote of holders of any class or series of securities of Parent or Sub is necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

                                  ARTICLE IV

          Covenants Relating to Conduct of Business Prior to Merger.

            SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise expressly contemplated by the terms of this Agreement), and except as approved by Parent, which approval shall not be unreasonably withheld or delayed, the Company shall act and carry on its business in the ordinary course of business consistent with past practice and use its reasonable best efforts to preserve substantially intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having significant business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, except as described in Section 4.01 of the Company Disclosure Schedule, the Company shall not:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than any dividend accrued in respect of the Series E Preferred Stock pursuant to Section
5.2 of Article III of the Articles, (B) split, combine or reclassify any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, other than any issuance permitted by Section 4.01(a)(ii), or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), other than the issuance of Company Common Stock upon (A) conversion of Company Preferred Stock outstanding on the date of this Agreement in accordance with the present terms thereof, (B) the exercise of Company Stock Options awarded prior to the date of this Agreement but unexercised on the date of this Agreement in accordance with their present terms, or (C) the grant of up to 350 Company Stock Options in the ordinary course of business and consistent with past practice; provided, however, that such Company Stock Options shall be priced at the fair market value of the Company Common Stock on the date of grant;

                  (iii) amend the Articles or Bylaws;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than any such properties or assets securing debt permitted to be issued under Section 4.01(a)(vi);

                  (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings (not exceeding $50,000 in the aggregate), or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company;

                  (vii) (A) acquire or lease, or agree to
acquire or lease, any assets other than inventory in the ordinary course of business consistent with past practice not to exceed $25,000 in the aggregate, or (B) make or agree to make any capital expenditures, except capital expenditures which, individually or in the aggregate, do not exceed $25,000;

                  (viii) pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of claims settled or compromised to the extent permitted by Section 4.01(a)(xii) or required by Section 6.02(m), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document;

                  (ix) other than in connection with the transactions contemplated by this Agreement, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                  (x) enter into or amend any collective bargaining agreement;

                  (xi) change any accounting principle used by it, except as required by GAAP;

                  (xii) settle or compromise any litigation or claim (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation or claims that do not provide for injunctive or similar relief and where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $50,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $100,000;

                  (xiii) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, other than as contemplated by this Agreement and the Voting Agreement;

                  (xiv) sell, assign, transfer, convey or license to any person or entity, in whole or in part, any Company IP, other than (i) any sublicence implicit as a result of a sale or transfer to an end-user of any Company products, and (ii) any confidentiality or non-disclosure agreements, in each case entered into in the ordinary course of the Company's business;

                  (xv) enter into, terminate or amend any agreement pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                  (xvi) make or change any Tax election, change any annual Tax accounting period, change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement relating to any Tax, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

                  (xvii) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee or (ii) other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement;

                  (xviii) grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof;

                  (xix) effectuate a "plant closing" or "mass layoff", as those terms are defined in WARN, or similar event under Section 109.07 of the Wisconsin Statutes, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company, without notifying Parent or its affiliates in advance and without complying with the notice requirements and other provisions of WARN or such statutes; or

                  (xx) authorize, or commit or agree to take, any of the foregoing actions.

            Notwithstanding the foregoing, the Company may enter into agreements and take all other actions necessary and proper in connection with (i) the expansion of its Madison, Wisconsin facilities, and (ii) the establishment of its new manufacturing pod in Madison, Wisconsin, but in each case only to the extent described in Section 4.01 of the Company Disclosure Schedule.

            (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise expressly contemplated by the terms of this Agreement), and except as approved by the Company, which approval shall not be unreasonably withheld or delayed, Parent shall not:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, the Parent Common Stock, other than regular quarterly cash dividends (in an amount determined in a manner consistent with Parent's past practice) or (B) split, combine or reclassify the Parent Common Stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of Parent Common Stock, other than the Split;

                  (ii) amend Parent's certificate of incorporation or bylaws in a manner that would be materially adverse to the holders of Parent Common Stock (it being understood that an amendment to the certificate of incorporation of Parent increasing the number of authorized shares of Parent Common Stock or other capital stock of Parent shall not be deemed to be materially adverse to the holders of Parent Common Stock); or

                  (iii) authorize, or commit or agree to take, any of the foregoing actions.

            (c) Pooling and Tax-Free Reorganization Treatment. The Company and Parent shall not, and Parent shall not permit any of the Parent Subsidiaries to, intentionally take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

            (d) Other Actions. The Company and Parent shall not, and Parent shall not permit any of the Parent Subsidiaries to, (i) intentionally take any action that, if taken on or prior to the date of this Agreement, would have resulted in any of its representations and warranties set forth in this Agreement being untrue, (ii) intentionally take any action that would or reasonably might be expected to result in any of the conditions set forth in
Article VI not being satisfied, or (iii) intentionally take any action that could reasonably be expected to materially delay or impair the ability of such party to consummate the transactions contemplated by this Agreement. The Company and Parent shall promptly advise the other party orally and in writing of (A) any action of the type set forth in clause

(i) above, (B) the failure by such party to comply with any covenant, condition or agreement hereunder and (C) any event which could reasonably be expected to cause the conditions set forth in Article VI not being satisfied; provided, however, that no such notice shall affect the representations, warranties, covenants and agreement of the parties or the conditions to their obligations hereunder.

                                   ARTICLE V

                             Additional Agreements

            SECTION 5.01. Preparation of Form S-4; Shareholder Meeting. (a) Promptly following the date of this Agreement, Parent shall prepare and file with the SEC the Form S-4. Parent and the Company shall each use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any state in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the registration and qualification of the Parent Common Stock to be issued in the Merger, and the Company shall furnish all information relating to the Company and its shareholders as may be reasonably requested in connection with any such action. The information provided and to be provided by Parent, Sub and the Company, respectively, for use or incorporation by reference in the Form S-4 at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented, and at the time it becomes effective, shall be true and accurate in all material respects and shall not omit to state a material fact required to be stated therein or necessary to make such information not misleading, and the Company and Parent each agree to correct any information provided by it for use in the Form S-4 which shall have become false or misleading.

            (b) The information provided and to be provided by the Company, Parent and Sub, respectively, for use or incorporation by reference in any mailing to the Company's shareholders in connection with the Merger, at the time of such mailing, shall be true and accurate in all material respects and shall not omit to state a material fact required to be stated therein or necessary to make such information not misleading, and the Company and Parent each agrees to correct any information provided by it for use in any such mailing which shall have become false or misleading. All mailings to the Company's shareholders in connection with the Merger shall be subject to the prior review, comment and approval of Parent (such approval not to be unreasonably withheld or delayed).

            (c) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Parent, duly call, give notice of, convene and hold a meeting of its shareholders or solicit the written consent of its shareholders (the "Shareholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement to the extent required by the WBCL. The Company will, through its Board of Directors, recommend to its shareholders approval of the foregoing matters, as set forth in
Section 3.01(s); provided, however, that the Board of Directors of the Company may fail to make or withdraw or modify such recommendation, but only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of advice from outside counsel that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the Board of Directors of the Company to the shareholders of the Company under applicable law. The Company will use its best efforts to hold such meeting as soon as practicable after the Form S-4 shall have been declared effective.

            SECTION 5.02. Access to Information; Confidentiality. (a) Each of the Company and Parent shall, and shall cause its respective subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to the other party and its representatives reasonable access during normal business hours, during the period prior to the Effective Time of the Merger, to its properties, books, contracts, commitments, personnel and records, and, during such period, each of the Company and Parent shall, and shall cause its respective subsidiaries, officers, employees and representatives to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Each of the Company and Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of each of the confidentiality agreements, dated December 14, 1999, and December 15, 1999, respectively, between Parent and the

Company (collectively, the "Confidentiality Agreements").

            (b) No investigation pursuant to this Section 5.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

            SECTION 5.03. Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (a) obtaining all consents, approvals, waivers, licenses, permits or authorizations as are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any "put" right under any agreement), and in the event that any shares of Parent Common Stock issued in the Merger are deemed to have been issued otherwise than pursuant to an effective registration statement under the Securities Act, the Company shall effect all necessary registrations, under any applicable law or regulation or from any Governmental Entities or third parties in connection with the transactions contemplated by this Agreement for the purpose of securing to the Company's shareholders the benefits contemplated by this Agreement, (b) defending any lawsuits or other proceedings challenging this Agreement and (c) accepting and delivering additional instruments necessary to consummate the transactions contemplated by this Agreement. The Company agrees that Parent, in consultation with the Company, shall have the opportunity to negotiate and consult directly with all applicable Governmental Entities in connection with their consideration of the transactions contemplated by this Agreement.

            SECTION 5.04. Indemnification. From and after the Effective Time of the Merger, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger eligible for indemnification pursuant to the Articles and Bylaws (the "Indemnitees") against
(a) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company, arising as a result of any act, or failure to act, at or prior to the Effective Time of the Merger, whether asserted or claimed prior to, or at or after, the Effective Time of the Merger ("Indemnified Liabilities") and (b) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the extent the Company would have been permitted under the Articles and Bylaws to indemnify such person. Nothing contained herein shall limit any rights to indemnification which any director or officer of the Company may have under any indemnification agreement or the Articles or Bylaws. In the event any such claim, action, suit, proceeding or investigation is brought against any Indemnitees (whether arising before or after the Effective Time of the Merger),
(i) any counsel retained by the Indemnitees for any period after the Effective Time of the Merger shall be reasonably satisfactory to Parent and the Surviving Corporation (it being understood that Wilson Sonsini Goodrich & Rosati is acceptable to Parent and the Surviving Corporation); (ii) after the Effective Time of the Merger, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnitees promptly as statements therefor are received; and (iii) after the Effective Time of the Merger, the Surviving Corporation will cooperate in the defense of any such matter; provided, that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.04, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent and the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve Parent or the Surviving Corporation from any liability which they may have under this
Section 5.04 except to the extent such failure materially prejudices Parent and the Surviving Corporation), and shall deliver to Parent and the Surviving Corporation the undertaking, if any, required by Section 180.0853 of the WBCL. Parent and the Surviving Corporation shall be liable for the reasonable fees and expenses hereunder with respect to only one law firm to represent the Indemnitees as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnitees that would preclude or render inadvisable joint or multiple representation of such parties.

            SECTION 5.05. Directorships. Concurrent with the Effective Time of the Merger, the Company shall deliver to Parent evidence satisfactory to Parent of the resignation of all directors of the Company as of the Closing Date.

            SECTION 5.06. Registration Rights. The Company agrees that if during the period from the date hereof until the Effective Time of the Merger it receives a notice from the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to require the Company to file a registration statement pursuant to the terms of Article IX of any of the Investment Agreements dated July 29, 1994, June 28, 1995, and January 12, 1996, as the case may be, between the Company and such shareholders, then the Company shall agree, and shall use its best efforts to cause the requesting shareholder to agree, that such registration will have an adverse effect on the Merger.

            SECTION 5.07. Public Announcements. Neither Parent and Sub, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the Voting Agreement, including the Merger, without the other party's prior consent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable law, court process or by obligations pursuant to any agreement with any securities exchange or quotation system on which securities of the disclosing party are listed or quoted. In addition to the foregoing, Parent, Sub and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

            SECTION 5.08. Affiliates. At least 40 days prior to the Closing Date, (i) the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, executive officers and directors of the Company and all other persons that, to the knowledge of the Company, are "affiliates" of the Company (as that term is used in Rule 145 under the Securities Act or SEC Accounting Releases 130 and 135) and shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to Parent at least 30 days prior to the Closing Date a written agreement, substantially in the form attached as Exhibit C-1 and (ii) Parent shall deliver to Company a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, executive officers of Parent and all other persons that, to the knowledge of Parent are "affiliates" of Parent (as that term is used in SEC Accounting Releases 130 and 135) and shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to Parent at least 30 days prior to the Closing Date a written agreement, substantially in the form attached as Exhibit C-2.

            SECTION 5.09. No Solicitation. The Company shall not (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company authorize or permit any of its officers, directors, agents, representatives, advisors or subsidiaries to, (a) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any person (other than Sub or Parent) relating to (i) any acquisition or purchase of 15% or more of the assets of the Company or of over 15% of any class of equity securities of the Company, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company, (iii) any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company's assets, individually or in the aggregate, constituting more than 15% of the consolidated assets of the Company other than the transactions contemplated by this Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "Transaction Proposals"), or agree to or endorse any Transaction Proposal, or
(b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets in connection with any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Sub or Parent) to do or seek any of the foregoing. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party.

            SECTION 5.10. Benefit Matters. (a) During the period from the Effective Time of the Merger until the first anniversary of the Effective Time of the Merger, employees of the Company shall participate in employee benefit plans (including Parent's employee stock purchase plan) maintained by Parent on a basis no less favorable, in the aggregate, than similarly situated employees of Parent hired after July 1, 1999.

            (b) Parent will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company under any Parent welfare plan that such employees may be eligible to participate in after the Effective Time of the Merger and (ii) provide each employee of the Company with credit for any co-payments and deductibles paid prior to the Effective Time of the Merger in satisfying any applicable deductible or out-of-pocket requirements under any Parent welfare plans that such employees are eligible to participate in after the Effective Time of the Merger.

            (c) Parent shall cause the Surviving Corporation to give individuals who are employed by the Company at the Effective Time of the Merger and who remain employees of the Company following the Effective Time of the Merger full credit to the extent each such employee has been credited with service under each comparable employee benefit plan or arrangement maintained by the Company immediately prior to the Effective Time of the Merger (i) for purposes of eligibility and vesting under each employee benefit plan or arrangement maintained by Parent or the Surviving Corporation in which such employee may participate for such employees' service with the Company and (ii) for purposes of vacation accrual.

            SECTION 5.11. Stock Exchange Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon conversion or exercise of Company Stock Options to be approved for listing on the NYSE and the Pacific Stock Exchange, subject to official notice of issuance.

            SECTION 5.12. Letters of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two business days before the Form S-4 shall become effective and a letter of Ernst & Young LLP dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            SECTION 5.13. Letters of Parent's Accountants. Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated a date within two business days before the Form S-4 shall become effective and a letter of PricewaterhouseCoopers LLP dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                                  ARTICLE VI

                             Conditions Precedent

            SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Company Shareholder Approval. The Company Shareholder Approval shall have been duly obtained.

            (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

            (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration or qualification of the Parent Common Stock issuable or required to be reserved for issuance pursuant to this Agreement shall have been complied with.

            (e) Stock Exchange Listing. The shares of Parent Common Stock issuable to Company shareholders pursuant to this Agreement and such other shares of Parent Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE and the Pacific Stock Exchange upon official notice of issuance.

            (f) Pooling. The Company shall have received letters from the Company's management and Ernst & Young LLP, which letter from Ernst & Young LLP shall be in customary form, to the effect that the Company is eligible to be acquired in a transaction to be accounted for using "pooling of interests" accounting treatment and such letters shall not have been withdrawn.

            (g) Escrow Agreement. The Escrow Agreement shall have been executed by all the parties thereto.

            SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and also shall be true and correct in all material respects as of the Closing Date (except for any representation or warranty that is specifically limited to an earlier date, which shall be true and correct as of such earlier date), except (i) that any representation or warranty qualified as to materiality shall be true and correct in all respects as of the applicable date and (ii) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality or "material adverse effect" set forth therein) does not have, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent or on the Surviving Corporation. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer, the president and the chief financial officer of the Company to the effect set forth in this paragraph.

            (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer, the president and the chief financial officer of the Company to the effect set forth in this paragraph.

            (c) Consents, etc. Parent and Sub shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of (i) any United States federal or state governmental authorities or (ii) any other governmental authorities or third parties as are set forth on Section 3.01(d)(ii) of the Company Disclosure Schedule have been obtained.

            (d) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement or seeking to obtain from the Company, Parent, Sub or any of their affiliates any damages that could reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company taken as a whole or to dispose of or hold separate any material portion of the business or assets of the Company taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of the common stock of the Surviving Corporation, including, without limitation, the right to vote such common stock on all matters properly presented to the shareholders of the Surviving Corporation or
(iv) seeking to prohibit Parent from effectively controlling in any material respect the business or operations of the Company taken as a whole. No suit, action or proceeding by any other person shall be pending that seeks any of the relief or remedies described in clauses (i) through (iv) of the immediately preceding sentence as to which there is a reasonable possibility of success or that otherwise could reasonably be expected to have a Material Adverse Effect with respect to the Company.

            (e) Affiliate Letters. Parent shall have received the agreements referred to in Section 5.08.

            (f) Tax Opinion. Parent shall have received the opinion of Simpson Thacher & Bartlett, counsel to Parent, dated the Closing Date, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The parties to this Agreement agree to make reasonable representations as requested by counsel for the purpose of rendering such opinion.

            (g) Good Standing. Parent shall have received a certificate issued by the Department of Financial Institutions of the State of Wisconsin evidencing the good standing of the Company in such jurisdiction as of a date not more than 10 days prior to the Closing Date.

            (h) Secretary's Certificate. The Company shall have delivered to Parent a certificate of the Secretary of the Company as to the incumbency of officers executing this Agreement and the certificates set forth in paragraphs
(a) and (b) above, in form and substance reasonably satisfactory to Parent.

            (i) Tax Certificate. The Company shall have delivered to Parent a certificate or certificates, in form and substance satisfactory to Parent, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding pursuant to Section 1445 of the Code.

            (j) Legal Opinion. Parent shall have received the opinions of Wilson Sonsini Goodrich & Rosati and LaFollette Godfrey & Kahn, counsel to the Company, dated the Closing Date, in the form attached hereto as Exhibit D-1.

            (k) Dissenting Shares. The holders of Company Stock entitled to receive shares of Parent Common Stock consisting of not more than 6-1/2% of the Merger Consideration shall have demanded payment for their shares of Company Stock pursuant to Sections 180.1301 through 180.1321 of the WBCL.

            (l) Noncompete Agreements. Parent and each of Lance Fors, James Dahlberg and Lloyd Smith (the "Principals") shall have entered into new agreements in connection with the Merger, on terms specified in Section 6.02(l) of the Company Disclosure Schedule and in conjunction with their receipt of Merger Consideration and other consideration described in Section 6.02(l) of the Company Disclosure Schedule, to reaffirm, for the benefit of Parent, the provisions of the existing noncompete arrangements between each of the Principals and the Company.

            (m) Repayment of Debt. The Company shall have satisfactorily repaid all of its outstanding indebtedness under the agreements described in Section 3.01(n)(i)(H) and listed on Section 3.01(n)(i) of the Company Disclosure Schedule, or shall have obtained written confirmation from the applicable lender that the Merger will not be considered a default under such agreements.

            SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and also shall be true and correct in all material respects as of the Closing Date (except for any representation or warranty that is specifically limited to an earlier date, which shall be true and correct as of such earlier date), except (i) that any representation or warranty qualified as to materiality shall be true and correct in all respects as of the applicable date and (ii) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality or "material adverse effect" set forth therein) does not have, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent or on the Surviving Corporation. The Company shall have received a certificate signed on behalf of Parent and Sub by an authorized officer of Parent and Sub to the effect set forth in this paragraph.

            (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of Parent and Sub by an authorized officer of Parent and Sub to the effect set forth in this paragraph.

            (c) Tax Opinion. The Company shall have received the opinion of Wilson Sonsini Goodrich & Rosati, counsel to the Company, dated the Closing Date, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The parties to this Agreement agree to make reasonable representations as requested by counsel for the purpose of rendering such opinion.

            (d) Legal Opinion. The Company shall have received the opinions of Simpson Thacher & Bartlett and Foley & Lardner, counsel to Parent and Sub, dated the Closing Date, in the form attached hereto as Exhibit D-2.

                                  ARTICLE VII

                       Termination, Amendment and Waiver

            SECTION 7.01. Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after the Company Shareholder Approval:

            (a)  by mutual written consent of Parent and the Company; or

            (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

            (c) by either Parent or the Company if the Merger shall not have been consummated on or before May 15, 2000 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); provided, however, that in the event that the Merger has not been consummated by such time due to the failure to satisfy the condition specified in Section 6.01(a), and as of such time (A) the condition specified in Section 6.01(d) shall have been satisfied, (B) the Shareholders Meeting shall not have been held, and (C) neither Parent nor the Company shall be entitled to terminate this Agreement under any other paragraph of this Section 7.01, then such date shall be extended, without any action on the part of any party hereto, until June 15, 2000; or

            (d) by Parent if at the duly held meeting of the shareholders of the Company (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders of the requisite percentages of the outstanding shares of Company Stock shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby.

            SECTION 7.02. Effect of Termination. (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(p), Section 3.02(g), the last sentence of Section 5.02(a), this Section 7.02, Section 8.02 and Section 8.07. Nothing contained in this Section shall relieve any party for any breach of the covenants or agreements set forth in this Agreement.

            (b) If this Agreement is terminated and the Merger is not consummated as a result of a failure to satisfy the conditions in Section 6.01(a) or Section 6.02(b) (the date of such termination, the "Default Date"), then the Company shall grant Parent a license on the terms set forth on the term sheet attached hereto as Exhibit E.

            SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                 ARTICLE VIII

                              General Provisions

            SECTION 8.01. Survival. (a) The representations and warranties of the Company, Parent and Sub contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing Date, other than as set forth in, and for the purposes contemplated by, the Escrow Agreement.

            (b) The covenants and agreements in this Agreement shall terminate upon the termination of this Agreement pursuant to Section 7.01 or at the Closing Date, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing Date or such termination.

            (c) Nothing in this Section 8.01 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

            SECTION 8.02. Expenses. (a) In the event that the Merger is consummated, Parent shall pay, or shall cause the Surviving Corporation to pay, all out-of-pocket costs, fees and expenses otherwise payable by the Surviving Corporation (other than in respect of fees and expenses incurred by shareholders of the Company, all of which shall be borne by such shareholders) in connection with the transactions contemplated by this Agreement and the Voting Agreement.

            (b) Except as provided otherwise in paragraph (a) above, all costs and expenses incurred in connection with this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the cost of filing, printing and distributing the Form S-4 shall be borne equally by Parent and the Company.

            SECTION 8.03. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile or by overnight courier (providing proof of delivery) to the parties at the following addresses and facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

            (a)  if to Parent or Sub, to

                  PE Corporation
                  761 Main Avenue
                  Norwalk, Connecticut  06859-0313
                  Facsimile: (203) 761-2893

                  Attention:  Secretary

            with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Facsimile: (212) 455-2502

                  Attention:  Richard A. Garvey, Esq.

            (b)  if to the Company, to

                  Third Wave Technologies, Inc.
                  502 S. Rosa Road
                  Madison, Wisconsin  53719
                  Facsimile:  (608) 273-6989

                  Attention:  Chief Executive Officer

            with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, CA  94304-1050
                  Facsimile: (650) 493-6811

                  Attention: Michael J. Kennedy, Esq.

            SECTION 8.04.  Definitions.  For purposes of this Agreement:

            (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

            (b) "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Laws;

            (c) "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws;

            (d) "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required under Environmental Laws for the Company to conduct its operations and businesses on the date hereof and consistent with past practices;

            (e) "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, and substances regulated pursuant to, or that could reasonably be expected to provide the basis of liability under, any Environmental Law;

            (f) "indebtedness" means, with respect to any person, without duplication, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments,
(iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (v) all capitalized lease obligations of such person,
(vi) all obligations of others
secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (vii) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (viii) all letters of credit issued for the account of such person and (ix) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person;

            (g) "Intellectual Property" means all rights, privileges and priorities provided under federal, state, foreign and multinational law relating to intellectual property, including without limitation all (i) (A) patents and patent applications, inventions, discoveries, machines, manufactures, compositions or matter, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and know-how relating thereto, whether or not patented or patentable;
(B) copyrights and works of authorship, including computer applications, programs, software, hardware, files, mask works, compilations, databases, documentation and related items; (C) trademarks, service marks, trade names, domain names, URLs, email addresses, brand names, corporate names, logos and trade dress and the goodwill of any business symbolized thereby; (D) trade secrets, drawings, lists and all other proprietary, nonpublic or confidential information, documents or materials in any media; and (ii) all registrations, applications, recordings and other legal protections or rights related to the foregoing;

            (h) "knowledge" means, with respect to any matter, (i) in the case of Parent, the knowledge of any director, executive officer or the General Counsel of Parent after due inquiry into such matter and (ii) in the case of the Company, the knowledge of any director, the President or any Vice President after due inquiry into such matter;

            (i) "Liens" means all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever;

            (j) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change, effect, event or occurrence that either individually or in the aggregate with all other such changes, effects, events and occurrences is materially adverse to the business, properties, financial condition or results of operations of the Company or Parent, as the case may be, and its respective subsidiaries taken as a whole, other than the effects of (i) any reaction to the public announcement of this Agreement and the transactions contemplated hereby, including the disruption or loss of any or all of the Company's existing or prospective customer relationships and the corresponding impact on the Company's business, properties, financial condition or results of operations, or (ii) general economic or industry conditions;

            (k) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

            (l) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

            SECTION 8.05. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

            SECTION 8.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies, other than Section 5.04, which will be binding on Parent and the Surviving Corporation and their respective successors and assigns, and will be enforceable by the officers and directors of the Company.

            SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        PE CORPORATION

                                        By: /s/ MICHAEL W. HUNKAPILLER
                                           -------------------------------------
                                           Name: Michael W. Hunkapiller
                                           Title: Senior Vice President


                                        BLUE ACQUISITION CORP.

                                        By: /s/ THOMAS P. LIVINGSTON
                                           -------------------------------------
                                          Name: Thomas P. Livingston
                                           Title: Vice President


                                        THIRD WAVE TECHNOLOGIES, INC.

                                        By: /s/ LANCE FORS
                                           -------------------------------------
                                           Name: Lance Fors
                                           Title: President and Chief Executive
                                                  Officer

                                                                       Exhibit A

                               VOTING AGREEMENT

                      Included as Annex II to prospectus

                                                                       Exhibit B

                               ESCROW AGREEMENT

                      Included as Annex III to prospectus

                                                                     Exhibit C-1

                             FORM OF COMPANY AFFILIATE LETTER

PE Corporation
761 Main Avenue
Norwalk, Connecticut  06859-0313

Third Wave Technologies, Inc.
502 South Rosa Road
Madison, Wisconsin 53719

Ladies and Gentlemen:

            I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Third Wave Technologies, Inc., a Wisconsin corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of January 23, 2000 (the "Agreement"), among PE Corporation, a Delaware corporation ("Parent"), Blue Acquisition Corp., a Wisconsin Corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"). Capitalized terms used herein and not defined have the meanings assigned to them in the Agreement.

            As a result of the Merger, each outstanding share of Company Stock would be converted into the right to receive shares of Parent Common Stock.

            I represent, warrant and covenant to Parent and the Company that in the event I receive any Parent Common Stock as a result of the Merger:

a. I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

b. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I felt necessary, with my counsel or counsel for the Company.

c. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the shareholders of the Company, (a) I may be deemed to have been an affiliate of the Company and (b) the distribution by me of the Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

d. I understand that, except as provided in the Agreement in Sections 2.03(c), Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

e. I also understand that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to me in the Merger, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this
                  certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated , 2000 between the registered holder hereof and PE Corporation, a copy of which agreement is on file at the principal offices of PE Corporation."

f. I also understand that unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended."

            It is understood and agreed that the legends set forth in paragraphs
(e) or (f) above, as the case may be, shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

            I further represent to and covenant with Parent and the Company that I have not and will not, within the 30 days prior to the Effective Time of the Merger (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of the capital stock of Parent or the Company held by me and that I will not sell, transfer or otherwise dispose of any shares of Parent Common Stock received by me in the Merger or other shares of the capital stock of Parent until after such time as results covering at least 30 days of combined operations of Parent and the Company have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

            By its acceptance hereof, Parent agrees, for a period of two years after the Effective Time of the Merger, that it will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) under the Act are satisfied and the resale provisions of Rules 145(d)(1) and (2) under the Act are therefore available to me in the event I desire to transfer any Parent Common Stock issued to me in the Merger.

            By signing this letter, without limiting or abrogating my agreements set forth above, I do not admit that I am an "affiliate" of the Company within the meaning of the Act or the Rules and Regulations, and I do not waive any right I may have to object to any assertion that I am such an affiliate.

                                   By:
                                      ------------------------
                                      Name: Very truly yours,


                                            -------------------------
                                            Name:

Accepted this     day of
             , 2000, by

Third Wave Technologies, Inc.


By:
   ---------------------------
   Name:


PE Corporation

By:
   ---------------------------
   Name:
   Title:

                                                                     Exhibit C-2

                         FORM OF PARENT AFFILIATE LETTER

PE Corporation
761 Main Avenue
Norwalk, Connecticut  06859-0313

Third Wave Technologies, Inc.
502 South Rosa Road
Madison, Wisconsin 53719

Ladies and Gentlemen:

            I have been advised that as of the date hereof I may be deemed to be an "affiliate" of PE Corporation, a Delaware corporation ("Parent"), as the term "affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"). Pursuant to the terms of the Agreement and Plan of Merger dated as of January 23, 2000 (the "Agreement"), among Parent, Blue Acquisition Corp., a Wisconsin corporation and direct wholly owned subsidiary of Parent ("Sub"), and Third Wave Technologies, Inc., a Wisconsin corporation (the "Company"), Sub will be merged with and into the Company (the "Merger"). Capitalized terms used herein and not defined have the meanings assigned to them in the Agreement.

            I represent to and covenant with Parent and the Company that I have not and will not, within the 30 days prior to the Effective Time of the Merger, sell, transfer or otherwise dispose of any shares of the capital stock of Parent and the Company held by me and that I will not sell, transfer or otherwise dispose of any shares of Parent Common Stock received by me in the Merger or other shares of the capital stock of Parent until after such time as results covering at least 30 days of combined operations of Parent and the Company have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

            By signing this letter, without limiting or abrogating my agreements set forth above, I do not admit that I am an "affiliate" of Parent within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder, and I do not waive any right I may have to object to any assertion that I am such an affiliate.

                                     Title:  Very truly yours,

                                     Third Wave Technologies, Inc.

                                     By:
                                        -------------------------
                                     Name:

Accepted this     day of
            , 2000, by

PE Corporation

By:
   -----------------------
   Name:

                                                                     Exhibit D-1

                    FORM OF OPINION OF COUNSEL TO THE COMPANY

                 [Terms are as defined in the Merger Agreement]

The following substantive opinion paragraphs will be subject to assumptions and limitations customary with respect to transactions of this nature; opinions as to Wisconsin law shall be provided by Wisconsin counsel:

      1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Wisconsin.

      2. The Company has the requisite corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Merger Agreement has been duly executed and delivered by the Company and (assuming that the Merger Agreement is a valid and binding obligation of Parent and Sub and that the Voting Agreement is a valid and binding obligation of the parties thereto) the Merger Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the Voting Agreement constitutes the valid and binding obligation of the shareholders of the Company party thereto (the "Shareholders"), enforceable against each of them in accordance with its terms, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      3. The execution and delivery by the Company of the Merger Agreement and the Shareholders of the Voting Agreement, and compliance by the Company with all of the provisions of the Merger Agreement and the Shareholders of the Voting Agreement, will not violate the Articles or Bylaws, any federal or Wisconsin statute, including the WBCL, or any rule or regulation issued pursuant to any Wisconsin or federal statute or the WBCL or any order known to us issued by any Wisconsin or federal court or governmental agency or body.

      4. No consent, approval, authorization, order, registration or qualification of or with any federal or Wisconsin governmental agency or body, including any Wisconsin governmental agency or body acting pursuant to the WBCL, is required for the execution and delivery by the Company of the Merger Agreement and the Shareholders of the Voting Agreement, and compliance by the Company with all of the provisions of the Merger Agreement and the Shareholders of the Voting Agreement, except filings and consents, waivers, approvals, filings and registrations described in Section 3.01(d)(ii) of the Merger Agreement.

                                                                    Exhibit D-2

                  FORM OF OPINION OF COUNSEL TO PARENT AND SUB

                 [Terms are as defined in the Merger Agreement]

The following substantive opinion paragraphs will be subject to assumptions and limitations customary with respect to transactions of this nature; opinions as to Wisconsin law shall be provided by Wisconsin counsel:

      1. Parent has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware.

      2. Sub has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Wisconsin.

      3. Each of Parent and Sub has the requisite corporate power and authority to enter into the Merger Agreement and the Voting Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and the Voting Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. The Merger Agreement and the Voting Agreement have been duly executed and delivered by Parent and Sub and (assuming that the Merger Agreement is a valid and binding obligation of the Company and that the Voting Agreement is a valid and binding obligation of the shareholders of the Company party thereto) constitute the valid and binding obligations of Parent and Sub, enforceable against them in accordance with their respective terms, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      4. The execution and delivery by Parent and Sub of the Merger Agreement and the Voting Agreement and compliance by Parent and Sub with all of the provisions of the Merger Agreement and the Voting Agreement will not violate the certificate of incorporation or bylaws, or similar organizational documents, of Parent or Sub, any federal or Wisconsin statute, including the WBCL, or the Delaware General Corporation Law (the "DGCL"), or any rule or regulation issued pursuant to any Wisconsin or federal statute, including the WBCL, or the DGCL, or any order known to us issued by any Delaware, Wisconsin or federal court or governmental agency or body.

      5. No consent, approval, authorization, order, registration or qualification of or with any federal or Wisconsin governmental agency or body, including any Wisconsin body acting pursuant to the WBCL, or any Delaware governmental agency or body acting pursuant to the DGCL, is required for the execution and delivery by Parent or Sub of the Merger Agreement and the Voting Agreement and compliance by Parent and Sub with all of the provisions of the Merger Agreement and the Voting Agreement, except filings and consents, waivers, approvals, filings and registrations described in Section 3.02(c)(ii) of the Merger Agreement.

                                                                      Exhibit E

                          LICENSE AGREEMENT TERM SHEET

                 [Terms are as defined in the Merger Agreement]

License: The Company will grant to Parent a worldwide, nonexclusive license under the Invader(R) Patents to (i) make, have made, use, sell, have sold and import Products and components and (ii) perform Services or practice any method, in each case solely for applications outside of the Field of Agriculture.

                  "Invader Patents" means all worldwide patents and patent applications which claim the Invader Technology, together with all divisions, continuations, continuations-in-part, patents of addition, and substitutions of, and all patents issuing on, any of the foregoing, together with all registrations, reissues, reexaminations or extensions of any kind with respect to any of such patents, in each case to the extent the same claim the Invader Technology and to the extent Controlled by the Company. For avoidance of doubt, Invader Patents will not include any patent or patent application licensed by the Company after the Commencement Date (as defined below) or claiming subject matter conceived after the Commencement Date (except continuation-in-part patents taking priority prior to the Commencement Date).

                  "Invader Technology" means the Company's Invader Assay and Invader Squared Assay.

                  "Invader Assay" means a biochemical test for detecting and/or quantifying a specific nucleic acid target sequence within a nucleic acid mixture that is dependent upon the coordinate actions of at least two (2) target-specific probes and a structure-specific nuclease.

                  "Invader Squared Assay" means a biochemical test system which uses one Invader Assay reaction to detect and amplify the signal generated by the cleavage product of another (either simultaneous or sequential) Invader Assay reaction for detection and/or quantification of the nucleic acid target sequence of interest.

                  "Control" means possession of the ability to grant a license or sublicense as set forth above without violating the terms of any agreement with a third party entered into prior to the Commencement Date.

                  "Product" means any product the manufacture, sale or use of which would infringe a claim of a patent (or a claim of a patent application as if it was issued) within the Invader Patents, but for the above license.

                  "Service" means any service or activity the performance of which involves the use of a Product or a method the practice of which would infringe a claim of a patent (or a claim of a patent application as if it was issued) within the Invader Patents, but for the above license.

                  "Field of Agriculture" means applications relating to (i) cultivating, characterizing or modifying soil; (ii) producing, growing, improving, protecting, treating or modifying crops or forest products; (iii) raising, harvesting, improving, protecting, treating or modifying livestock, poultry, fish or shellfish; and (iv) the preparation, marketing or treatment of products resulting from the activities described in (i)-(iii) above. The Field of Agriculture includes applications involving the improvement or modification of soil, crops, livestock, poultry, fish or shellfish and their resulting products as they relate to human health, as well as foods from plants and animals designed or modified to enhance their health attributes, in each case for nutraceutical applications but not therapeutic applications in humans. The Field of Agriculture also includes agricultural applications relating to bacteria, fungi and viruses, as well as pest organisms with respect to, and only to the extent of, such bacteria, fungi, viruses or pest organisms' interaction with soil, plants, livestock, poultry, fish or shellfish. For avoidance of doubt it is acknowledged and understood that the Field of Agriculture includes genes and gene-based or genetic technologies useful for achieving the above described activities, in particular:

                  o     Gene-based assays for pesticide discovery;
                  o     Gene-based diagnostics of agricultural pests;
                  o Gene-based analysis of metabolism of pesticides in plants and pest organisms;
                  o Gene-based analysis of metabolism and physiological state of plants; livestock, poultry, fish, shellfish or their pests;
                  o Genetic modification of pest organism for functional analysis of pest-related properties;
                  o Genetic modification of pest, bacteria, fungi or viruses for functional analysis and optimization as protectants or growth stimulators of plants, livestock, poultry, fish or shellfish;
                  o Functional genetic analysis of the genomes of plants, livestock, poultry, fish or shellfish or their pests for applications in agriculture;
                  o Genetic modification of plants, livestock, poultry, fish or shellfish or their pests with the goal of enhancing properties relevant to production and end-use (i.e., input and output traits);
                  o Gene-based diagnostics for determining seed and crop composition and quality; and
                  o Gene-based markers for facilitation of the breeding of plants, livestock, poultry, fish or shellfish or their pests for applications in agriculture.

                  The Field of Agriculture further includes food safety applications relating to crops or livestock up to the stage at which the crops are processed into materials or food ingredients for human consumption or the livestock are slaughtered (i.e., unprocessed food safety applications). Without limiting the foregoing, the Field of Agriculture does not include any such application relating to crops or livestock after the stage at which the crops are processed into materials or food ingredients for human consumption or the livestock are slaughtered (i.e., processed food safety applications).

                  The Field of Agriculture excludes all applications not expressly described above. For avoidance of doubt, the Field of Agriculture shall in no case include human applications (e.g., research, diagnostic or therapeutic) nor any application for the discovery, production or development of products for therapeutic applications in humans, including without limitation, the discovery, development, use and raising of animal models of human diseases or animals for xenotransplantation applications in humans.

Term: The above license will commence upon the Default Date (as defined in Section 7.02 of the Merger Agreement, the "Commencement Date") and will remain in full force and effect until the expiration of the last-to-expire patent within the Invader Patents, unless earlier terminated by written notice from the Company for Parent's failure to pay the royalties set forth below after a 60-day cure period initiated by written notice.

Royalty: Parent will pay the Company 5% of Net Sales, if any, within 60 days of the end of each calendar quarter. Such royalty will be payable in U.S. Dollars.

                  "Net Sales" means the amount invoiced a end user on the sale or other transfer of a Product or performance of a Service, in each case by or under authority of Parent, less (i) normal and customary rebates, and cash and trade discounts, actually taken, (ii) sales, use and/or other excise taxes or duties actually paid, (iii) the cost of any packages and packing,
                  (iv) insurance costs and outbound transportation charges prepaid or allowed, (v) import and/or export duties actually paid, and (vi) amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

                  The Company will have reasonable access to the books of Parent to audit the accuracy of the royalties payable for at least 3 years after the period to which the audit pertains.

Indemnity:        Parent will indemnify, defend and hold harmless the Company and its directors, officers and employees and the successors and assigns of any of the foregoing (each an "Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a third party against an Indemnitee, arising from or occurring as a result of exercise or practice of the above licenses.

                                                                        Annex II

                                VOTING AGREEMENT

            Voting Agreement, dated as of January 23, 2000 (the "Agreement"), among the undersigned holders (the "Holders") of shares of the common stock, $1.00 par value (the "Company Common Stock"), the Series A Convertible Preferred Stock, $10.00 par value (the "Series A Preferred Stock"), the Series B Convertible Preferred Stock, $10.00 par value (the "Series B Preferred Stock"), the Series C Convertible Preferred Stock, $10.00 par value (the "Series C Preferred Stock"), the Series D Convertible Preferred Stock, $10.00 par value (the "Series D Preferred Stock"), and the Series E Convertible Preferred Stock, $10.00 par value (the "Series E Preferred Stock", and all such share classes and series of capital stock collectively, the "Company Stock") of Third Wave Technologies, Inc., a Wisconsin corporation (the "Company"), PE Corporation, a Delaware corporation ("Parent"), and Blue Acquisition Corp., a Wisconsin corporation and a direct wholly owned subsidiary of Parent ("Sub").

            The Company, Parent, and Sub propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms not otherwise defined herein being used herein as therein defined), pursuant to which Sub would be merged (the "Merger") with and into the Company, and each outstanding share of Company Stock would be converted into the right to receive shares of Parent Common Stock.

            As a condition of its entering into the Merger Agreement, Parent has requested each Holder to agree, and each Holder has agreed, to enter into this Agreement, which is created and entered into under Section 180.0731 of the Wisconsin Business Corporation Law (the "WBCL").

            Prior to the date hereof, Parent and the Holders had no agreement, arrangement or understanding (as defined in Section 180.1140 of the WBCL) for the purpose of acquiring, holding, voting or disposing of shares of Company Stock.

            In consideration for the agreements contained herein, prior to the date hereof, and prior to the time at and date on which Parent became an "interested stockholder" for purposes of

Section 180.1141 of the WBCL, the board of directors of the Company has approved the agreement of the Holders to vote as provided in this Agreement.

                                    AGREEMENT

            Accordingly, the parties hereto agree as follows:

            1. Representations and Warranties of the Holders. Each Holder represents and warrants, severally and not jointly, to Parent and Sub as follows:

            (a) Ownership of Securities. Such Holder is the record and beneficial owner of the number of shares of Company Stock (the "Existing Securities") (together with any shares of Company Stock or other securities hereafter acquired by such Holder, the "Subject Securities") set forth on the signature page to this Agreement. Such Holder does not own any securities of the Company on the date hereof other than such Holder's Existing Securities. Such Holder has sole voting power and sole power to issue instructions with respect to the voting of such Holder's Existing Securities, sole power of disposition, sole power of exercise or conversion and the sole power to exercise dissenters' rights, in each case with respect to all of such Holder's Existing Securities and, on the date of the Company Shareholder Approval, will have sole voting power and sole power to issue instructions with respect to the voting of all of such Holder's Subject Securities, sole power of disposition, sole power of exercise or conversion and sole power to exercise dissenters' rights, in each case with respect to all of such Holder's Subject Securities.

            (b) Power; Binding Agreement. Such Holder has full power and authority to enter into and perform all of such Holder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Holder and constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby (other than (i) filings under the WBCL required to effect the Merger, (ii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the filing of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission by Parent in connection with the issuance of Parent Common Stock in the Merger, or (iv) as otherwise contemplated by the Merger Agreement) and neither the execution and delivery of this Agreement by such Holder nor the consummation by such Holder of the transactions contemplated hereby nor compliance by such Holder with any of the provisions hereof shall conflict with or result in any breach of any organizational documents applicable to such Holder, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Holder is a party or by which such Holder's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Holder or any of such Holder's properties or assets.

            (d) No Liens. Such Holder's Existing Securities are held by such Holder, or by a nominee or custodian for the exclusive benefit of such Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder and agreements existing prior to the date hereof between such Holder and the Company, as the same may be amended pursuant to this Agreement.

            (e) Receipt of 1934 Act Documents. To the full satisfaction of such Holder, such Holder has been furnished any materials such Holder has requested relating to Parent, including copies of each of the documents filed by Parent prior to the date hereof under the Securities Exchange Act of 1934, as amended (the "1934 Act Documents"), with respect to Parent's most recently completed fiscal year and any subsequent interim fiscal periods, and such Holder has been afforded the opportunity to ask questions of representatives of Parent concerning Parent's business.

            2. Agreement to Vote Shares. At every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, each Holder agrees that it shall vote all the Subject Securities that it beneficially owns on the record date of any such vote in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, including the manner in which the Escrow Fund under the Escrow Agreement is to be established as contemplated by Section 2.02(f) of the Merger Agreement and the appointment of the Shareholder Representative thereunder. Each Holder further agrees to use such Holder's reasonable good faith efforts to cause the shareholders of the Company to approve the Merger and the transactions and matters contemplated in connection therewith and not, directly or indirectly, to solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of the Company's business, assets or capital stock. In the event the Company's board of directors does not call a meeting of the Company's shareholders to approve the Merger and the transactions and matters contemplated in connection therewith, each Holder agrees to take all action permitted under the Articles and Bylaws and under Wisconsin law necessary to call a meeting of the Company's shareholders to approve the Merger and the transactions and matters contemplated in connection therewith or to approve the Merger and the transactions and matters contemplated in connection therewith by written consent.

            3. Consent to Merger. Each Holder of Series D Preferred Stock consents, pursuant to Article VI of the Investment Agreement dated as of October 16, 1998, by and among the Company, The Burrill Agbio Capital Fund, L.P., Third Wave Agbio, Inc., Venture Investors Early Stage Fund II Limited Partnership ("VI"), and Dr. Lance Fors, Dr. James Dahlberg and Dr. Lloyd Smith (together, the "Principals") (the "1998 Investment Agreement"), to the Merger and agrees that the Merger and the discussions entered into by the Company in connection with the Merger Agreement and any other matters related thereto will not constitute a violation of the covenant in Section 6.3(b) of the 1998 Investment Agreement.

            4. Agreement to Elect a Share Conversion Option Under Articles.

            (a) Series A Preferred Stock. Each Holder of Series A Preferred Stock hereby elects in connection with the Merger not to have its shares treated pursuant to the provisions of Section 1.3(b) of Article III of the Articles.

            (b) Series B Preferred Stock. Each Holder of Series B Preferred Stock hereby elects in connection with the Merger not to have its shares treated pursuant to the provisions of Section 2.3(b) of Article III of the Articles.

            (c) Series C Preferred Stock. Each Holder of Series C Preferred Stock hereby elects in connection with the Merger not to have its shares treated pursuant to the provisions of

Section 3.3(b) of Article III of the Articles.

            (d) Series D Preferred Stock. Each Holder of Series D Preferred Stock hereby elects in connection with the Merger not to have its shares treated pursuant to the provisions of Section 4.3(b) of Article III of the Articles.

            5. Agreement to Deem Merger a Qualified Sale. Each Holder of Series E Preferred Stock hereby agrees to deem the Merger a "Qualified Sale" pursuant to the provisions of Section 5.5(b) of Article III of the Articles, and agrees to treat the Merger as a "Qualified Sale" for all purposes under the Articles, including in connection with the treatment of its shares of Series E Preferred Stock in the Merger.

            6. Agreement to Terminate Certain Investment Agreements. Each Holder, to the extent applicable, hereby agrees that the Investment Agreement dated as of July 29, 1994, among the Company, Venture Investors of Wisconsin, Inc. ("VIW"), and the Principals (the "1994 Investment Agreement"), the Investment Agreement dated as of June 28, 1995, among the Company, VIW and the Principals (the "1995 Investment Agreement"), the Investment Agreement dated as of January 12, 1996, among the Company, VIW, M & I Ventures, L.L.C. and the Principals (the "1996 Investment Agreement"), the 1998 Investment Agreement (as it relates to the Series D Preferred Stock, but not the Series A Convertible Preferred Stock, par value $.01 per share, of Third Wave Agbio, Inc., which shall remain subject to the terms of the 1998 Investment Agreement after the Effective Time of the Merger), and the Investment Agreement dated as of July 21, 1999, by and among Schroder Ventures International Life Sciences Fund II, Wellcome Trust Limited, as Trustee of the Wellcome Trust, UK Medical Ventures Fund No. 1 LP, S.R. One, Limited, VI, the Company and the Principals (the "1999 Investment Agreement", and together with the 1994 Investment Agreement, the 1995 Investment Agreement, the 1996 Investment Agreement and the 1998 Investment Agreement, the "Investment Agreements") shall be terminated as of the Effective Time of the Merger. In the event the Merger Agreement is terminated and the Merger is not consummated, then such termination shall be of no force and effect, and all rights of the Holders under the Investment Agreements shall be reinstated in full force and effect.

            7. IRREVOCABLE PROXY. EACH HOLDER HEREBY GRANTS TO, AND APPOINTS SUB AND THE PRESIDENT OF SUB AND THE TREASURER OF SUB, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF SUB, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF SUB, AND ANY OTHER DESIGNEE OF SUB, EACH OF THEM INDIVIDUALLY, SUCH HOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO SUCH HOLDER'S SUBJECT SECURITIES IN ACCORDANCE WITH THIS AGREEMENT. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH HOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY

REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SUBJECT SECURITIES. THIS PROXY SHALL CONTINUE UNTIL THE CONSUMMATION OF THE MERGER OR UNTIL THIS AGREEMENT IS TERMINATED, WHICH EVER IS EARLIER.

            8. Representations and Warranties of Parent and Sub. Parent and Sub jointly and severally represent and warrant to the Holders as follows:

            (a) Power: Binding Agreement. Parent and Sub have full corporate power and authority to enter into and perform all of their respective obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Sub and constitutes a valid and binding agreement of Parent and Sub, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent or Sub and the consummation by Parent or Sub of the transactions contemplated hereby and neither the execution and delivery of this Agreement by Parent or Sub nor the consummation by Parent or Sub of the transactions contemplated hereby nor compliance by Parent or Sub with any of the provisions hereof shall conflict with or result in any breach of any organizational documents applicable to Parent or Sub, as the case may be, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Sub is a party or by which Parent's or Sub's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or Sub or any of Parent's or Sub's properties or assets.

            9. Noninterference. Each Holder hereby agrees and covenants that such Holder shall not, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing or disabling such Holder from performing its obligations under this Agreement.

            10. Transfer of Shares. Prior to transferring any of its Subject Securities to a prospective purchaser, each Holder agrees that it shall submit the certificates for such Subject Securities to Parent to enable Parent to print a legend on each such certificate describing this Agreement and the obligations set forth herein. Each Holder agrees to notify any prospective purchaser of such Holder's Subject Securities of the obligations set forth in this Agreement with respect to such Subject Securities.

            11. Assignment: Benefits. The rights (but not the obligations) of Parent hereunder may be assigned, in whole or in part, to Sub or any other direct wholly owned subsidiary of Parent, to the extent and for so long as it remains a direct wholly owned subsidiary of Parent. Other than as permitted in the preceding sentence, this Agreement may not be assigned (i) by any Holder without the prior written consent of Parent, or (ii) by Parent without the prior written consent of Holders entitled to receive at least two-thirds of the aggregate number of shares of Parent Common Stock to which all Holders are entitled to receive pursuant to the Merger Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the Holder, Parent, Sub and their respective successors and permitted assigns.

            12. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile or by overnight courier (providing proof of delivery) to the parties at the following addresses and facsimile numbers (or to such other address or facsimile number for a party as shall be specified by like notice):

      (a) if to any Holder, to it at the address set forth below such Holder's name on the signature pages hereof,

      with copies to:

                  Third Wave Technologies, Inc.
                  502 S. Rosa Road
                  Madison, Wisconsin  53719
                  Facsimile:  (608) 663-7021

                  Attention:  Chief Executive Officer

                              - and -

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California  94304-1050
                  Facsimile:  (650) 493-6811

                  Attention:  Michael J. Kennedy, Esq.

      (b) if to Parent or Sub, to

                  PE Corporation
                  761 Main Avenue
                  Norwalk, Connecticut  06859-0313
                  Facsimile:  (203) 761-2893

                  Attention:  Secretary
            with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Facsimile:  (212) 455-2502

                  Attention:  Richard A. Garvey, Esq.

            13. Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            14. Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by any party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

            15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

            16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

            17. Termination. This Agreement shall terminate upon the termination of the Merger Agreement pursuant to its terms. The date and time at which this Agreement is terminated in accordance with this Section 17 is referred to herein as the "Termination Date". Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto or any of its directors, officers, partners, members, shareholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's breach of this Agreement; and provided further that nothing in this Section 17 shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.

            18. Miscellaneous. All of the recitals to this Agreement are true and correct and are specifically incorporated by reference herein.

            IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.

                                    PE CORPORATION

                                    By: /s/ Michael W. Hunkapiller
                                        ------------------------------
                                          Name: Michael W. Hunkapiller
                                          Title: Senior Vice President


                                    BLUE ACQUISITION CORP.

                                    By: /s/ Thomas P. Livingston
                                        ------------------------------
                                          Name: Thomas P. Livingston
                                          Title: Vice President

                                    VENTURE INVESTORS OF WISCONSIN
                                    Address: 505 S. Rosa Road, Suite 100
                                        Madison, Wisconsin  53711

                                    Number of Shares
                                    of Company Common Stock:            125

                                    Number of Shares of
                                    Series A Preferred Stock:           943

                                    Number of Shares of
                                    Series B Preferred Stock:           500

                                    Number of Shares of
                                    Series C Preferred Stock:           50

                                    By:/s/ John Neis
                                        ------------------------------
                                          Name: John Neis
                                          Title: Partner

                                    M & I CAPITAL MARKETS GROUP, INC.
                                    Address: 770 North Water Street
                                              Milwaukee, Wisconsin  53202

                                    Number of Shares of
                                    Series C Preferred Stock:           417

                                    By:      /s/ James B. Wigdale
                                        ------------------------------
                                          Name:  James B. Wigdale
                                          Title: President

                                    VENTURE INVESTORS EARLY STAGE II
                                    LIMITED PARTNERSHIP
                                    Address: 505 S. Rosa Road, Suite 100
                                             Madison, Wisconsin 53711

                                    Number of Shares of
                                    Series D Preferred Stock:           247

                                    Number of Shares of
                                    Series E Preferred Stock:           124

                                    By:    /s/ John Neis
                                        ------------------------------
                                        Name:  John Neis
                                        Title: Partner

                                    BURRILL AGBIO CAPITAL FUND
                                    Address: 120 Montgomery Street, Suite  1370
                                              San Francisco, California  94104

                                    Number of Shares of
                                    Series D Preferred Stock:           741

                                    By:    /s/ G. Steven Burrill
                                        ------------------------------
                                        Name:  G. Steven Burrill
                                        Title: General Partner

                                    SCHRODER VENTURES INTERNATIONAL
                                    LIFE SCIENCES FUND II LP1 by Schroder
                                    Venture Managers Inc. as General Partner
                                    Address: 22 Church Street
                                             Hamilton HM 11 Bermuda

                                    Number of Shares of
                                    Series E Preferred Stock:           1,170

                                   By:    /s/ N. Lawson, G. Garr
                                       -------------------------
                                       Name:  N. Lawson, G Garr
                                       Title: Directors and Vice President

                                    SCHRODER VENTURES INTERNATIONAL
                                    LIFE SCIENCES FUND II LP2 by Schroder
                                    Venture Managers Inc. as General Partner
                                    Address: 22 Church Street
                                             Hamilton HM 11 Bermuda

                                    Number of Shares of
                                    Series E Preferred Stock:           313

                                    By:   /s/ N. Lawson, G. Garr
                                       ------------------------
                                       Name:  N. Lawson, G. Garr
                                       Title: Directors and Vice President

                                    UK MEDICAL VENTURES FUND NO. 1 LP
                                    Address: 6 Henrietta Street
                                             London UK WC2E 8LA

                                    Number of Shares of
                                    Series E Preferred Stock:           741
                                    By:    /s/ Stephen Reeders
                                        ------------------------------
                                        Name:  Stephen Reeders
                                        Title: Partner

                                    S.R. ONE, LIMITED
                                    Address: Four Tower Bridge
                                             200 Barr Harbor Drive, Suite 250
                                             West Conshohocken, PA  19428

                                    Number of Shares of
                                    Series E Preferred Stock:           741

                                   By:  /s/   Barbara J. Dalton
                                       -----------------------
                                       Name:  Barbara J. Dalton, Ph.D.
                                       Title: Vice President

                                   JAMES DAHLBERG
                                   Address: 1119 Merrill Springs Road
                                            Madison, Wisconsin  53705

                                   Number of Shares of
                                   Company Common Stock:         1,645

                                    By:    /s/ James E. Dahlberg
                                        ------------------------------
                                        Name:  James Dahlberg
                                        Title: Principal

                                    LANCE FORS
                                    Address: 502 S. Rosa Road
                                             Madison, Wisconsin  53719

                                    Number of Shares of
                                    Company Common Stock:         1,645

                                    By:    /s/ Lance Fors
                                        ------------------------------
                                        Name:  Lance Fors
                                        Title: Principal

                                    KENNETH R. MCGUIRE
                                    Address: Burbank Aeronautical Corporation
                                             2850 N. Clybourn Avenue
                                             Hangar 34
                                             Burbank, California  91505

                                    Number of Shares of
                                    Company Common Stock:         5,012

                                    By:  /s/ Kenneth R. Mcguire
                                        ------------------------------

                                    LLOYD SMITH, Ph.D.
                                    Address: 1115 Amherst Dr.
                                             Madison, Wisconsin  53705

                                    Number of Shares of
                                    Company Common Stock:         1,645

                                    By: /s/ Lloyd Smith
                                        ------------------------------

                                                                       Annex III
                           FORM OF ESCROW AGREEMENT

            ESCROW AGREEMENT, dated as of , 2000 (this "Escrow Agreement") among PE Corporation, a Delaware corporation ("Parent"), John Neis, as representative of the former shareholders of Third Wave Technologies, Inc., a Wisconsin corporation and the surviving corporation in the merger referred to below (the "Company"), and , a , as escrow agent (the "Escrow Agent").

            Parent, the Company and Blue Acquisition Corp., a Wisconsin corporation and a wholly owned subsidiary of Parent ("Merger Sub"), entered into an Agreement and Plan of Merger dated as of January 23, 2000 (the "Merger Agreement"), pursuant to which, effective as of the date hereof, Merger Sub is being merged with and into the Company, which thereupon shall become a wholly owned subsidiary of Parent. Capitalized terms used herein without definition have the meanings ascribed thereto in the Merger Agreement.

            As required by the Merger Agreement, the parties are entering into this Escrow Agreement for the purpose of establishing a means by which a portion of the Merger Consideration otherwise payable to former shareholders of the Company (the "Shareholders") shall serve, subject to the terms and conditions hereof, as the exclusive source of indemnification to Parent and its affiliates (including the Company) and their respective directors and officers and employees (collectively, the "Indemnified Parties") with respect to "Losses," which, as used herein, shall mean all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, reasonable out-of-pocket costs, expenses and disbursements (including costs of investigation and fees and expenses of attorneys, accountants and expert witnesses) that may be imposed on or incurred by any of the Indemnified Parties as a consequence of or in connection with (i) any inaccuracy or breach of any representation or warranty of the Company contained in or made pursuant to the Merger Agreement (a "Representation Loss") or (ii) the breach of or failure by the Company to perform or discharge any obligation under the Merger Agreement required to be performed or discharged at or prior to the Effective Time of the Merger (a "Covenant Loss"); provided, that Losses shall not be limited to matters asserted by third parties against an Indemnified Party and shall include Losses incurred or sustained by an Indemnified Party in the absence of third party claims; and provided further, that Losses of any Indemnified Party shall be net of insurance proceeds or indemnity payments received by such Indemnified Party from third parties.

            By virtue of the Company Shareholder Approval, the Shareholders have approved and authorized the execution, delivery and performance of this Escrow
Agreement, the provisions of which shall be deemed to be an integral part of the Merger Agreement to the same extent as if fully set forth therein.

            Accordingly, the parties hereby agree as follows:

1.    ESCROW FUND

      1.1 Establishment of Escrow Fund. (a) Simultaneously with the execution and delivery of this Escrow Agreement, Parent is causing to be delivered to the Escrow Agent for the account of each Shareholder, to be held in an escrow fund (the "Escrow Fund") in accordance with the provisions of this Escrow Agreement, certificates representing such number of shares of Parent Common Stock as is set forth opposite the name of such Shareholder in Schedule A to this Escrow Agreement, which number of shares of Parent Common Stock represents ten percent of the number of shares of Parent Common Stock (rounded down to the nearest whole share) into which such Shareholder's shares of Company Stock were converted pursuant to Section 2.01 of the Merger Agreement. Such certificates are registered in the names of the respective Shareholders for whose account such certificates are being held in the Escrow Fund. Such shares of Parent Common Stock, and any other property distributable with respect thereto or in exchange therefor and held in the Escrow Fund as provided in Section 5.2 hereof, are herein collectively referred to as the "Escrow Property". The Escrow Fund shall be held by the Escrow Agent and shall be dealt with by the Escrow Agent in accordance with the terms and conditions of this Escrow Agreement.

            (b) Parent, the Shareholder Representative and the Shareholders shall treat the escrow of Parent Common Stock as a grantor trust for tax purposes, of which each of the Shareholders is the grantor. Subject to the withholding contemplated by Section 5.1, each

Shareholder shall be solely responsible for the payment of taxes imposed on or measured by income that are attributable to income from the Escrow Property that is distributed to such Shareholder for the time it is held in escrow hereunder, and shall be solely responsible for the filing of all tax and information returns applicable thereto.

2.    PROCEDURES WITH RESPECT TO CLAIMS

      2.1 Claims by Indemnified Parties. (a) Any claims against the Escrow Fund are herein collectively called "Claims", and individually a "Claim". If an Indemnified Party has a Claim, including a Claim arising from a suit, action, proceeding or investigation by a third party, that may result in any Losses, Parent shall give notice thereof (the "Claims Notice") to the Shareholder Representative and to the Escrow Agent. The Claims Notice, which shall be signed by an officer of Parent, shall describe the Claim in reasonable detail, shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by Parent and/or any other applicable Indemnified Party, as the case may be, and shall specify the representation, warranty or covenant breached. The Claims Notice shall also include a statement of the amount of Losses that Parent requests be satisfied by distribution to it of Escrow Property from the Escrow Fund. The Losses shall be reimbursed solely out of the Escrow Fund.

            (b) Within 45 days after Parent shall give the Shareholder Representative a Claims Notice, the Shareholder Representative, by notice to Parent with a copy to the Escrow Agent (the "Shareholders' Notice"), either shall (i) concede liability in whole with respect to such Claim, (ii) demand arbitration of the matter pursuant to the provisions of Section 9 hereof (it being agreed, however, if the amount of Losses is at issue in pending litigation with a third party, the arbitration shall not be commenced until the amount of Losses is ascertained upon final resolution of such litigation (whether by binding settlement or final non-appealable judgment) unless otherwise agreed to in writing by the Shareholder Representative and Parent) or (iii) concede liability in part and demand such arbitration in part, subject, however, to the same qualifications in respect of commencing an arbitration as set forth in the preceding clause (ii). The failure by the Shareholder Representative to give the Shareholders' Notice within the specified period shall be deemed a concession of liability in whole. The Shareholder Representative shall be afforded reasonable access by Parent to (A) the documentation relating to any Losses included in a Claims Notice as may under the circumstances reasonably be required by the Shareholder Representative to make a determination required to be made by the Shareholder Representative under this Section 2.1 and (B) the officers and employees of Parent for purposes of performing its duties and exercising its rights hereunder.

      2.2 Final Claims for Reimbursement. All Claims for which the Shareholder Representative shall have conceded liability, or shall have been deemed to have conceded liability pursuant to the provisions of Section 2.1, or as to the disposition of which the Shareholder Representative and Parent shall have agreed in writing, shall be final and binding upon the Shareholders, the Shareholder Representative and Parent. If the Shareholder Representative shall demand arbitration as provided in Section 2.1, the Claim that was objected to shall become final and binding upon the Shareholders, the Shareholder Representative and Parent upon (a) a final decision in arbitration as provided in Section 9 hereof, or (b) upon the matter being otherwise agreed to in writing by Parent and the Shareholder Representative. A Claim which is final and binding upon the Shareholders, the Shareholder Representative and Parent as of any given time is hereinafter called a "Final Claim for Reimbursement".

      2.3 Limitation of Claims. (a) Notwithstanding anything to the contrary herein, none of the Escrow Fund will be released and delivered to Parent pursuant to any Claim in respect of which a Claims Notice is given after the First Distribution Date, as hereinafter defined, it being agreed by the parties hereto that the indemnification obligations of the Shareholders hereunder shall be limited to Claims in respect of which Claims Notices are given on or before the First Distribution Date.

            (b) Notwithstanding anything to the contrary herein, none of the Escrow Fund will be released and delivered to Parent pursuant to any Claim relating to a Loss except to the extent that the aggregate amount of all Final Claims for Reimbursement relating to Losses exceeds the sum of $1,000,000, and then the full amount thereof shall be released and delivered to Parent.

            (c) As a Claim becomes a Final Claim for Reimbursement, Parent (or the arbitrator, as the case may be) shall provide the Escrow Agent with a certificate with respect to the compliance of the Final Claim for Reimbursement with this Section 2.3.

      2.4 Termination of Escrow Agreement. This Escrow Agreement shall remain in full force and effect until, and shall terminate upon, the release of all of the Escrow Fund pursuant to this Agreement.

3.    DISTRIBUTIONS FROM ESCROW FUND

      3.1 Definitions. As used herein: "First Distribution Date" shall mean the business day next following the earlier of (i) the date, if any, upon which audited results following the consummation of the Merger are first released in Parent's annual report on Form 10-K, unless the results of operations and financial position of the Company included in the post-consummation consolidated results of Parent are substantially excluded from the scope of such audit due to immateriality, or (ii) one year from the date hereof; and "Final Distribution Date" shall mean the first business day on which all matters reserved against in respect of Claims shall have been finally determined or settled. If no matters are or remain reserved against on the First Distribution Date, the First Distribution Date shall also be the Final Distribution Date. Parent shall give prompt notice to the Escrow Agent, with a copy to the Shareholder Representative, of the occurrence of the First Distribution Date.

      3.2 Reimbursement of Final Claims for Reimbursement Before or On First Distribution Date. From the date of this Escrow Agreement to and including the First

Distribution Date, the Escrow Agent from time to time shall (subject to Section 2.3) transfer and deliver to Parent such amount of Escrow Property as shall have a value (computed in accordance with Section 4.1 hereof) equal to the Final Claims for Reimbursement which have not previously been paid to Parent.

      3.3 Reservation of Amounts at First Distribution Date. As of the First Distribution Date, the Escrow Agent shall reserve in the Escrow Fund such amount of Escrow Property as shall have a value (computed in accordance with Section
4.1 hereof and subject to Section 2.3 hereof) equal to the sum of (i) the aggregate amount claimed in all Claims Notices given pursuant to Section 2.1 hereof which have not become Final Claims for Reimbursement, but which are still asserted by Parent and are then pending and undecided ("Pending Claims") (notwithstanding that any matter in any Claims Notice may then be the subject of arbitration as permitted by Section 2.1); and (ii) the aggregate amount of all Final Claims for Reimbursement not theretofore paid to Parent; provided, that in the case of amounts described in clause (ii) above, the Escrow Agent shall provide notice to Parent of all such amounts as of the First Distribution Date within 5 business days of the First Distribution Date.

      3.4 Distribution at First Distribution Date. Within 10 business days following the First Distribution Date, the Escrow Agent shall deliver to Parent from the Escrow Fund any amount of Escrow Property reserved pursuant to Section 3.3(ii) and shall deliver to the Shareholders in accordance with their respective interests that portion of the Escrow Fund equal to the entire amount of the Escrow Fund as originally deposited in accordance with Section 1 hereof (including any other property distributable with respect thereto or in exchange therefor), less the sum of (a) all amounts theretofore delivered from the Escrow Fund to Parent pursuant to Section 3.2 hereof or this Section 3.4 and (b) the amount of the Escrow Fund reserved pursuant to Section 3.3(i) hereof. If the foregoing calculation results in a negative amount, no portion of the Escrow Fund shall be delivered to the Shareholders at the First Distribution Date.

      3.5 Distributions as to Pending Claims After the First Distribution Date. After the

First Distribution Date, as each Pending Claim reserved for on the First Distribution Date becomes a Final Claim for Reimbursement, the Escrow Agent shall, subject to Section 2.3, deliver (a) to Parent, such amount of Escrow Property as shall have a value (computed in accordance with Section 4.1 hereof) equal to the Final Claim for Reimbursement which results from the final determination of such Pending Claim (and not previously paid to Parent), and (b) to the Shareholders in accordance with their respective interests, such amount of Escrow Property as shall have a value (computed in accordance with Section
4.1 hereof) equal to the amount, if any, of the excess of the reserve for such Pending Claim over the Final Claim for Reimbursement, if any, with respect to such Pending Claim; provided, however, that no delivery shall be made hereunder to the Shareholders unless the aggregate amount reserved (after giving effect to such delivery) for all Pending Claims is at least equal to the aggregate amount of such Pending Claims.

      3.6 Distribution at Final Distribution Date. On the Final Distribution Date, the Escrow Agent shall deliver to Parent such amount of Escrow Property as shall have a value (computed in accordance with Section 4.1 hereof and subject to Section 2.3 hereof) equal to the Final Claims for Reimbursement which have not previously been paid to Parent, and shall deliver to the Shareholders in accordance with their respective interests the balance, if any, of the Escrow Fund.

4.    PROCEDURES WITH RESPECT TO DISTRIBUTION

      4.1 Valuation. For all purposes of this Escrow Agreement, each share of Parent Common Stock shall be valued at $ [Note: Insert dollar amount equal to the average of the high and low values of a share of Parent Common Stock on the Closing Date.]. If, at any time after the Effective Time of the Merger and prior to the date of any distribution of Escrow Property, Parent shall effect a stock dividend, stock split or combination of Parent Common

Stock, or other recapitalization affecting Parent Common Stock, or shall effect a distribution (other than a distribution of cash dividends as described in Section 5.1 hereof) with respect to the Parent Common Stock, or if Parent shall fix a record date falling on or prior to the date of any distribution of the Escrow Property from the Escrow Fund for any such stock dividend, stock split, combination, recapitalization, or distribution to take place after the date of such distribution, the foregoing valuation shall be adjusted appropriately by Parent (but subject to arbitration in accordance with Section 9 in the event of a dispute).

      4.2 Fractional Shares. No fractional shares of Parent Common Stock shall be delivered pursuant to any provision of this Escrow Agreement. In making delivery of Parent Common Stock to Parent or the Shareholders, the Escrow Agent shall round off (up or down) any fractional share resulting from any calculation hereunder to the nearest whole share.

      4.3 Allocation. To the extent practicable all distributions made under this Escrow Agreement, whether payable to Parent or to the Shareholders, shall be taken proportionately from the Parent Common Stock registered in the name of each Shareholder as specified on Schedule A hereto, or from cash deposited in the Escrow Fund on behalf of each Shareholder in exchange therefor. To the extent that any Shareholder has sold any of the shares of Parent Common Stock registered in its name in the Escrow Fund pursuant to Section 5.4, such Shareholder's proportionate share of distributions made under this Escrow Agreement shall be allocated pro rata between shares of Parent Common Stock held by such Shareholder and cash held by such Shareholder in the Escrow Fund.

      4.4 Distribution Consent. Any other provision of this Escrow Agreement to the contrary notwithstanding, the Escrow Agent shall distribute the Escrow Fund in such manner at such time or times as Parent and the Shareholder Representative may, in writing, jointly direct.

      4.5 No Recourse. Anything contained in this Escrow Agreement to the contrary notwithstanding, none of the Indemnified Parties shall have any recourse for any Losses against past, present or future directors, officers or employees of the Company or the Shareholders, nor shall any of such persons be personally liable for any such Losses, it being expressly understood that the sole remedy of the Indemnified Parties for such Losses shall be against the Escrow Fund in accordance with this Escrow Agreement.

5.    DIVIDENDS AND OTHER DISTRIBUTIONS; VOTING RIGHTS; INTEREST

      5.1 Cash Dividends. All cash dividends in respect of the Parent Common Stock still then held in escrow, and all other distributions in respect of the Parent Common Stock still then held in escrow that are taxable dividends for federal income tax purposes (net of any taxes required to be withheld from such cash dividends or other distributions by Parent), shall be paid directly to the applicable Shareholder and shall be the sole property of such Shareholder, and the Escrow Agent shall have no duty, liability or obligation whatsoever with respect thereto.

      5.2 Distributions. Distributions of any kind, other than those described in Section 5.1, shall be made by Parent, if practicable, directly to the Escrow Agent or, if made to any Shareholder, shall be delivered by such Shareholder, upon request from Parent, to the Escrow Agent. All such distributions shall be held in escrow pursuant to the provisions of this Escrow Agreement, but the Escrow Agent shall have no duty or obligation whatsoever to require that such distributions be delivered to it. Any delivery of the Escrow Property to Parent or the Shareholders after any and all such distributions shall be appropriately adjusted so that the distributees will be in the same position as if such distributees had been, on any record date for any such distribution with respect to the Escrow Property, the holders of record of the number of shares of Parent Common Stock distributable to them prior to any such distributions.

      5.3 Voting. Each Shareholder shall be entitled to exercise all voting rights with respect to the Parent Common Stock registered in such Shareholder's name and constituting the Escrow Fund so long as such Parent Common Stock continues to be held in escrow, and the Escrow Agent shall deliver to such Shareholder any proxies with respect thereto which the Escrow Agent receives.

      5.4 Sale of Shares. Each Shareholder shall be entitled to sell the Parent Common Stock registered in such Shareholder's name and constituting the Escrow Fund so long as the proceeds of such sale are deposited in the Escrow Fund; provided, that if the proceeds from the sale of such Parent Common Stock are less than the value of such Parent Common Stock as described in Section 4.1, the selling Shareholder shall be obligated to deposit into the Escrow Fund cash in an additional amount equal to the difference between the proceeds from the sale of such Parent Common Stock and the value of such Parent Common Stock as described in Section 4.1; and provided further, that if the proceeds from the sale of such Parent Common Stock is more than the value of such Parent Common Stock as described in Section 4.1, the selling Shareholder shall only be obligated to deposit into the Escrow Fund cash in an amount equal to the value of such Parent Common Stock as described in
Section 4.1.

      5.5 Interest on Cash in Escrow Fund. (a) So long as any cash is held in the Escrow Fund, it shall be invested by the Escrow Agent, as specifically directed in writing by the Shareholder Representative, in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service Inc. or Standard & Poor's Ratings Services, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million (collectively, the "Investments"); provided, it is expressly agreed that any Investments may be purchased by the Escrow Agent notwithstanding that an affiliate of the Escrow Agent has underwritten, privately placed or made a market for any such Investments, or may in the future underwrite, privately place or make a market in any such Investments. The Escrow Agent shall have no responsibility to determine if the investments specified in writing by the Shareholder Representative are the types of Investments described in the preceding sentence, and neither the Escrow Agent, Parent nor the Shareholder Representative nor the Shareholders shall be liable or responsible for any loss resulting from any investment or reinvestment made pursuant to this
Section 5.5(a).

            (b) All interest earned through investment of the cash in the Escrow Fund pursuant to subsection (a) above (after payment of expenses incurred in connection with the investment or reinvestment thereof) shall be for the account of the Shareholders who have sold shares of Parent Common Stock pursuant to
Section 5.4 for cash, pro rata in accordance with their respective interests in such cash and shall not be part of the Escrow Fund for federal, state and local income tax purposes, and such Shareholders shall pay any federal, state and local income taxes attributable to such interest. Such interest shall be distributed to such Shareholders pro rata in accordance with their respective interests in such cash from time to time in accordance with the written instructions of the Shareholder Representative.

6.    ESCROW AGENT'S DUTIES AND FEES

      6.1 Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and shall not be required to refer to the Merger Agreement (other than for purposes of defining certain capitalized terms used herein) in carrying out its duties hereunder. The Escrow Agent shall not be bound by, or have any responsibility with respect to, any other agreement between any of the parties. The Escrow Agent shall have no duty or responsibility with regard to any loss resulting from the decline in the market value of the Escrow Fund in accordance with the terms of this Agreement. The Escrow Agent need not maintain any insurance with respect to the Escrow Fund.

      6.2 Reliance. The Escrow Agent, acting (or refraining from acting) in good faith, shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind unless caused by gross negligence or willful misconduct, and the Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties; provided, that, as set forth below, modification of this Escrow Agreement shall be signed by all of the parties hereto. The Escrow Agent is hereby authorized to comply with any judicial order or legal process which stays, enjoins, directs or otherwise affects the transfer or delivery of any part of the Escrow Fund to any party hereto and shall incur no liability for any delay or loss which may occur as a result of such compliance.

      6.3 Good Faith. Parent agrees to indemnify the Escrow Agent, its officers, directors, agents or employees for, and to hold the Escrow Agent harmless against, any loss, liability, expense (including reasonable attorneys' fees and expenses), third party claim and demand, incurred by it without gross negligence or willful misconduct on its part, arising out of or in connection with its entering into this Escrow Agreement and the carrying out of its duties hereunder. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever. The Escrow Agent may consult with counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The foregoing indemnification shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.

      6.4 Successor Escrow Agents. The Escrow Agent may resign and be discharged from its duties or obligations hereunder at any time by giving 30 days' notice in writing of such resignation to Parent and the Shareholder Representative. Parent and the Shareholder Representative, together, shall have the right to terminate the appointment of the Escrow Agent hereunder by giving to it notice in writing of such termination specifying the date upon which such termination shall take effect. In either such event, Parent and the Shareholder Representative hereby agree to promptly appoint a successor escrow agent; if Parent and the Shareholder Representative are unable to appoint a successor escrow agent within 25 days after the Escrow Agent's notice of resignation, the Escrow Agent may petition a court of competent jurisdiction to appoint a successor. The parties hereto agree that, upon demand of such successor escrow agent, all property held by the Escrow Agent hereunder shall be turned over and delivered to such successor escrow agent, which thereupon shall become bound by all of the provisions hereof and shall be deemed the "Escrow Agent" for all purposes of this Escrow Agreement thereafter.
>
      6.5 Fees and Expenses. Parent agrees to pay to the Escrow Agent the fees determined in accordance with, and payable as specified in, the Schedule of Fees attached hereto as Schedule B (the "Fee Schedule") as compensation for the services to be rendered by it hereunder and to pay to or reimburse the Escrow Agent for all reasonable attorneys' fees incurred or made by it in connection with the carrying out of its duties hereunder.

7.    SHAREHOLDER REPRESENTATIVE

      7.1 Appointment. By virtue of the Company Shareholder Approval, each Shareholder shall be deemed to have irrevocably constituted and appointed John Neis (the "Shareholder Representative") as its agent and true and lawful attorney in fact with full power and discretion, in the name of and for and on behalf of each Shareholder, in connection with all matters arising from, contemplated by or relating to this Escrow Agreement or the transactions contemplated hereby; provided, that the Shareholder Representative shall only have the powers and be authorized to carry out the duties described in this Escrow Agreement. The Shareholder Representative may resign as such at any time by giving notice to Parent of such resignation. Upon such resignation, a majority in interest of the Shareholders shall appoint a replacement Shareholder Representative.

      7.2 Powers. The powers of the Shareholder Representative shall include, without limitation, the power to represent each Shareholder with respect to all aspects of this Escrow Agreement and the transactions contemplated hereby, which power shall include, without limitation, the power to (i) waive any conditions of this Escrow Agreement, (ii) amend this

Escrow Agreement and any agreement (other than the Merger Agreement) executed in connection herewith; provided, that no amendment that by law requires approval of the Shareholders may be made by the Shareholder Representative without the approval of the Shareholders, (iii) receive notices or other communications,
(iv) deliver any notices, certificates or other documents required, (v) retain professional advisors in connection with the performance of its duties hereunder and (vi) take all such other actions and to do all such other things as the Shareholder Representative deems necessary or advisable with respect to this Escrow Agreement and the transactions contemplated hereby; provided, that the Shareholder Representative shall not have the power to vote on behalf of the Shareholders on matters that require a vote of the stockholders of Parent; and provided further, that the Shareholder Representative's powers shall be limited to those necessary in connection with and for the purposes of administering this Escrow Agreement. Parent and the Escrow Agent shall have the right to rely upon the acts taken or omitted to be taken by the Shareholder Representative on behalf of Shareholders, and shall have no duty to inquire as to the acts and omissions of the Shareholder Representative. By virtue of the Company Shareholder Approval, each Shareholder shall be deemed to have acknowledged and agreed that (i) any act taken or omitted to be taken by the Shareholder Representative shall be deemed to have been taken or omitted to be taken by such Shareholder, (ii) all deliveries by Parent or the Escrow Agent to the Shareholder Representative shall be deemed deliveries to the Shareholders, (iii) Parent and the Escrow Agent shall not have any liability with respect to any aspect of the distribution or communication of such deliveries between the Shareholder Representative and any Shareholder or among Shareholders, and (iv) any disclosure made to the Shareholder Representative by or on behalf of Parent shall be deemed to be a disclosure made to each Shareholder. The provisions of this appointment shall be binding upon the successors and permitted assigns of each Shareholder. Neither the Shareholder Representative nor any of its employees, partners, agents, affiliates or other representatives shall incur any liability to any Shareholder or any employees, partners, agents, affiliates or other representatives of any Shareholder for any reason relating to the performance of its duties hereunder, except for actions or omissions constituting gross negligence or willful misconduct.

      7.3 Fees and Expenses. All expenses of the Shareholder Representative (including the fees and expenses of the Shareholder Representative's professional advisors) shall be submitted to Parent for payment; provided, that each such payment shall automatically be deemed a Final Claim for Reimbursement pursuant to the terms of Section 2.2 and Section 3.2 hereof.

8.    NOTICES

            Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given (i) upon personal delivery, if delivered by hand, (ii) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (iii) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers specified below or such other address or number as such party may have fixed by notice:

                  If to Parent, to it at:
                  PE Corporation
                  761 Main Avenue
                  Norwalk, Connecticut 06859-0313
                  Attention: Secretary
                  Facsimile:(203) 761-2893

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Attention:  Richard A. Garvey, Esq.

                  Facsimile:  (212) 455-2502

                  If to the Shareholder Representative, to:
                  John Neis
                  Venture Investors of Wisconsin, Inc.
                  505 S. Rosa Road, Suite 100
                  Madison, Wisconsin  53711
                  Facsimile:  (608) 441-2727

                  with a copy to:
                  Michael Best & Friedrich LLP
                  One South Pinckney Street, Suite 700
                  Madison, Wisconsin  53703
                  Attention:  Tod B. Linstroth, Esq.
                  Facsimile:  (608) 283-2275
                  If to the Shareholders, to them
                  as set forth on Schedule A hereto

                  And if to the Escrow Agent, to:

                  To Be Supplied

            Any party may change the persons and addresses to which notices, payments, instructions or other communications are to be sent to such party by giving written notice of any such change in the manner provided herein for giving notice. Notices sent by facsimile transmission shall be confirmed in writing by registered or certified mail, return receipt requested.

9.    ARBITRATION

            If any demand shall be made for arbitration hereunder in respect of any Claim or other matter in dispute hereunder between the Shareholder Representative and Parent, such Claim or matter shall be settled by arbitration in San Francisco, California, before one arbitrator chosen from the Commercial Panel in accordance with the Rules then pertaining of the American Arbitration Association. The arbitrator shall consider only the items in dispute and shall be instructed to act within thirty days of appointment to resolve all items in dispute. The "final decision" of the arbitrator shall be a conclusive determination of the matter and shall be binding upon the Shareholders, the Shareholder Representative, Parent and the Escrow Agent, and shall not be contested by any of them and shall be entered as a judgment in a court of competent jurisdiction. The costs and expenses of the arbitrator shall be borne by Parent and the Shareholder Representative, as the case may be, in a proportion determined by the arbitrator based upon the parties' asserted positions before the arbitrator and the aggregate resolutions determined by the arbitrator.

10.   JURY WAIVER

            All parties to this Agreement waive any rights they may have to a jury trial.

11.   MISCELLANEOUS

            (a) This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin applicable to agreements made and to be performed entirely within such State.

            (b) This Escrow Agreement shall be binding upon, and inure to the benefit of, each of the Shareholders (or such Shareholder's successor), the Shareholder Representative, Parent, the Escrow Agent and the successors and assigns of the Shareholder Representative, Parent and the Escrow Agent, but no delegation of any obligations provided for herein may be made by any party hereto without the express written consent of the other parties hereto. No interest of any Shareholder in this Escrow Agreement or in the Escrow Fund may be assigned, transferred or otherwise disposed of otherwise than pursuant to the laws of descent and distribution, and except as expressly provided for in this Escrow Agreement, and any purported disposition in violation of this provision shall be null and void.

            (c) The section headings contained in this Escrow Agreement are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this Escrow Agreement.

WITNESS the execution of this Escrow Agreement as of the date first above written.
                                 PE CORPORATION

                                 By:______________________________________
                                    Name:
                                    Title:

                                 --------------------------------------
                                 John Neis, as Shareholder Representative

                                 [ESCROW AGENT]

                                 By:______________________________________
                                    Name:
                                    Title:

                                                                      Schedule A

                         Shares Subject to Escrow Fund


                                   Number of Shares
                                         Per             Tax Identification
Name and Address of Shareholder      Certificate         Numbers
-------------------------------    -----------------     ------------------
                                   To Be Supplied

                                                                      Schedule B

                           Escrow Agent Fee Schedule

                                To Be Supplied

                                                                        Annex IV

                           Lehman Brothers Letterhead

                                                               January 23, 2000

Board of Directors
Third Wave Technologies, Inc.
502 South Rosa Road
Madison, Wisconsin 53719

Members of the Board:

      We understand that Third Wave Technologies, Inc. (the "Company") will be entering into an Agreement and Plan of Merger dated January 23, 2000 by and among the Company, PE Corporation ("PE Corp.") and Third Wave Technologies Acquisition Corp., a newly-formed wholly owned subsidiary of PE Corp. (the "Agreement"), pursuant to which Third Wave Technologies Acquisition Corp. will merge with and into the Company (the "Merger") and, upon the effectiveness of the Merger, each issued and outstanding share of the Company's Common Stock and each share of each series of the Company's Preferred Stock (together, "Capital Stock") shall be converted into approximately 187.6578 shares of common stock of PE Corp.'s PE Biosystems business ("PE Biosystems"), a targeted stock of PE Corp., after giving effect to the two-for-one stock split of PE Biosystems common stock which will be effected in the form of a 100 percent stock dividend payable to stockholders of record as of February 4, 2000 (the "Exchange Ratio"). The transaction described above is referred to as the "Proposed Transaction". The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

      We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of Capital Stock of the Exchange Ratio to be offered to such holders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

      In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning PE Biosystems and PE Corp. that we believe to be relevant to our analysis, including Annual Reports on Form 10-K for the fiscal year ended June 30, 1999 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 1999, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) financial and operating information with respect to the business, operations and prospects of PE Biosystems and PE Corp. furnished to us by PE Biosystems and PE Corp., (5) a trading history of the PE Biosystems's Common Stock from May 1999 to the present and of PE Corp.'s common stock from January 1999 to May 1999 and a comparison of those trading histories with those of other companies that we deemed relevant, (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of PE Biosystems with those of other companies that we deemed relevant, (8) estimates of third party research analysts with respect to the future financial performance of PE Biosystems, (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (10) the potential pro forma financial effects of the Proposed Transaction, including cost savings, operating synergies and other strategic benefits expected by the managements of the Company and PE Biosystems and PE Corp. to result from a combination of the businesses of the Company and of PE Corp., (11) the results of informal efforts to solicit indications of interest from third parties with respect to a purchase of the Company and (12) alternatives available to the Company on a stand-alone basis to fund its future capital and operating requirements, including access to public equity markets. In addition, we have had discussions with the management of the Company and the management of PE Corp. and PE Biosystems concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information, and have further relied upon the assurances of the managements of the Company, PE Biosystems and PE Corp. that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial forecasts of the Company, upon advice of the Company we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. However, for purposes of our analysis, we also have considered certain somewhat more conservative assumptions and estimates which resulted in certain adjustments to the projections of the Company. We have discussed these adjusted projections with the management of the Company and they have agreed with the appropriateness of the use of such adjusted projections in performing our analysis. With respect to the future financial performance of PE Biosystems, we have not been provided with, and did not have any access to, financial projections of PE Biosystems prepared by management of PE Biosystems. Accordingly, upon advice of PE Biosystems, we have assumed that the published estimates of third party research analysts are a reasonable basis upon which to evaluate the future financial performance of PE Biosystems and that PE Biosystems will perform substantially in accordance with such estimates. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of the Company, we have not conducted a physical inspection of the properties and facilities of PE Biosystems, and we have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company, PE Biosystems or PE Corp. In addition, you have not authorized us to formally solicit, and we have not so solicited, any indications of interest from any third party with respect to the purchase of the Company. Upon advice of the Company and its legal and accounting advisors, we have assumed that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the holders of Capital Stock. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

      Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the holders of Capital Stock in the Proposed Transaction is fair to such holders.

      We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. Fred Frank, a Vice Chairman of Lehman Brothers, currently owns 53 shares of common stock of the Company. In the ordinary course of our business, we may actively trade in the securities of PE Biosystems for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

      This opinion is solely for the use and benefit of the Board of Directors of the Company and shall not be disclosed publicly or made available to, or relied upon by, any third party without our prior approval. This opinion is not intended to be and does not constitute a recommendation to any holder of Capital Stock as to how such holder should vote with respect to the Proposed Transaction.

                                          Very truly yours,

                                          LEHMAN BROTHERS


                                          By: /s/ FRED FRANK
                                              ----------------
                                              Vice Chairman

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (the "DGCL") permits PE Corporation's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The DGCL provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

      Our certificate of incorporation and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law.

      As permitted by sections 102 and 145 of the DGCL, our certificate of incorporation eliminates a director's personal liability for monetary damages to the company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

      The directors and officers of our company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capabilities and against which they cannot be indemnified by the company.

Item 21. Exhibits and Financial Statement Schedules.

     Exhibit
     Number       Description
     ------       -----------

      2.1         Agreement and Plan of Merger, dated as of January 23, 2000, among PE Corporation, Blue Acquisition Corp. and Third Wave
                  Technologies, Inc. (included as Annex I to the Prospectus).
      2.2         Voting Agreement, dated as of January 23, 2000, among Certain
                  Shareholders of Third Wave Technologies, Inc., PE Corporation
                  and Blue Acquisition Corp. (included as Annex II to the
                  Prospectus).
      2.3         Form of Escrow Agreement among PE Corporation, John Neis, as
                  Representative of the Former Shareholders of Third Wave
                  Technologies, Inc., and the Surviving Corporation (included as
                  Annex III to the Prospectus).
      3.1         Certificate of Incorporation of PE Corporation (incorporated by reference to Exhibit 3.1 to PE Corporation's Quarterly
                  Report on Form 10-Q for the fiscal quarter ended March 31,
                  1999 (Commission file number 1-4389)).
      3.2         Bylaws of PE Corporation (incorporated by reference to Exhibit
                  3.2 to PE Corporation's Quarterly Report on Form 10-Q for the
                  fiscal quarter ended March 31, 1999 (Commission file number
                  1-4389)).
      4           Shareholder Protection Rights Agreement, dated as of April 28,
                  1999, between PE Corporation and BankBoston, N.A.
                  (incorporated by reference to Exhibit 4.1 to PE Corporation's
                  Registration Statement on Form S-4 (No. 333-67797)).
      5.1**       Opinion of Simpson Thacher & Bartlett as to the legality of the securities.
      8.1**       Opinion of Simpson Thacher & Bartlett regarding tax matters.
      8.2**       Opinion of Wilson Sonsini Goodrich & Rosati regarding tax
                  matters.
      23.1*       Consent of PricewaterhouseCoopers LLP.
      23.2**      Consent of Simpson Thacher & Bartlett (included in Exhibits
                  5.1 and 8.1).

     Exhibit
     Number       Description
     ------       -----------

      23.3**      Consent of Wilson Sonsini Goodrich & Rosati (included in
                  Exhibit 8.2)
      23.4*       Consent of Lehman Brothers.
      24.1        Powers of Attorney (included on the signature page hereto).
      99.1        Opinion of Lehman Brothers (included as Annex IV to the
                  Prospectus).
      99.4**      Form of Proxy for Special Meeting of Shareholders of Third
                  Wave Technologies, Inc.

----------
      *     Filed herewith.
      **    To be filed by amendment.

Item 22. Undertakings.

      (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registrant statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwalk, State of Connecticut, on February 25, 2000.

                                        PE CORPORATION


                                        By: /s/ WILLIAM B. SAWCH
                                        ----------------------------------------
                                        Name: William B. Sawch
                                        Title: Senior Vice President,
                                        General Counsel and Secretary

                                POWER OF ATTORNEY

      We, the undersigned directors and officers of the registrant, do hereby constitute and appoint Tony L. White and William B. Sawch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                Title                             Date
           ---------                                -----                             ----
-------------------------------
/s/ TONY L. WHITE                     Chairman of the Board of Directors,       February 25, 2000
Tony L. White                         President and Chief Executive Officer
                                      (principal executive officer)

-------------------------------
/s/ DENNIS L. WINGER                  Senior Vice President and Chief           February 25, 2000
Dennis L. Winger                      Financial Officer (principal financial
                                      officer)

-------------------------------
/s/ VIKRAM JOG
Vikram Jog                            Corporate Controller (principal           February 25, 2000
                                      accounting officer)

-------------------------------
/s/ RICHARD H. AYERS                  Director                                  February 25, 2000
Richard H. Ayers

           Signature                                Title                             Date
           ---------                                -----                             ----
-------------------------------
/s/ JEAN-LUC BELINGARD                Director                                  February 25, 2000
Jean-Luc Belingard

-------------------------------
/s/ ROBERT H. HAYES                   Director                                  February 25, 2000
Robert H. Hayes

-------------------------------
/s/ ARNOLD J. LEVINE                  Director                                  February 25, 2000
Arnold J. Levine

-------------------------------
/s/ THEODORE E. MARTIN                Director                                  February 25, 2000
Theodore E. Martin

-------------------------------
/s/ GEORGES C. ST. LAURENT, JR.       Director                                  February 25, 2000
Georges C. St. Laurent, Jr.

-------------------------------
/s/ CAROLYN W. SLAYMAN                Director                                  February 25, 2000
Carolyn W. Slayman

-------------------------------
/s/ ORIN R. SMITH                     Director                                  February 25, 2000
Orin R. Smith

-------------------------------
/s/ JAMES R. TOBIN                    Director                                  February 25, 2000
James R. Tobin